As filed with the Securities and Exchange Commission on June 5, 1998

                                                      Registration No. 333-_____

-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------

                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                           UNION PLANTERS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

         TENNESSEE                                      6712                                 62-0859007
(State or Other Jurisdiction of             (Primary Standard Industrial        (I.R.S. Employer Identification No.)
 Incorporation or Organization)             Classification Code Number)

                           7130 GOODLETT FARMS PARKWAY
                            MEMPHIS, TENNESSEE 38018
                                 (901) 580-6000
  (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                               E. JAMES HOUSE, JR.
                  SECRETARY AND MANAGER OF THE LEGAL DEPARTMENT
                           UNION PLANTERS CORPORATION
                           7130 GOODLETT FARMS PARKWAY
                            MEMPHIS, TENNESSEE 38018
                                 (901) 580-6596
    (Name, address, including ZIP code, and telephone number, including area code, of agent for service)

                                 WITH COPIES TO:

         Stewart E. Conner, Esq.              John R. Zerkle
         Wyatt, Tarrant & Combs               Leagre Chandler & Millard
         2800 Citizens Plaza                  9100 Keystone Crossing, Suite 800
         Louisville, Kentucky  40202          Indianapolis, Indiana  46240
         (502) 562-7223                       (317) 808-3000


Approximate date of commencement of proposed sale of securities to the public:

As soon as practicable after this Registration Statement becomes effective and after conditions described in the Agreement and Plan of Merger have been satisfied.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------

  Title of each class                               Proposed maximum        Proposed maximum
     of securities               Amount              offering price             aggregate                Amount of
   to be registered         to be Registered           per unit(1)          offering price(1)        registration fee

Common Stock,               3,398,000 shares             $26.75                $90,896,500              $26,814.47
$5.00 par value          (and associated Pre
(and associated          ferred Share Rights)
Preferred Share
Rights)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and based, pursuant to Rule 457(c) and (f) under the Securities Act of 1933, as amended, on the average of the high and low sales prices of common stock of AMBANC Corp. as reported on the Nasdaq National Market System on June 3, 1998.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

-------------------------------------------------------------------------------

                                  AMBANC CORP.
                                 302 MAIN STREET
                          VINCENNES, INDIANA 47591-0556

                               __________ __, 1998

TO THE SHAREHOLDERS OF AMBANC CORP.:

                  You are cordially invited to attend a special meeting of the shareholders (the "Special Meeting") of AMBANC Corp. ("AMBANC") to be held at Green Auditorium, Vincennes University, located at 1st and Harrison Streets, Vincennes, Indiana at 10:30 a.m., local time, on __________ __, 1998.

                  At the Special Meeting, you will be asked to consider and vote on a proposal to approve the Agreement and Plan of Reorganization (the "Agreement"), between AMBANC and Union Planters Corporation, a Tennessee corporation ("UPC"), and a related Plan of Merger (the "Plan of Merger"). Pursuant to the Agreement and Plan of Merger, AMBANC will merge (the "Merger") with and into a wholly owned subsidiary of UPC, and each of your shares of AMBANC common stock will be converted into and exchanged for the right to receive 0.4841 of a share of UPC common stock and the associated "Preferred Share Rights" (as defined in the accompanying Proxy Statement/Prospectus), subject to possible adjustment as described in the accompanying Proxy Statement/Prospectus, with cash being paid in lieu of issuing fractional shares. If the closing price of UPC common stock during the 20 trading day period ending on the later of the date the Federal Reserve approves the Merger or the date of the Special Meeting both (i) falls below $49.95 (or $24.18 on a per AMBANC equivalent per share basis), and (ii) falls by more than 15% below the relative performance of a specified group of bank holding company common stocks, AMBANC will have the right to terminate the Agreement and Plan of Merger unless UPC elects to increase the exchange ratio. See pages 20-22 of the Proxy Statement/Prospectus for a description. If shareholders approve the Merger, and the termination right is triggered as a result of a decline in the market price of UPC common stock, your Board of Directors could elect to proceed with the Merger without resoliciting shareholders.

                  Enclosed are the (i) Notice of Special Meeting, (ii) Proxy Statement/Prospectus, (iii) proxy card for the Special Meeting and (iv) pre-addressed return envelope for the proxy card. The Proxy State ment/Prospectus describes in more detail the Agreement, the Plan of Merger, and the proposed Merger, including a description of the conditions to consummation of the Merger and the effects of the Merger on your rights as a shareholder. Please read these materials carefully and consider thoughtfully the information set forth in them.

                  McDonald & Company Securities, Inc., AMBANC's financial advisor, has issued its opinions to your Board of Directors regarding the fairness, from a financial point of view, of the consideration to be paid by UPC pursuant to the Agreement. A copy of the opinion is attached as Appendix C to the Proxy State ment/Prospectus.

                  THE BOARD OF DIRECTORS OF AMBANC HAS UNANIMOUSLY APPROVED AND ADOPTED THE AGREEMENT AND THE PLAN OF MERGER AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AGREEMENT AND THE PLAN OF MERGER.

                  Whether or not you plan to attend the Special Meeting, you are urged to complete, sign, and return promptly the enclosed proxy card. If you attend the Special Meeting, you may vote in person even if you previously returned your proxy card. The proposed Merger with UPC is a significant step for AMBANC and your vote on this matter is of great importance.

                  ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO VOTE FOR ADOPTION OF THE AGREEMENT AND THE PLAN OF MERGER BY MARKING THE ENCLOSED PROXY CARD "FOR" ITEM ONE.

                  We look forward to seeing you at the Special Meeting.

                                        Sincerely,

                                        ROBERT G. WATSON
                                        CHAIRMAN, PRESIDENT, AND
                                        CHIEF EXECUTIVE OFFICER

                                  AMBANC CORP.
                                 302 MAIN STREET
                          VINCENNES, INDIANA 47591-0556

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                 TO BE HELD AT 10:30 A.M. ON __________ __, 1998

              NOTICE IS HEREBY GIVEN that a special meeting of the shareholders (the "Special Meeting") of AMBANC Corp. ("AMBANC") will be held at Green Auditorium, Vincennes University located at 1st and Harrison Streets, Vincennes, Indiana, on __________ __, 1998, at 10:30 a.m., local time, for the following purposes:

         1. MERGER. To consider and vote upon a proposal to approve the Agreement and Plan of Reorganization, dated as of March 31, 1998 (the "Agreement"), between AMBANC and Union Planters Corporation, a Tennessee corporation ("UPC"), and the related Plan of Merger (the "Plan of Merger"), between AMBANC and Union Planters Holding Corporation, a wholly owned subsidiary of UPC organized under the laws of Tennessee ("UPC Merger Subsidiary"), pursuant to which (i) AMBANC will merge (the "Merger") with and into UPC Merger Subsidiary, with the effect that UPC Merger Subsidiary will be the surviving corporation resulting from the Merger, (ii) each share of the common stock of AMBANC ("AMBANC Common Stock") issued and outstanding at the effective time of the Merger (excluding certain shares held by AMBANC or UPC, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or as a result of debts previously contracted) will be converted into and exchanged for the right to receive 0.4841 of a share of the $5.00 par value common stock of UPC, and the associated "Preferred Share Rights" (as defined in the accompanying Proxy Statement/Prospectus), subject to possible adjustment, and cash in lieu of issuing any fractional share, and (iii) UPC will assume the obligations of AMBANC under its stock plan, all as more fully described in the accompanying Proxy Statement/Prospectus. The text of the Agreement and the Plan of Merger are set forth as Appendix A and Appendix B, respectively, to the accompanying Proxy State ment/Prospectus and are incorporated by reference herein.

         2. OTHER BUSINESS. To transact such other business as may come properly before the Special Meeting or any adjournments or postponements of the Special Meeting.

            Only shareholders of record at the close of business on _________ __, 1998 will be entitled to receive notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

            THE BOARD OF DIRECTORS OF AMBANC UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AGREEMENT AND THE PLAN OF MERGER.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              ROBERT G. WATSON
                                              CHAIRMAN, PRESIDENT, AND
                                              CHIEF EXECUTIVE OFFICER

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE IN ORDER TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING.

                                   PROSPECTUS

                          COMMON STOCK, $5.00 PAR VALUE
                           UNION PLANTERS CORPORATION

                                 PROXY STATEMENT

                       FOR SPECIAL MEETING OF SHAREHOLDERS
                                 OF AMBANC CORP.

                  This Prospectus of Union Planters Corporation, a bank holding company organized and existing under the laws of the State of Tennessee ("UPC"), relates to up to 3,398,000 shares of common stock, $5.00 par value, of UPC (together with associated "Preferred Share Rights" (as defined herein), "UPC Common Stock"), including shares to be subject to assumed options, which are issuable to the shareholders of AMBANC Corp., a corporation organized and existing under the laws of the State of Indiana ("AMBANC"), upon consummation of the proposed merger (the "Merger") of AMBANC with and into Union Planters Holding Corporation, a wholly owned subsidiary of UPC organized under the laws of Tennessee ("UPC Merger Subsidiary"), with the effect that UPC Merger Subsidiary will be the surviving corporation of the Merger. The Merger will be consummated pursuant to the terms of the Agreement and Plan of Reorganization, dated as of March 31, 1998 (the "Agreement"), between UPC and AMBANC, and the related Plan of Merger (the "Plan of Merger"), between UPC Merger Subsidiary and AMBANC.

                  At the effective time of the Merger (the "Effective Time"), except as described herein, each issued and outstanding share of common stock of AMBANC ("AMBANC Common Stock") will be converted into and exchanged for the right to receive 0.4841 of a share of UPC Common Stock, subject to certain possible adjustments described herein (the "Exchange Ratio"). Cash (without interest) will be paid in lieu of the issuance of any fractional shares of UPC Common Stock. The reported closing sales price of UPC Common Stock on June 3, 1998 was $56.44, resulting in an equivalent price per AMBANC share of $27.32. See "SUMMARY-Comparative Market Prices of Common Stock."

                  The Exchange Ratio could be adjusted upward if the quoted price of UPC Common Stock falls below certain minimum thresholds. Under the Agreement, AMBANC may elect not to complete the Merger if the average closing sales price of UPC Common Stock during the 20 trading day period ending on the later of the date the Federal Reserve approves the Merger and the date of the Special Meeting (the "Determination Date") both (i) falls below $49.95 (or $24.18 on a per AMBANC share equivalent basis) and (ii) falls by more than 15% below the relative performance of a specified group of bank holding company common stocks, comparing closing sales prices on April 6, 1998 and on the Determination Date. However, if AMBANC elects not to complete the Merger in these circumstances, UPC may, but is not obligated to, elect to cause the Merger to be completed. To do so, UPC must increase the Exchange Ratio by the amount necessary so that each share of AMBANC Common Stock will be converted in the Merger into shares of UPC Common Stock having a value, based on the average closing price, of the lesser of $24.18 or the price that would reflect a decline in the closing sales price of UPC Common Stock that is 15% below the relative performance of the group of bank holding company common stocks between April 6, 1998 and the Determination Date. This adjustment formula is described in greater detail under the heading "DESCRIPTION OF THE TRANSACTION--Possible Adjustment of Exchange Ratio."

                  This Prospectus also serves as the Proxy Statement of AMBANC, and is being furnished to the shareholders of AMBANC in connection with the solicitation of proxies by the AMBANC Board for use at its special meeting of shareholders (including any adjournment or postponement thereof, the "Special Meeting"), to be held on ________ __, 1998, to consider and vote upon the Agreement and the Plan of Merger and the transactions contemplated therein. This Proxy Statement/Prospectus ("Proxy Statement") and related materials enclosed herewith are being mailed to shareholders of AMBANC on or about _______ __, 1998.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
                 SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                 SECURITIES COMMISSION PASSED UPON THE ACCURACY
                      OR ADEQUACY OF THIS PROXY STATEMENT.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

   THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS, SAVINGS ACCOUNTS, OR OTHER
       OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE
               FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                     GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                              --------------------

             The date of this Proxy Statement is ________ __, 1998.

                              AVAILABLE INFORMATION

                  Each of UPC and AMBANC is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, is required to file reports, proxy and information statements, and other information with the Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy and information statements, and other information can be obtained, at prescribed rates, from the SEC by addressing written requests for such copies to the Public Reference Section at the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy and information statements, and other information can be inspected and copied at the public reference facilities referred to above and at the regional offices of the SEC at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants. The shares of UPC Common Stock are listed and traded on the New York Stock Exchange (the "NYSE") under the symbol "UPC," and reports, proxy and information statements, and other information concerning UPC also may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. The shares of AMBANC Common Stock are traded on the Nasdaq National Market System (the "Nasdaq National Market") under the symbol "AMBK," and reports, proxy and information statements, and other information concerning AMBANC also may be inspected at the offices of the National Association of Securities Dealers, Inc. (the "NASD"), 1735 K Street, N.W., Washington, D.C. 20006.

                  This Proxy Statement constitutes part of the Registration Statement on Form S-4 of UPC (including any exhibits and amendments thereto, the "Registration Statement") filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), relating to the securities offered hereby. This Proxy Statement does not include all of the information in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. For further information about UPC and the securities offered hereby, reference is made to the Registration Statement. The Registration Statement may be inspected and copied, at prescribed rates, at the SEC's public reference facilities at the addresses set forth above.

                  All information contained in this Proxy Statement or incorporated herein by reference with respect to UPC was supplied by UPC, and all information contained in this Proxy Statement or incorporated herein by reference with respect to AMBANC was supplied by AMBANC.

                  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT NOR ANY DISTRIBUTION OF THE SECURITIES BEING OFFERED PURSUANT TO THIS PROXY STATEMENT SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UPC OR AMBANC OR THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE HEREIN SINCE THE DATE OF THIS PROXY STATEMENT.

                  THIS PROXY STATEMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS, AND BUSINESS OF UPC AND AMBANC AND OF UPC FOLLOWING THE CONSUMMATION OF THE MERGER AND THE OTHER ACQUISITIONS (AS DEFINED UNDER "BUSINESS OF UPC -- RECENT DEVELOPMENTS"), INCLUDING STATEMENTS RELATING TO THE COST SAVINGS AND REVENUE ENHANCEMENTS THAT ARE EXPECTED TO BE REALIZED FROM THE MERGER AND THE OTHER ACQUISITIONS AND THE EXPECTED IMPACT OF THE MERGER AND THE OTHER ACQUISITIONS ON UPC'S FINANCIAL PERFORMANCE. THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE,

AMONG OTHER THINGS, THE FOLLOWING POSSIBILITIES: (I) EXPECTED COST SAVINGS FROM THE MERGER AND THE OTHER ACQUISITIONS CANNOT BE FULLY REALIZED; (II) DEPOSIT ATTRITION, CUSTOMER LOSS, OR REVENUE LOSS FOLLOWING THE MERGER AND THE OTHER ACQUISITIONS IS GREATER THAN EXPECTED; (III) COMPETITIVE PRESSURE IN THE BANKING INDUSTRY INCREASES SIGNIFICANTLY; (IV) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF UPC AND THE INSTITUTIONS TO BE ACQUIRED ARE GREATER THAN EXPECTED; (V) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE MARGINS; (VI) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR REGIONALLY, ARE LESS FAVORABLE THAN EXPECTED, RESULTING IN, AMONG OTHER THINGS, A DETERIORATION IN CREDIT QUALITY; (VII) CHANGES OCCUR IN THE REGULATORY ENVIRONMENT; (VIII) CHANGES OCCUR IN BUSINESS CONDITIONS AND INFLATION; (IX) CHANGES OCCUR IN THE SECURITIES MARKETS; AND (X) DISRUPTIONS OF THE OPERATIONS OF UPC, AMBANC OR ANY OF THEIR SUBSIDIARIES, OR ANY OTHER GOVERNMENTAL OR PRIVATE ENTITY AS A RESULT OF THE "YEAR 2000 PROBLEM." THE FORWARD-LOOKING EARNINGS ESTIMATES INCLUDED IN THIS PROXY STATEMENT HAVE NOT BEEN EXAMINED OR COMPILED BY THE INDEPENDENT PUBLIC ACCOUNTANTS OF UPC AND AMBANC, NOR HAVE SUCH ACCOUNTANTS APPLIED ANY PROCEDURES THERETO. ACCORDINGLY, SUCH ACCOUNTANTS DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE ON THEM. FURTHER INFORMATION ON OTHER FACTORS THAT COULD AFFECT THE FINANCIAL RESULTS OF UPC AFTER THE MERGER AND THE OTHER ACQUISITIONS IS INCLUDED IN THE SEC FILINGS INCORPORATED BY REFERENCE HEREIN.

                       DOCUMENTS INCORPORATED BY REFERENCE

                  The following documents previously filed with the SEC by UPC pursuant to the Exchange Act are hereby incorporated by reference herein (SEC File No. 1-10160):

                  (a) UPC's Annual Report on Form 10-K for the year ended December 31, 1997 (provided that any information included or incorporated by reference in response to Items 402(a)(8), (i), (k), or (l) of Regulation S-K of the SEC shall not be deemed to be incorporated herein and is not part of the Registration Statement) ("UPC's 1997 Form 10-K");

                  (b) UPC's Quarterly Report on Form 10-Q for the three months ended March 31, 1998 and the amendment thereto filed on Form 10-Q/A ("UPC's March 31, 1998 Form 10-Q");

                  (c) UPC's Current Reports on Form 8-K dated January 15, February 23, and April 16, 1998;

                  (d) The description of the current management and Board of Directors of UPC contained in the Proxy Statement of UPC filed pursuant to Section 14(a) of the Exchange Act for UPC's Annual Meeting of Shareholders held on April 16, 1998;

                  (e) UPC's Registration Statement on Form 8-A dated January 19, 1989, filed on February 1, 1989; (SEC File No. 0-6919) in connection with UPC's designation and authorization of its Series A Preferred Stock; and

                  (f) The description of the UPC Common Stock contained in UPC's Registration Statement under Section 12(b) of the Exchange Act and any amendment or report filed for the purpose of updating such description.

                  The following documents previously filed with the SEC by AMBANC pursuant to the Exchange Act are hereby incorporated by reference herein (SEC File No. 0-10710):

                  (a) AMBANC's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and the amendment thereto filed on Form 10-K/A ("AMBANC's 1997 Form 10-K");

                  (b) AMBANC's Quarterly Report on Form 10-Q for the three months ended March 31, 1998;

                  (c) The description of the current management and Board of Directors of AMBANC contained in the Proxy Statement of AMBANC filed on March 26, 1998 pursuant to Section 14(a) of the Exchange Act; and

                  (d) The description of the AMBANC Common Stock contained in AMBANC's Registration Statement under Section 12(b) of the Exchange Act and any amendment or report filed for the purpose of updating such description.

                  All documents filed by UPC and/or AMBANC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to final adjournment of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

                  UPC WILL PROVIDE WITHOUT CHARGE, UPON THE WRITTEN OR ORAL REQUEST OF ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, A COPY OF ANY AND ALL INFORMATION (EXCLUDING CERTAIN EXHIBITS) RELATING TO UPC THAT HAS BEEN INCORPORATED BY REFERENCE IN THE REGISTRATION STATEMENT. SUCH REQUESTS SHOULD BE DIRECTED TO E. JAMES HOUSE, JR., SECRETARY AND MANAGER OF THE LEGAL DEPARTMENT, UNION PLANTERS CORPORATION, 7130 GOODLETT FARMS PARKWAY, MEMPHIS, TENNESSEE 38018 (TELEPHONE (901) 580-6584). AMBANC WILL PROVIDE WITHOUT CHARGE, UPON THE WRITTEN OR ORAL REQUEST OF ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, A COPY OF ANY AND ALL INFORMATION (EXCLUDING CERTAIN EXHIBITS) RELATING TO AMBANC THAT HAS BEEN INCORPORATED BY REFERENCE IN THE REGISTRATION STATEMENT OF WHICH THIS PROXY STATEMENT IS A PART. SUCH REQUESTS SHOULD BE DIRECTED TO TROY D. STOLL, SECRETARY, TREASURER AND CHIEF FINANCIAL OFFICER, AMBANC CORP., 302 MAIN STREET, VINCENNES, INDIANA 47591 (TELEPHONE (812) 885-6418). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY _________ __, 1998.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
SUMMARY  .........................................................................................................1
         The Parties..............................................................................................1
                  AMBANC   .......................................................................................1
                  UPC      .......................................................................................1
                  UPC Merger Subsidiary...........................................................................2
         Meeting Of Shareholders..................................................................................2
         The Merger...............................................................................................3
                  General. .......................................................................................3
                  Effect Of The Merger On Employee Options........................................................4
                  Reasons For The Merger, Recommendations Of The Board Of Directors Of AMBANC.....................4
                  Opinion Of Financial Advisor....................................................................4
                  Effective Time..................................................................................4
                  Exchange Of Stock Certificates..................................................................5
                  Regulatory Approval And Other Conditions........................................................5
                  Waiver, Amendment, And Termination..............................................................5
                  Dissenters' Rights..............................................................................5
                  Interests Of Certain Persons In The Merger......................................................5
                  Certain Federal Income Tax Consequences Of The Merger...........................................6
                  Accounting Treatment............................................................................6
                  Certain Differences In Shareholders' Rights.....................................................6
                  Option Agreement................................................................................6
                  Conduct Of Business Pending The Merger..........................................................6
         Comparative Market Prices Of Common Stock................................................................7
         Historical And Pro Forma Comparative Per Share Data......................................................8
         Selected Financial Data.................................................................................10

SPECIAL MEETING OF AMBANC SHAREHOLDERS...........................................................................18
         Date, Place, Time, And Purpose..........................................................................18
         Record Date, Voting Rights, Required Vote, And Revocability Of Proxies..................................18
         Solicitation Of Proxies.................................................................................19
         Recommendation..........................................................................................19

DESCRIPTION OF TRANSACTION.......................................................................................20
         General  ...............................................................................................20
         Possible Adjustment Of Exchange Ratio...................................................................20
         Effect Of The Merger On Options.........................................................................22
         Right to Restructure Transaction........................................................................23
         Background Of And Reasons For The Merger................................................................23
                  Background of the Merger.......................................................................23
                  AMBANC's Reasons for the Merger and Recommendation of the AMBANC Board.........................24
                  UPC's Reasons For The Merger...................................................................25

Opinion Of AMBANC's Financial Advisors...........................................................................25
         Effective Time Of The Merger............................................................................30
         Dissenters' Rights......................................................................................31
         Distribution Of UPC Stock Certificates..................................................................31
         Conditions To Consummation Of The Merger................................................................31
         Regulatory Approval.....................................................................................32
         Waiver, Amendment, And Termination......................................................................33
         Conduct Of Business Pending The Merger..................................................................33
         Management And Operations After The Merger..............................................................34



         Interests Of Certain Persons In The Merger..............................................................34
                  General........................................................................................34
                  Employment Agreement...........................................................................35
                  Stock Options..................................................................................35
                  Indemnification; Directors And Officers Insurance..............................................35
         Certain Federal Income Tax Consequences Of The Merger...................................................36
         Accounting Treatment....................................................................................38
         Expenses And Fees.......................................................................................38
         Resales Of UPC Common Stock.............................................................................38
         Option Agreement........................................................................................39

EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS...................................................................41
         Anti-Takeover Provisions Generally......................................................................41
         Authorized Capital Stock................................................................................42
                  UPC............................................................................................42
                  AMBANC.........................................................................................43

         Amendment Of Charter And Bylaws.........................................................................43
                  UPC............................................................................................43
                  AMBANC.........................................................................................44

         Director Removal........................................................................................44
                  UPC............................................................................................44
                  AMBANC.........................................................................................44

         Limitations On Director Liability.......................................................................44
                  UPC............................................................................................44
                  AMBANC.........................................................................................45

         Indemnification.........................................................................................45
                  UPC............................................................................................45
                  AMBANC.........................................................................................46

         Special Meeting Of Shareholders.........................................................................46
                  UPC............................................................................................46
                  AMBANC.........................................................................................46

         Shareholder Nominations And Proposals...................................................................46
                  UPC............................................................................................46
                  AMBANC.........................................................................................47

         Business Combinations...................................................................................47
                  UPC............................................................................................47
                  AMBANC.........................................................................................48

         Dissenters' Rights Of Appraisal.........................................................................49
                  UPC............................................................................................49
                  AMBANC.........................................................................................49

         Dividends...............................................................................................50
                  UPC............................................................................................50
                  AMBANC.........................................................................................50

COMPARATIVE MARKET PRICES AND DIVIDENDS..........................................................................50

BUSINESS OF AMBANC...............................................................................................52
         General  ...............................................................................................52
         Beneficial Ownership Of AMBANC Common Stock.............................................................52

BUSINESS OF UPC..................................................................................................52
         General  ...............................................................................................52
         Recent Developments.....................................................................................53
                  Recently Completed Acquisitions................................................................53
                  Other Pending Acquisitions.....................................................................54
                  Earnings Considerations Related To The Merger And The Other Acquisitions.......................55



PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION...........................................................56

CERTAIN REGULATORY CONSIDERATIONS................................................................................63
         General  ...............................................................................................63
         Payment Of Dividends....................................................................................64
         Capital Adequacy........................................................................................65
         Support Of Subsidiary Institutions......................................................................66
         Prompt Corrective Action................................................................................66

DESCRIPTION OF UPC CAPITAL STOCK.................................................................................67
         UPC Common Stock........................................................................................68
                  General  ......................................................................................68
                  Dividends......................................................................................68
                  Liquidation Rights.............................................................................68
         UPC Preferred Stock.....................................................................................68
                  Series A Preferred Stock.......................................................................68
                  Series E Preferred Stock.......................................................................69

OTHER MATTERS....................................................................................................69

SHAREHOLDER PROPOSALS............................................................................................69

EXPERTS  ........................................................................................................69

OPINIONS ........................................................................................................69

Appendices

    Appendix A    Agreement and Plan of Reorganization, dated March 31, 1998, between AMBANC Corp. and Union Planters Corporation (without exhibits)

    Appendix B    Plan of Merger, dated March 31, 1998, between Ambanc Corp. and
                  Union Planters Holding

                  Corporation

    Appendix C    Opinion of McDonald & Company Securities, Inc.

                                     SUMMARY

                  THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS PROXY STATEMENT AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. THIS SUMMARY IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF THE MATTERS COVERED IN THIS PROXY STATEMENT AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE ENTIRE PROXY STATEMENT, INCLUDING THE APPENDICES. AS USED IN THIS PROXY STATEMENT, THE TERMS "UPC" AND "AMBANC" REFER TO UNION PLANTERS CORPORATION AND AMBANC CORP., RESPECTIVELY, AND, WHERE THE CONTEXT REQUIRES, TO THOSE ENTITIES AND THEIR RESPECTIVE SUBSIDIARIES.

THE PARTIES

                  AMBANC. AMBANC, an Indiana corporation, is a bank holding company registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). As of March 31, 1998, AMBANC had total consolidated assets of approximately $733.5 million, total consolidated loans of approximately $549.6 million, total consolidated deposits of approximately $629.0 million, and total consolidated shareholders' equity of approximately $79.5 million.

                  AMBANC conducts a complete range of commercial and personal banking activities in Indiana and Illinois through its wholly owned bank subsidiaries, AmBank Indiana, N.A., and AmBank Illinois, N.A. (the "AmBank Banks"). The AmBank Banks operate 26 branches in five Indiana counties and in three counties in Illinois.

                  The principal executive offices of AMBANC are located at 302 Main Street, Vincennes, Indiana 47591-0556, and its telephone number at such address is (812)882-3050. Additional information with respect to AMBANC and its subsidiaries is included elsewhere herein and in documents incorporated by reference in this Proxy Statement. See "AVAILABLE INFORMATION," "DOCUMENTS INCORPORATED BY REFERENCE," and "BUSINESS OF AMBANC."

                  UPC. UPC, a Tennessee corporation, is a bank holding company registered with the Federal Reserve under the BHC Act. As of March 31, 1998, UPC had total consolidated assets of approximately $18.4 billion, total consolidated loans of approximately $12.7 billion, total consolidated deposits of approximately $13.6 billion, and total consolidated shareholders' equity of approximately $1.8 billion.

                  UPC conducts its business activities through its principal bank subsidiary, the $15.7 billion asset Union Planters Bank, National Association ("UPB"), a multi-state national banking association, founded in 1869 and headquartered in Memphis, Tennessee with branches in Tennessee, Arkansas, Missouri, Kentucky, Alabama, Mississippi and Louisiana, one savings association headquartered in Tennessee, two other Tennessee chartered banks headquartered in Tennessee, two recently acquired Arkansas state-chartered banks and one Florida chartered bank headquartered in Miami, Florida (collectively, with UPB, the "UPC Banking Subsidiaries"). Through the UPC Banking Subsidiaries, UPC provides a diversified range of financial services in the communities in which it operates and maintains approximately 518 banking offices and 676 automated teller machines ("ATMs"). UPC's total deposits at March 31, 1998 are allocable by state (before consolidating adjustments) approximately as follows: $6.7 billion in Tennessee; $2.9 billion in Mississippi; $1.3 billion in Florida; $1.2 billion in Missouri; $596 million in Arkansas; $598 million in Louisiana; $412 million in Alabama; and $103 million in Kentucky.

                  Acquisitions have been, and are expected to continue to be, an important part of the expansion of UPC's business. UPC completed 13 acquisitions in 1994, three in 1995, seven in 1996, six in 1997, adding approximately $3.8 billion in total assets in 1994, $1.3 billion in 1995, $4.2 billion in 1996 and $3.6 billion in 1997. Through June 1, 1998, UPC has completed the acquisition of two institutions with approximately $520 million in total assets (the "Recently Completed Acquisitions"). In addition, UPC was, as of that date, a party to definitive agreements to acquire ten financial institutions, not including AMBANC, and to purchase certain branch locations and assume deposit liabilities of California Federal Bank in Florida ("CalFed Branch Purchase")(collectively referred to as the "Other Pending Acquisitions"). The Other Pending Acquisitions had aggregate total assets of approximately $12.4 billion at March 31, 1998. For purposes of this Proxy Statement, the "Recently Completed Acquisitions" and "Other Pending Acquisitions" are collectively referred to as the "Other Acquisitions". The largest of the Other Acquisitions is UPC's proposed acquisition of Magna Group, Inc. ("MGR"), St. Louis, Missouri, which had total consolidated assets of approximately $7.3 billion at March 31, 1998. On May 1, 1998, MGR acquired Charter Financial, Inc. and its subsidiary, Charter Bank, S.B. (the "Charter Acquisition"), in a transaction accounted for as a purchase. Located in Sparta, Illinois, Charter Financial, Inc. had at the time of consummation, total assets of approximately $406 million, total deposits of approximately $309 million, and total shareholders' equity of approximately $67 million. For purposes of this Proxy Statement, including the historical and equivalent pro forma data, the terms "Other Acquisitions" and "Other Pending Acquisitions" include the Charter Acquisition. For additional information, see "BUSINESS OF UPC -- Recent Developments" and "PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION." For a discussion of UPC's acquisition program, including a discussion of the significant charges UPC has incurred incidental to acquisitions in the past three fiscal years, see the caption "Acquisitions" (pages 10, 11 and 12) in UPC's 1997 Annual Report to Shareholders and Note 2 to UPC's audited consolidated financial statements for the years ended December 31, 1997, 1996, and 1995 contained (pages 49 and 50) in such Annual Report to Shareholders. UPC's 1997 Annual Report to Shareholders is included as Exhibit 13 to UPC's 1997 Form 10-K and Exhibit 13 is incorporated by reference herein to the extent indicated herein.

                  UPC expects to continue to take advantage of the consolidation of the financial services industry by further developing its franchise through the acquisition of financial institutions and other entities engaged in lines of business permissible for banks and bank holding companies. Future acquisitions may entail the payment by UPC of consideration in excess of the book value of the underlying net assets acquired, may result in the issuance of additional shares of UPC capital stock or the incurring of additional indebtedness by UPC, and could have a dilutive effect on the earnings or book value per share of UPC Common Stock. Moreover, significant charges against earnings are sometimes required in connection with acquisitions. For a description of the acquisitions in addition to the Merger which are currently pending, see "BUSINESS OF UPC -- Recent Developments."

                  The principal executive offices of UPC are located at 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, and its telephone number at such address is (901) 580-6000. Additional information with respect to UPC and its subsidiaries is included elsewhere herein and in documents incorporated by reference in this Proxy Statement. See "AVAILABLE INFORMATION," "DOCUMENTS INCORPORATED BY REFERENCE," and "BUSINESS OF UPC."

                  UPC MERGER SUBSIDIARY. UPC Merger Subsidiary, a Tennessee corporation, is a wholly owned subsidiary of UPC. UPC Merger Subsidiary is a bank holding company which owns all of the common stock of UPB, all the outstanding stock of Union Planters Bank of Florida and other permissible investments. The directors and officers of UPC Merger Subsidiary are executive officers of UPC.

MEETING OF SHAREHOLDERS

                  This Proxy Statement is being furnished to the shareholders of AMBANC in connection with the solicitation by the Board of Directors of AMBANC (the "AMBANC Board") of proxies for use at the Special Meeting. At the Special Meeting, AMBANC shareholders will be asked to vote upon (i) a proposal to approve the Agreement and the Plan of Merger and (ii) such other business as may properly come before the meeting but which is not now anticipated. The Special Meeting will be held at Green Auditorium, Vincennes University, located at 1st and Harrison Streets, Vincennes, Indiana, at 10:30 a.m., local time, on __________, 1998. See "SPECIAL MEETING OF AMBANC SHAREHOLDERS -- Date, Place, Time, and Purpose."

                  The AMBANC Board has fixed the close of business on ____________, 1998, as the record date (the "Record Date") for determination of the shareholders entitled to notice of and to vote at the Special Meeting. Only holders of record of shares of AMBANC Common Stock on the Record Date will be entitled to notice of and to vote at the Special Meeting. Each share of AMBANC Common Stock is entitled to one vote. Shareholders who execute proxies solicited by the AMBANC Board retain the right to revoke them at any time prior to the proxies being voted at the Special Meeting. On the Record Date, there were 6,999,281 shares of AMBANC Common Stock outstanding. See "SPECIAL MEETING OF AMBANC SHAREHOLDERS -- Record Date, Voting Rights, Required Vote, and Revocability of Proxies."

                  Pursuant to AMBANC's Articles of Incorporation, approval of the Agreement and the Plan of Merger and the transactions contemplated thereby requires the affirmative vote of the holders of a majority of the votes entitled to be cast at the Special Meeting.

                  The directors and executive officers of AMBANC (including immediate family members and affiliated entities) owned, as of the Record Date, 652,515 shares (excluding shares underlying stock options), or approximately 9.3% of the outstanding shares of AMBANC Common Stock.

                  The directors and executive officers of UPC owned, as of the Record Date, no shares of AMBANC Common Stock. As of the Record Date, UPC held no shares of AMBANC Common Stock in a fiduciary capacity for others, or as a result of debts previously contracted, and the Ambank Banks held 299,674 shares of AMBANC Common Stock in a fiduciary capacity for others with respect to which the AmBank Banks have sole or shared voting power. See "SPECIAL MEETING OF AMBANC SHAREHOLDERS -- Record Date, Voting Rights, Required Vote, and Revocability of Proxies."

                  For information with respect to beneficial owners of 5.0% or more of the outstanding shares of AMBANC Common Stock, see "BUSINESS OF AMBANC -- Beneficial Ownership of AMBANC Common Stock."

THE MERGER

                  GENERAL. The Agreement provides for the acquisition of AMBANC by UPC pursuant to the merger of AMBANC with and into UPC Merger Subsidiary, a wholly owned subsidiary of UPC organized under the laws of Tennessee, with the effect that UPC Merger Subsidiary will be the surviving corporation of the Merger. At the Effective Time, each share of AMBANC Common Stock then issued and outstanding, (excluding shares held by AMBANC, UPC, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or as a result of debts previously contracted) will be converted into and exchanged for the right to receive 0.4841 of a share of UPC Common Stock, subject to possible adjustment as described below (the "Exchange Ratio").

                  If (i) the Average Closing Price (as described below) of UPC Common Stock is less than $49.95 (or $24.18 on an AMBANC per share equivalent basis) and (ii) the relative performance of UPC Common Stock (as measured by comparing the Average Closing Price to $62.438, which was the closing price of UPC Common Stock on the fourth trading day after the public announcement of the Merger) is more than 15% lower than the relative performance of the common stocks of a specified group (the "Index Group") of bank holding companies (as measured by comparing the Index Price on the later of the date of Federal Reserve approval of the Merger and the date of the Special Meeting to the Index Price on the fourth trading day after the public announcement of the Merger), then AMBANC may elect to terminate the Agreement (the "Stock Price Termination Right") unless UPC increases the Exchange Ratio to equal the lesser of (i) the number obtained by dividing the product of $62.438 and the Exchange Ratio by the Average Closing Price or (ii) the number obtained by dividing the product of the Index Ratio and the Exchange Ratio by the UPC Ratio. If the Merger is approved by the AMBANC shareholders, the AMBANC Board could elect not to terminate the Agreement and to consummate the Merger without resoliciting shareholders even if the Stock Price Termination Right is triggered. The AMBANC Board would determine whether to exercise its right to terminate the Agreement only after evaluating, in consultation with its financial and legal advisors, the financial condition of UPC and AMBANC and all relevant facts and circumstances that exist at the time. If the AMBANC Board were to elect not to exercise its termination right, the value of the shares of UPC Common Stock that AMBANC shareholders would receive, based on the Exchange Ratio and the Average Closing Price, would be less than $49.95 and less than the price that would reflect a decline in the market price of UPC Common Stock since April 6, 1998, which is 15% more than the relative decline of the Index Group stocks during the same period.

                  Under no circumstances would the Exchange Ratio be less than
0.4841 of a share of UPC Common Stock for each share of AMBANC Common Stock. See "DESCRIPTION OF TRANSACTION -- Possible Adjustment of Exchange Ratio."

                  The Average Closing Price will be the average of the daily last sales prices of UPC Common Stock as reported on the NYSE (as reported by The Wall Street Journal, or, if not reported thereby, another authoritative source as chosen by UPC) for 20 consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the later of the date the Federal Reserve approves the Merger and the date of the Special Meeting.

                  No fractional shares of UPC Common Stock will be issued. Rather, cash (without interest) will be paid in lieu of any fractional share interest to which any AMBANC shareholder would otherwise be entitled upon consummation of the Merger, in an amount equal to such fraction multiplied by the closing price of one share of UPC Common Stock on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as selected by UPC) on the last trading day preceding the Effective Time. See "DESCRIPTION OF TRANSACTION -- General."

                  EFFECT OF THE MERGER ON EMPLOYEE OPTIONS. At the Effective Time, each option to purchase shares of AMBANC Common Stock, pursuant to stock options ("Employee Options") granted by AMBANC under the AMBANC Stock Plans, as defined in the Agreement, which is outstanding at the Effective Time, whether or not exercisable, shall be assumed by UPC and will be converted into and become an option with respect to UPC Common Stock on a basis adjusted to reflect the Exchange Ratio. See "DESCRIPTION OF TRANSACTION -- Effect of the Merger on Employee Options."

                  As of the Record Date, AMBANC had 6,999,281 shares of AMBANC Common Stock issued and outstanding and 19,685 additional shares of AMBANC Common Stock subject to Employee Options. Based upon an Exchange Ratio of 0.4841, upon consummation of the Merger, UPC would issue up to approximately 3,388,352 shares of UPC Common Stock, excluding shares subject to assumed Employee Options. Accordingly, UPC would then have outstanding up to approximately 88,359,251 shares of UPC Common Stock based on the number of shares of UPC Common Stock outstanding on May 31, 1998 (and excluding shares to be issued pursuant to Other Acquisitions and shares to be issued pursuant to the exercise of stock options and for other purposes).

                  REASONS FOR THE MERGER, RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF AMBANC. The AMBANC Board believes that the Agreement and the Merger are in the best interests of AMBANC and its shareholders. THE AMBANC BOARD UNANIMOUSLY RECOMMENDS THAT AMBANC SHAREHOLD ERS VOTE FOR APPROVAL OF THE AGREEMENT AND THE PLAN OF MERGER. The AMBANC Board believes that the Merger will result in a company with expanded opportunities for profitable growth and that the combined resources and capital of AMBANC and UPC will provide an enhanced ability to compete in the changing and competitive financial services industry. See "DESCRIPTION OF TRANSACTION -- Background of and Reasons for the Merger."

                  In unanimously approving the Agreement and the Plan of Merger, AMBANC's directors considered, among other things, UPC's business and financial condition, the financial terms and income tax consequences of the Merger, the effect on shareholder value of AMBANC continuing as an independent entity compared to the effect of the Merger with UPC, and the opinion of McDonald & Company Securities, Inc. ("McDonald") as to the fairness of the Exchange Ratio, from a financial point of view, to the shareholders of AMBANC. See "DESCRIPTION OF TRANSACTION -- Background of and Reasons for the Merger."

                  OPINION OF FINANCIAL ADVISOR. McDonald has rendered its opinion to the AMBANC Board that, based on and subject to the procedures, matters, and limitations described in its opinion and such other matters as it considered relevant, as of the date of its opinion, the Exchange Ratio is fair, from a financial point of view, to the shareholders of AMBANC. The opinion of McDonald's dated as of the date of this Proxy Statement is attached as Appendix C to this Proxy Statement. AMBANC shareholders are urged to read the opinions in their entirety for a description of the procedures followed, matters considered, and limitations on the reviews undertaken in connection therewith. See "DESCRIPTION OF TRANSACTION -- Opinions of AMBANC's Financial Advisor."

                  EFFECTIVE TIME. Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Time will occur on the date and at the time that Articles of Merger become effective with the Secretary of State of the State of Indiana and the Secretary of State of the State of Tennessee.

Subject to the terms and conditions of the Agreement, unless otherwise agreed upon by AMBANC and UPC, the parties will use their reasonable efforts to cause the Effective Time to occur on such date as may be designated by UPC within 15 days following the last to occur of (i) the effective date of the last consent of any regulatory authority having authority over and approving or exempting the Merger (taking into account any requisite waiting period in respect thereof), and (ii) the date on which the shareholders of AMBANC approve the Agreement. It is anticipated that the Effective Time will occur on or about __________, 1998. See "DESCRIPTION OF TRANSACTION -- Effective Time of the Merger," "-- Conditions to Consummation of the Merger," and "-- Waiver, Amendment, and Termination."

                  No assurance can be provided that the necessary shareholder and regulatory approvals can be obtained or that the other conditions precedent to the Merger can or will be satisfied. AMBANC and UPC anticipate that all conditions to the consummation of the Merger will be satisfied so that the Merger can be consummated on or before __________, 1998. However, delays in the consummation of the Merger could occur.

                  EXCHANGE OF STOCK CERTIFICATES. Promptly after the Effective Time, UPC will cause UPB, acting in its capacity as exchange agent for UPC (the "Exchange Agent"), to mail to each holder of record of a certificate or certificates (collectively, the "Certificates") which, immediately prior to the Effective Time, represented outstanding shares of AMBANC Common Stock, a letter of transmittal and instructions for use in effecting the surrender and cancellation of the Certificates in exchange for certificates representing shares of UPC Common Stock. Cash will be paid to the holders of AMBANC Common Stock in lieu of issuing any fractional shares of UPC Common Stock. In no event will the holder of any surrendered Certificate(s) be entitled to receive interest on any cash to be issued to such holder, and in no event will AMBANC, UPC, or the Exchange Agent be liable to any holder of AMBANC Common Stock for any UPC Common Stock or dividends thereon or cash delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

                  REGULATORY APPROVAL AND OTHER CONDITIONS. The Merger is subject to the prior approval of the Federal Reserve. An application has been filed with the Federal Reserve for the requisite approval. [By letter dated ________, 1998, the Federal Reserve advised UPC that the Merger had been approved.]

                  Consummation of the Merger is subject to various other conditions, including receipt of the required approval of AMBANC shareholders, receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger, and certain other conditions. See "DESCRIPTION OF TRANSACTION -- Regulatory Approval" and "-- Conditions to Consummation of the Merger."

                  WAIVER, AMENDMENT, AND TERMINATION. The Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by mutual consent of the AMBANC Board and the Board of Directors of UPC (the "UPC Board"), or by the action of the Board of Directors of either company under certain circumstances, including, but not limited to, (i) if the Merger is not consummated by December 31, 1998, unless the failure to consummate by such date is due to a willful breach of the Agreement by the party seeking to terminate, and (ii) by the AMBANC Board, in certain circumstances, if an adjustment is not made to the Exchange Ratio. To the extent permitted by law, the Agreement may be amended upon the written agreement of UPC and AMBANC without the approval of shareholders, whether before or after approval of the Agreement and the Plan of Merger by AMBANC shareholders. See "DESCRIPTION OF TRANSACTION -- Possible Adjustment of Exchange Ratio" and "-- Waiver, Amendment, and Termination."

                  DISSENTERS' RIGHTS. Under Indiana law, AMBANC shareholders will NOT have the statutory right to dissent from the Merger and to receive the fair value of their shares of AMBANC Common Stock if the Merger is approved by shareholders and consummated.

                  INTERESTS OF CERTAIN PERSONS IN THE MERGER. Certain members of AMBANC's management and the AMBANC Board have interests in the Merger in addition to their interests as shareholders of AMBANC generally. These interests relate to: (i) the receipt by AMBANC's President and Chief Executive Officer of certain economic benefits pursuant to the terms of his employment agreement;
(ii) the assumption by UPC of the Employee Options on a basis that reflects the Exchange Ratio entitling AMBANC's President and Chief Executive Officer, as of the Record Date, to purchase in the aggregate

14,766 shares of AMBANC Common Stock having an aggregate value of approximately $34,995 (based upon the $26.75 closing price of AMBANC Common Stock on the Nasdaq National Market on June 3, 1998); and (iii) the continued indemnification by UPC of the former directors, officers, employees, and agents of AMBANC and its subsidiaries following consummation of the Merger. In connection with the Merger, pursuant to the terms of the aforementioned employment agreement, cash payments equal to $990,000 will be paid to AMBANC's President and Chief Executive Officer. See "DESCRIPTION OF TRANSACTION -- Interests of Certain Persons in the Merger."

                  CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. It is intended that the Merger will be treated as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, for federal income tax purposes, no gain or loss will be recognized by a AMBANC shareholder upon the exchange of all of such shareholder's shares of AMBANC Common Stock solely for shares of UPC Common Stock (except with respect to cash received in lieu of a fractional share of UPC Common Stock). Consummation of the Merger is conditioned upon receipt by UPC of an opinion of Wyatt, Tarrant & Combs and upon receipt by AMBANC of an opinion of Leagre Chandler & Millard, in each case dated the Effective Time, substantially to this effect. The conditions relating to the receipt of the tax opinions may be waived by both UPC and AMBANC. Neither UPC nor AMBANC currently intends to waive the conditions relating to the receipt of the tax opinions. If the conditions relating to the receipt of the tax opinions were waived and the material federal income tax consequences of the Merger were substantially different from those described in this Proxy Statement, AMBANC would resolicit the approval of its shareholders prior to consummating the Merger. Tax consequences of the Merger for individual taxpayers can vary, however, and all AMBANC shareholders are urged to consult their own tax advisors to determine the effect of the Merger on them under federal, state, local, and foreign tax laws. For a further discussion of the federal income tax consequences of the Merger, including a description of the tax opinions issued in connection with this Proxy Statement, see "DESCRIPTION OF TRANSACTION -- Certain Federal Income Tax Consequences of the Merger."

                  ACCOUNTING TREATMENT. It is intended that the Merger will be accounted for as a pooling of interests transaction for accounting and financial reporting purposes and UPC will not consummate the Merger if such accounting treatment is not available. See "DESCRIPTION OF TRANSACTION -- Accounting Treat ment."

                  CERTAIN DIFFERENCES IN SHAREHOLDERS' RIGHTS. At the Effective Time, AMBANC shareholders, whose rights are governed by AMBANC's Articles of Incorporation, as amended (the "Articles"), and Bylaws (the "Bylaws") and by the Indiana Business Corporation Law ("IBCL"), will automatically become UPC shareholders, and their rights as UPC shareholders will be governed by UPC's Restated Charter (the "Charter") and Bylaws and the Tennessee Business Corporation Act (the "TBCA"). The rights of UPC shareholders differ from the rights of AMBANC shareholders in certain important respects, including but not limited to (i) anti-takeover provisions generally, (ii) authorized capital stock, (iii) amendments of charter and bylaws, (iv) director removal, (v) indemnification, (vi) shareholder meetings, (vii) shareholder nominations and proposals, (viii) dissenters' rights, and (ix) dividends. See "EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS."

                  OPTION AGREEMENT. AMBANC, as issuer, and UPC, as grantee, entered into a stock option agreement (the "Option Agreement"), dated as of March 31, 1998, pursuant to which AMBANC granted UPC an option to purchase, under certain circumstances and subject to certain possible adjustments and limitations, up to 1,392,749 shares of AMBANC Common Stock at a price of $29.75 per share. The Option Agreement is exercisable upon the occurrence of certain events that create the potential for another party to acquire control of AMBANC. To the knowledge of AMBANC, no event that would permit exercise of the Option Agreement has occurred as of the date of this Proxy Statement. The Option Agreement was granted by AMBANC as a condition of and in consideration for UPC's entering into the Agreement and is intended to increase the likelihood that the Merger will be completed by making it more difficult and more expensive for a third party to acquire control of AMBANC. See "DESCRIPTION OF TRANSACTION -- Option Agreement."

                  CONDUCT OF BUSINESS PENDING THE MERGER. Each party has agreed in the Agreement to, among other things, take no action that would materially adversely affect the ability of any party to perform its covenants and agreements under the Agreement. In addition, AMBANC has agreed not to take certain actions relating to the operation of AMBANC pending consummation of the Merger without the prior written consent of UPC, except as otherwise permitted by the Agreement, including, among other things: (i) becoming responsible for any obligation for borrowed money in excess of an aggregate of $50,000, except in the ordinary course of business consistent with past practices; (ii) paying any dividends, except a quarterly dividend of no more than $0.12 per share of AMBANC Common Stock in accordance with past practices, or, subject to certain exceptions, exchanging any shares of its capital stock, issuing any additional shares of its capital stock, or giving any person the right to acquire any such shares; (iii) acquiring control over any other entity; (iv) subject to certain exceptions, granting any increase in compensation or benefits, or paying any bonus, to any of its directors, officers, or employees; or (v) except as previously disclosed to UPC, modifying or adopting any employee benefit plans, including any employment contract. See "DESCRIPTION OF TRANSACTION -- Conduct of Business Pending the Merger."

COMPARATIVE MARKET PRICES OF COMMON STOCK

                  Shares of UPC Common Stock are traded on the NYSE under the symbol "UPC." Shares of AMBANC Common Stock are quoted on the Nasdaq National Market under the symbol "AMBK." The following table sets forth the reported closing sale prices per share for AMBANC Common Stock and UPC Common Stock and the equivalent per share prices giving effect to the Merger (as explained below) for AMBANC Common Stock on (i) March 31, 1998, the last trading day preceding the public announcement of the execution of the Agreement, and (ii) June 3, 1998, the latest practicable date prior to the mailing of this Proxy Statement.


                                                                                               Equivalent Price
                             AMBANC Common Stock             UPC Common Stock                 Per AMBANC Share(1)
                             -------------------             ----------------                 -------------------

March 31, 1998               $29.75                          $60.00                           $29.05

June 3, 1998                 $26.75                          $56.44                           $27.32


--------------

(1) The equivalent price per share of AMBANC Common Stock at each specified date represents the closing sale price of a share of UPC Common Stock on such date multiplied by an Exchange Ratio of 0.4841. See "COMPARATIVE MARKET PRICES AND DIVIDENDS."

                  There can be no assurance as to what the market price of the UPC Common Stock will be if and when the Merger is consummated.

HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA

                  The following table sets forth certain comparative per share data relating to earnings before extraordinary items and accounting changes, cash dividends, and book value on: (i) a historical basis for UPC and AMBANC;
(ii) a pro forma combined basis per share of UPC Common Stock, giving effect to the Merger only; (iii) a pro forma combined basis per share of UPC Common Stock, giving effect to the Merger and the Other Acquisitions; (iv) an equivalent pro forma basis per share of AMBANC Common Stock, giving effect to the Merger only; and (v) an equivalent pro forma basis per share of AMBANC Common Stock, giving effect to the Merger and the Other Acquisitions. The UPC pro forma combined information and the AMBANC equivalent pro forma information give effect to the Merger and the Other Acquisitions and reflect an Exchange Ratio of 0.4841. The Merger and each of the Other Pending Acquisitions (with the exception of the acquisitions of Duck Hill Bank, the Charter Acquisition and the CalFed Branch Purchase) are expected to be, and the Recently Completed Acquisition of Security Bancshares, Inc. was, accounted for using the pooling of interests method of accounting. The Recently Completed Acquisitions of Sho-Me Financial Corp. and the Charter Acquisition were, and the Other Pending Acquisitions of Duck Hill Bank and the CalFed Branch Purchase are expected to be accounted for using the purchase method of accounting. The pro forma information for 1997 reflects the acquisition of AMBANC and the Other Acquisitions as of January 1, 1997. The pro forma information for 1996 and 1995 reflects only the acquisition of MGR, AMBANC, Peoples First Corporation ("Peoples") and Merchants Bancshares, Inc. ("Merchants") because the Other Acquisitions (other than MGR, Peoples and Merchants) are not considered material to UPC from a financial statement presentation standpoint. Furthermore, the pro forma impact of the CalFed Branch Purchase on the pro forma statement of earnings for the periods presented has been excluded due to the lack of information available for operation of the branches on a historical basis. The pro forma data are presented for information purposes only and are not necessarily indicative of the results of operations or combined financial position that would have resulted had the Merger or the Other Acquisitions been consummated at the dates or during the periods indicated, nor are they necessarily indicative of future results of operations or combined financial position. The pro forma book value per share reflects preliminary estimates by UPC of acquisition-related charges to be incurred in connection with consummation of the Merger and the Other Acquisitions; however, the earnings per share amounts do not reflect the estimated acquisition related charges. For additional information with respect to the estimated charges UPC anticipates it would incur in connection with the Merger and the Other Acquisitions, see "BUSINESS OF UPC -- Recent Developments." For a discussion of UPC's acquisition program, including a discussion of the significant charges UPC has incurred incidental to its acquisition program over the past three fiscal years, see the caption "Acquisitions" (on pages 10, 11 and 12) in UPC's 1997 Annual Report to Shareholders and Note 2 to UPC's audited consolidated financial statements for the years ended December 31, 1997, 1996 and 1995 (on pages 49 and 50) contained in such UPC 1997 Annual Report to Shareholders. UPC's 1997 Annual Report to Shareholders is included as Exhibit 13 to UPC's 1997 Form 10-K, and
Exhibit 13 is incorporated by reference herein to the extent indicated herein. See "DOCUMENTS INCORPORATED BY REFERENCE."

                  The information shown below should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of UPC and AMBANC, including the respective notes thereto. See "DOCUMENTS INCORPORATED BY REFERENCE," "-- Selected Financial Data," and "BUSINESS OF UPC -- Recent Developments."

                           UNION PLANTERS CORPORATION
                                AND AMBANC CORP.

               HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA

                                       Three Months
                                            Ended               Years Ended December 31 (1)
                                       March 31, 1998       1997            1996            1995
                                       --------------     ---------        --------        --------
EARNINGS BEFORE EXTRAORDINARY ITEMS
 AND ACCOUNTING CHANGES
 UPC
  Basic                                       $   .89     $       2.54     $      2.13     $      2.79
  Diluted                                         .86             2.45            2.05            2.66

AMBANC

  Basic                                           .29             1.19            1.14            1.01
  Diluted                                         .29             1.19            1.14            1.01

 UPC pro forma (AMBANC Only)
  Basic                                           .88             2.53            2.14            2.76
  Diluted                                         .85             2.45            2.06            2.64

 UPC pro forma (all Other Acquisitions
  and AMBANC)(2)
  Basic                                           .80             2.52            2.24            2.56
  Diluted                                         .78             2.45            2.17            2.46

 AMBANC equivalent pro forma
(AMBANC only)(1)
  Basic                                           .43             1.22            1.04            1.34
  Diluted                                         .41             1.19            1.00            1.28

 AMBANC equivalent pro forma (all
 Other Acquisitions
  and AMBANC)(1)(2)
  Basic                                           .39             1.22            1.08            1.24
  Diluted                                         .38             1.19            1.05            1.19

CASH DIVIDENDS PER SHARE
 UPC                                              .50     $      1.495     $      1.08     $       .98
 AMBANC                                           .12              .41             .38             .31
 AMBANC equivalent pro forma (1)                  .24              .72             .52             .47



                                                       March 31,       December 31,
                                                         1998            1997
                                                         ----            ----
BOOK VALUE PER COMMON SHARE
 UPC                                                 $     21.13     $     20.72
 AMBANC                                                    11.36           11.22
 UPC pro forma (AMBANC only)                               21.18           20.75
 UPC pro forma (all Other Acquisitions                     20.82           21.73
  and AMBANC)
 AMBANC equivalent pro forma (AMBANC only)(1)              10.25           10.05
 AMBANC equivalent pro forma (all Other                    10.08           10.52
  Acquisitions and AMBANC)(1)

---------------


(1) The equivalent pro forma per share data for AMBANC is computed by multiplying UPC's pro forma information by an Exchange Ratio of 0.4841.

(2) Pro forma information for 1996 and 1995 reflects only the acquisitions of MGR, AMBANC, Merchants and Peoples; the remaining Other Acquisitions are not considered significant to UPC from a financial statement presentation standpoint.

SELECTED FINANCIAL DATA

                  The following tables present selected consolidated financial data for UPC and AMBANC for the three months ended March 31, 1998 and 1997 and for the five-year period ended December 31, 1997. The information for UPC has been derived from the consolidated financial statements of UPC, including the audited consolidated financial statements of UPC incorporated in this Proxy Statement by reference to UPC's unaudited March 31, 1998 Form 10-Q and the audited consolidated financial statements of UPC incorporated by reference to UPC's 1997 Form 10-K and should be read in conjunction therewith and with the notes thereto. See "DOCUMENTS INCORPORATED BY REFERENCE." The information for AMBANC has been derived from the consolidated financial statements of AMBANC incorporated in this Proxy Statement by reference to AMBANC's March 31, 1998 Form 10-Q and 1997 Form 10-K and should be read in conjunction therewith and with the notes thereto. See "DOCUMENTS INCORPORATED BY REFERENCE." Historical results are not necessarily indicative of results to be expected for any future period. In the opinion of the respective managements of UPC and AMBANC, all adjustments (which include only normal recurring adjustments necessary to arrive at a fair statement of interim results of operations of UPC and AMBANC, respectively, have been included. With respect to UPC and AMBANC, results for the three months ended March 31, 1998 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole. See "BUSINESS OF UPC -- Recent Developments" for information concerning UPC's Other Acquisitions as defined therein.

                          UPC SELECTED FINANCIAL DATA





                                   Three Months Ended
                                      March 31,(1)                   Years Ended December 31,(2)
                                  -------------------   ------------------------------------------------------
                                    1998       1997       1997       1996       1995        1994        1993
                                  --------   --------   --------   --------   --------   ---------    --------
                                                        (Dollars in thousands, except per share data)

INCOME STATEMENT DATA
  Net interest income             $190,707   $190,590   $770,385   $744,852   $669,451   $ 627,439    $558,036
  Provision for losses on loans     17,909     22,004    113,633     68,948     33,917      15,989      35,235
  Investment securities gains
    (losses)                         5,215        173      2,104      4,099      1,433     (21,302)      6,686
  Other noninterest income          90,503     82,811    359,506    316,403    292,277     237,129     228,996
  Noninterest expense              153,624    148,646    697,704    731,817    607,189     634,965     550,045
                                  --------   --------   --------   --------   --------   ---------    --------
  Earnings before income
    taxes, extraordinary item,
    and accounting changes         114,892    102,924    320,658    264,589    322,055     192,312     208,438
  Applicable income taxes           40,320     36,479    111,897     93,115    110,799      63,058      66,570
                                  --------   --------   --------   --------   --------   ---------    --------
  Earnings before extra-
    ordinary item and
    accounting changes              74,572     66,445    208,761    171,474    211,256     129,254     141,868
  Extraordinary item and
    accounting changes,
    net of taxes                        --         --         --         --         --          --       4,505
                                  --------   --------   --------   --------   --------   ---------    --------
  Net earnings                    $ 74,572   $ 66,445   $208,761   $171,474   $211,256   $ 129,254    $146,373
                                  ========   ========   ========   ========   ========   =========    ========

PER COMMON SHARE DATA(3)
  Basic
    Earnings before extra-
      ordinary item and
      accounting changes          $    .89   $    .82   $   2.54   $   2.13   $   2.79   $    1.67    $   2.19
    Net earnings                       .89        .82       2.54       2.13       2.79        1.67        2.27
  Diluted
    Earnings before extra-
      ordinary item and
      accounting changes               .86        .79       2.45       2.05       2.66        1.63        2.13
    Net earnings                       .86        .79       2.45       2.05       2.66        1.63        2.21
  Cash dividends                       .50        .32      1.495       1.08        .98         .88         .72
  Book value                         21.13      20.00      20.72      19.57      18.34       15.28       14.50

                           UPC SELECTED FINANCIAL DATA


                                    Three Months Ended        Years Ended
                                       March 31,(1)          December 31,(2)
                                --------------------------------------------
                                    1998           1997           1997
                                --------------------------------------------
BALANCE SHEET DATA
  (AT PERIOD END)
Total assets                    $18,413,614    $18,054,916    $18,105,079
Loans, net of unearned
  income                         12,727,659     12,560,838     12,658,564
Allowance for losses on
  loans                             223,837        192,943        225,389
Investment securities             3,287,664      3,449,824      3,247,680
Total deposits                   13,581,227     13,386,397     13,440,269
Short-term borrowings               442,051        611,757        831,627
Long-term debt(4)
  Parent company                    373,242        373,468        373,746
  Subsidiary banks                1,630,693      1,473,599      1,176,158
Total shareholders' equity        1,809,442      1,663,363      1,746,866
Average assets                   18,005,794     18,031,648     17,991,160
Average shareholders' equity      1,760,458      1,615,979      1,690,992
Average shares outstanding
  (in thousands)(3)
  Basic                              83,379         78,904         80,336
  Diluted                            86,974         84,465         85,195



                                              Years Ended December 31,(2)
                                --------------------------------------------------------
                                    1996           1995           1994           1993
                                --------------------------------------------------------
                                (Dollars in thousands, except per share data)
BALANCE SHEET DATA
  (AT PERIOD END)
Total assets                    $18,330,588    $17,182,861    $15,893,162    $14,180,524
Loans, net of unearned
  income                         12,578,571     10,917,307     10,074,458      8,077,152
Allowance for losses on
  loans                             189,118        179,968        174,604        172,330
Investment securities             3,387,217      3,970,036      4,016,506      4,124,679
Total deposits                   13,514,144     13,047,488     12,506,212     11,732,707
Short-term borrowings               961,051        974,416        887,074        392,980
Long-term debt(4)
  Parent company                    373,459        214,758        114,790        114,729
  Subsidiary banks                1,332,534      1,087,273        819,982        481,193
Total shareholders' equity        1,618,883      1,450,546      1,202,686      1,111,158
Average assets                   18,202,355     16,263,164     15,472,568     13,823,185
Average shareholders' equity      1,533,348      1,334,995      1,226,852        973,087
Average shares outstanding
  (in thousands)(3)
  Basic                              77,240         72,512         71,678         56,169
  Diluted                            83,542         78,798         77,579         60,832

-----------------
(continued on the following page)


                                    Three Months Ended
                                        March 31,(1)                     Years Ended December 31,(1)
                                    -------------------     -------------------------------------------------------
                                      1998        1997        1997        1996        1995        1994        1993
                                    -------     -------     -------     -------     -------     -------     -------
                                                            (Dollars in thousands, except per share data)
PROFITABILITY AND CAPITAL RATIOS
  Return on average assets             1.68%       1.49%       1.16%        .94%       1.30%        .84%       1.06%
  Return on average common
    equity                            17.50       17.16       12.54       11.38       16.56       10.74       15.88
  Net interest income (taxable-
    equivalent)/average earning
    assets(5)                          4.80        4.80        4.79        4.56        4.60        4.56        4.58
  Loans/deposits                      93.72       93.83       94.18       93.08       83.67       80.56       68.84
  Common and preferred
    dividend payout ratio             57.03       37.71       54.96       44.57       29.25       35.03       24.42
  Equity/assets (period end)           9.83        9.21        9.65        8.83        8.44        7.57        7.84
  Average shareholders'
    equity/average total assets        9.78        8.96        9.40        8.42        8.21        7.93        7.04
  Leverage ratio                      10.72       10.05       10.48        9.50        8.11        7.56        7.73
  Tier 1 capital/risk-weighted
    assets                            15.66       14.88       15.51       14.92       13.28       12.58       13.65
  Total capital/risk-weighted
    assets                            20.71       17.55       18.12       17.60       16.21       14.67       15.92

CREDIT QUALITY RATIOS(6)
  Allowance/period end loans           1.95        1.76        1.99        1.72        1.82        1.87        2.27
  Nonperforming loans/total
    loans                               .81         .85         .92         .91         .85         .74        1.18
  Allowance/nonperforming
    loans                               240         207         215         188         213         252         193
  Nonperforming assets/loans
    and foreclosed properties          1.01        1.14        1.13        1.21        1.09        1.08        1.76
  Provision/average loans               .62         .81        1.01         .65         .35         .19         .47
  Net charge-offs/average
    loans                               .79         .67         .72         .61         .32         .27         .34

NOTES TO SELECTED FINANCIAL DATA

------------------------------

(1)      Interim period ratios have been annualized where applicable.
(2) Reference is made to "Basis of Presentation" in Note 1 to UPC's consolidated financial statements contained in the 1997 Annual Report to Shareholders.
(3) Share and per share amounts have been retroactively restated for significant acquisitions accounted for as poolings of interests and to reflect the change in presentation of EPS as discussed in Notes 2 and 16 to the consolidated financial statements contained in UPC's 1997 Annual Report to Shareholders.
(4)      Long-term debt includes Medium-Term Bank Notes, Federal Home Loan Bank
         (FHLB) advances, Trust Preferred Securities, variable rate asset-backed certificates, subordinated notes and debentures, obligations under capital leases, mortgage indebtedness, and notes payable with maturities greater than one year.
(5) Average balances and calculations do not include the impact of the net unrealized gain or loss on available for sale securities.
(6) FHA/VA government-insured/guaranteed loans have been excluded, since they represent minimal credit risk to UPC.

                         AMBANC SELECTED FINANCIAL DATA

                                        Three Months Ended
                                             March 31,                     Years Ended December 31
                                          1998      1997       1997       1996       1995       1994       1993
                                         ----------------    ---------------------------------------------------
                                                             (Dollars in thousands, except per share data)
INCOME STATEMENT DATA
    Net Interest Income                  $7,126    $6,713    $27,813    $26,719    $25,201    $23,899    $22,751
    Provisions for losses on loans          190       315      1,245      1,366      1,182        338      1,492
    Investment securities gains
       (losses)                               9        55         78         28         41         29         93
    Other noninterest income              1,087     1,016      4,271      3,666      3,112      2,855      3,006
    Noninterest expense                   5,095     4,459     19,045     17,799     17,502     17,319     16,374
                                         ------    ------    -------    -------    -------    -------    -------
    Earnings before income taxes,
       extraordinary item, and
       accounting changes                 2,937     3,010     11,872     11,248      9,670      9,126      7,984
    Applicable income taxes                 880       895      3,586      3,282      2,625      2,624      2,074
                                         ------    ------    -------    -------    -------    -------    -------
    Earnings before extraordinary
        item and accounting changes       2,057     2,115      8,286      7,966      7,045      6,502      5,910
    Extraordinary item and
        accounting changes, net of
        taxes                                 0         0          0          0          0          0        252
                                         ------    ------    -------    -------    -------    -------    -------

    Net Earnings                         $2,057    $2,115    $ 8,286    $ 7,966    $ 7,045    $ 6,502    $ 6,162
                                         ======    ======    =======    =======    =======    =======    =======

PER COMMON SHARE DATA
    Basic
       Earnings before extraordinary
          item and accounting changes    $ 0.29    $ 0.30    $  1.19    $  1.14    $  1.01    $  0.93    $  0.85
       Net earnings                        0.29      0.30       1.19       1.14       1.01       0.93       0.89
    Diluted
       Earnings before extraordinary
          item and accounting changes      0.29      0.30       1.19       1.14       1.01       0.93       0.85
       Net earnings                        0.29      0.30       1.19       1.14       1.01       0.93       0.88
    Cash dividends                         0.12      0.10       0.41       0.38       0.31       0.28       0.24
    Book value                            11.36     10.41      11.22      10.36       9.72       8.36       8.29

------------------------
(continued on following page)

                         AMBANC SELECTED FINANCIAL DATA

                                      Three Months Ended
                                            March 31,                          Years Ended December 31
                                        1998        1997        1997        1996        1995        1994        1993
                                      --------------------    -------------------------------------------------------
                                                              (Dollars in thousands, except per share data)
BALANCE SHEET DATA (AT PERIOD END)
    Total assets                      $733,533    $726,579    $759,395    $719,785    $682,347    $625,240    $622,568
    Loans, net of unearned income      549,575     506,782     540,433     494,467     442,657     388,657     342,950
    Allowance for losses on loans        5,692       5,422       5,428       5,630       5,022       4,531       4,238
    Investment securities              137,351     163,552     150,219     170,724     173,469     186,875     210,774
    Deposits                           629,018     639,580     665,685     633,556     600,069     550,387     550,350
    Short-term borrowings               11,595       6,434       6,747       5,285       6,788       9,294       6,979
    Long-term debt
         Parent company                      0           0           0           0           0           0           0
         Subsidiary banks                6,811       2,063       2,031       2,309       2,677       3,189       1,000
    Total shareholders' equity          79,475      72,479      78,355      72,183      67,712      58,210      57,722
    Average assets                     741,007     714,508     728,281     702,083     644,456     619,540     601,232
    Average shareholders' equity        78,870      72,510      74,397      68,772      62,344      58,113      54,967
    Average shares outstanding (in
        thousands)
         Basic                           6,987       6,963       6,970       6,965       6,965       6,959       6,959
         Diluted                         6,987       6,986       6,982       6,986       6,986       6,981       6,983

                         AMBANC SELECTED FINANCIAL DATA

                                            Three Months Ended
                                                 March 31,                          Years Ended December 31
                                             1998         1997        1997        1996        1995        1994        1993
                                           --------------------     --------------------------------------------------------
PROFITABILITY AND CAPITAL RATIOS
    Return on average assets                  1.13%        1.20%       1.14%       1.13%       1.09%       1.05%       1.02%
    Return on average common equity          10.72%       11.87%      11.14%      11.58%      11.30%      11.19%      11.21%
    Net interest income (taxable-
       equivalent/average earning
       assets                                 4.40%        4.27%       4.29%       4.25%       4.37%       4.33%       4.29%
    Loans/deposits                           87.37%       79.24%      81.18%      78.05%      73.77%      70.62%      62.31%
    Common and preferred dividend
       payout ratio                          35.10%       33.66%      34.84%      33.30%      30.43%      29.95%      27.61%
    Equity/assets (period end)               10.83%        9.98%      10.32%      10.03%       9.92%       9.31%       9.27%
    Average shareholders'
       equity/average total assets           10.64%       10.15%      10.22%       9.80%       9.67%       9.38%       9.14%
    Leverage ratio                           10.41%       10.00%      10.40%      10.00%      10.01%       9.87%       9.45%
    Tier 1 capital/risk-weighted assets      13.59%       13.34%      13.37%      13.26%      13.61%      14.25%      14.29%
    Total capital/risk-weighted assets       14.60%       14.35%      14.33%      14.33%      14.67%      15.30%      15.34%
CREDIT QUALITY RATIOS
    Allowance/period end loans                1.04%        1.07%       1.00%       1.14%       1.13%       1.17%       1.24%
    Nonperforming loans/total loans           0.79%        1.04%       0.57%       0.91%       0.23%       0.29%       0.48%
    Allowance/nonperforming loans              131%         103%        177%        125%        489%        397%        258%
    Nonperforming assets(1)/loans and
       foreclosed properties(2)               0.96%        1.13%       0.70%       0.98%       0.30%       0.31%       0.52%
    Provisions/average loans(3)               0.03%        0.06%       0.24%       0.29%       0.28%       0.09%       0.46%
    Net charge-offs/average loans(3)         (0.01)%       0.10%       0.28%       0.16%       0.17%       0.01%       0.44%




--------
(1) nonaccrual loans + restructured loans
(2) nonaccrual loans + restructured loans + OREO
(3) interim period ratios have been annualized where applicable

                     SPECIAL MEETING OF AMBANC SHAREHOLDERS

DATE, PLACE, TIME, AND PURPOSE

                  This Proxy Statement is being furnished to the holders of AMBANC Common Stock in connection with the solicitation by the AMBANC Board of proxies for use at the Special Meeting and at any adjournments or postponements thereof at which AMBANC shareholders will be asked to vote upon a proposal to approve the Agreement and the Plan of Merger. The Special Meeting will be held at Green Auditorium, Vincennes University, 1st and Harrison Streets, Vincennes, Indiana, at 10:30 a.m., local time, on ____________, 1998. See "DESCRIPTION OF TRANSACTION."

RECORD DATE, VOTING RIGHTS, REQUIRED VOTE, AND REVOCABILITY OF PROXIES

                  The close of business on ___________, 1998, has been fixed as the Record Date for determining holders of outstanding shares of AMBANC Common Stock entitled to notice of and to vote at the Special Meeting. Only holders of AMBANC Common Stock of record on the books of AMBANC at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 6,999,281 shares of AMBANC Common Stock issued and outstanding held by approximately _______ holders of record.

                  Each holder of record of shares of AMBANC Common Stock on the Record Date is entitled to cast one vote per share on the proposal to approve the Agreement and the Plan of Merger, and on any other matter properly submitted for the vote of the AMBANC shareholders at the Special Meeting. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of AMBANC Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting.

                  AMBANC intends to count shares of AMBANC Common Stock present in person at the Special Meeting but not voting, and shares of AMBANC Common Stock for which it has received proxies but with respect to which holders of shares have abstained on any matter, as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of business. Approval of the Agreement and Plan of Merger requires the affirmative vote of a majority of the votes entitled to be cast at the Special Meeting. Brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers on the approval of the Agreement and the Plan of Merger without specific instructions from such customers. Any abstention, non-voting share or "broker non-vote" with respect to such shares of AMBANC Common Stock will have the same effect as a vote AGAINST the approval of the Agreement and the Plan of Merger.

                  Shares of AMBANC Common Stock represented by properly executed proxies that are received before voting at the Special Meeting and not revoked will be voted in accordance with the instructions indicated on the proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE AGREEMENT AND THE PLAN OF MERGER AND IN THE DISCRETION OF THE PROXYHOLDER AS TO ANY OTHER MATTER WHICH MAY COME PROPERLY BEFORE THE SPECIAL MEETING. IF NECESSARY, THE PROXYHOLDERS MAY VOTE IN FAVOR OF A PROPOSAL TO ADJOURN THE SPECIAL MEETING IN ORDER TO PERMIT FURTHER SOLICITATION OF PROXIES IN THE EVENT THERE ARE NOT SUFFICIENT VOTES TO APPROVE THE FOREGOING PROPOSAL AT THE TIME OF THE SPECIAL MEETING. HOWEVER, NO PROXYHOLDER WILL VOTE ANY PROXIES VOTED AGAINST APPROVAL OF THE AGREEMENT AND THE PLAN OF MERGER IN FAVOR OF A PROPOSAL TO ADJOURN THE SPECIAL MEETING.

                  An AMBANC shareholder who has given a proxy solicited by the AMBANC Board may revoke it at any time prior to its exercise at the Special Meeting by (i) giving written notice of revocation to the Secretary of AMBANC,
(ii) properly submitting to AMBANC a duly executed proxy bearing a later date, or (iii) attending the Special Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: AMBANC Corp., 302 Main Street, Vincennes, Indiana 47591-0556;
Attention: Troy D. Stoll, Secretary.

                  The directors and executive officers of AMBANC (including immediate family members and affiliated entities) owned, as of the Record Date, 652,515 shares (excluding shares underlying Employee Options), or approximately 9.3% of the outstanding shares of AMBANC Common Stock.

                  The directors and executive officers of UPC owned, as of the Record Date, no shares of AMBANC Common Stock. As of the Record Date, UPC held no shares of AMBANC Common Stock in a fiduciary capacity for others, or as a result of debts previously contracted, and AMBANC Bank held 299,674 shares of AMBANC Common Stock in a fiduciary capacity for others with respect to which AMBANC Bank has sole or shared voting power.

                  To the knowledge of AMBANC, no person beneficially owns 5.0% or more of the outstanding shares of AMBANC Common Stock.

SOLICITATION OF PROXIES

                  Proxies may be solicited by the directors, officers, and employees of AMBANC by mail, in person, or by telephone or telegraph. Such persons will receive no additional compensation for such services. AMBANC may make arrangements with brokerage firms and other custodians, nominees, and fiduciaries, if any, for the forwarding of solicitation materials to the beneficial owners of AMBANC Common Stock held of record by such persons. Any such brokers, custodians, nominees, and fiduciaries will be reimbursed for the reasonable out-of-pocket expenses incurred by them for such services. All expenses associated with the solicitation of proxies, other expenses associated with the Special Meeting, and expenses related to the printing and mailing of this Proxy Statement, will be shared by UPC and AMBANC as provided in the Agreement. See "DESCRIPTION OF TRANSACTION -- Expenses and Fees."

RECOMMENDATION

                  THE AMBANC BOARD HAS UNANIMOUSLY APPROVED THE AGREEMENT, THE PLAN OF MERGER, AND THE MERGER CONTEMPLATED THEREBY, BELIEVES THAT THE PROPOSAL TO APPROVE THE AGREEMENT AND THE PLAN OF MERGER IS IN THE BEST INTERESTS OF AMBANC AND ITS SHAREHOLDERS, AND RECOMMENDS THAT THE AMBANC SHAREHOLDERS VOTE FOR APPROVAL OF THE AGREEMENT AND THE PLAN OF MERGER.

                           DESCRIPTION OF TRANSACTION

                  The following information describes material aspects of the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Appendices hereto, including the text of the Agreement, and the Plan of Merger, which are attached as Appendices A and B, respectively, to this Proxy Statement. The Agreement and Plan of Merger are incorporated herein by reference. All shareholders are urged to read the Appendices in their entirety.

GENERAL

                  The Agreement provides for the acquisition of AMBANC by UPC pursuant to the merger of AMBANC with and into UPC Merger Subsidiary, a corporation organized under the laws of the State of Tennessee, and a wholly owned subsidiary of UPC, with the effect that UPC Merger Subsidiary will be the surviving corporation resulting from the Merger. At the Effective Time, each share of AMBANC Common Stock then issued and outstanding, including any associated AMBANC Rights (excluding shares held by AMBANC, UPC, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or as a result of debts previously contracted) will be converted into and exchanged for the right to receive 0.4841 of a share of UPC Common Stock and the associated Preferred Share Rights, subject to possible adjustment as described below (the "Exchange Ratio").

                  No fractional shares of UPC Common Stock will be issued. Rather, cash (without interest) will be paid in lieu of any fractional share to which any AMBANC shareholder would be entitled upon consummation of the Merger, in an amount equal to such fractional part of a share of UPC Common Stock multiplied by the closing price of such common stock on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as selected by UPC) on the last trading day preceding the Effective Time.

                  As of the Record Date, AMBANC had 6,999,281 shares of AMBANC Common Stock issued and outstanding and 19,685 additional shares of AMBANC Common Stock subject to Employee Options. Based upon an Exchange Ratio of 0.4841, upon consummation of the Merger, UPC would issue approximately 3,388,352 shares of UPC Common Stock, excluding shares subject to assumed Employee Options. Accordingly, UPC would then have outstanding approximately 88,359,251 shares of UPC Common Stock based on the number of shares of UPC Common Stock outstanding on May 31, 1998 (and excluding shares to be issued pursuant to Other Acquisitions and shares to be issued pursuant to the exercise of stock options and for other purposes).

                  UPC's Charter currently authorizes the issuance of 300,000,000 shares of UPC Common Stock and 10,000,000 shares of UPC Preferred Stock. As of May 31, 1998, UPC had 84,970,899 shares of UPC Common Stock outstanding and approximately 7,792,332 shares of UPC Common Stock were earmarked for issuance in connection with currently outstanding UPC stock options, UPC's dividend reinvestment plan, and with respect to conversion rights of currently outstanding UPC Series E Preferred Stock (defined below). At its 1998 Annual Shareholders Meeting held on April 16, 1998 (the "UPC Annual Meeting"), UPC's shareholders approved an amendment to the UPC Charter to increase the number of authorized shares of UPC Common Stock by 200,000,000 shares for a total of 300,000,000 shares of authorized UPC Common Stock. In addition, as of May 31, 1998, 1,156,231 shares of Series E Preferred Stock were outstanding. As of May 31, 1998, none of UPC's 750,000 authorized shares of Series A Preferred Stock were issued and outstanding nor is management aware of the existence of circumstances from which it may be inferred that such issuance is imminent.

POSSIBLE ADJUSTMENT OF EXCHANGE RATIO

                  Under certain circumstances described below, the Exchange Ratio could be adjusted pursuant to certain provisions of the Agreement. UNDER NO CIRCUMSTANCES WOULD THE EXCHANGE RATIO BE LESS THAN 0.4841 OF A SHARE OF UPC COMMON STOCK FOR EACH SHARE OF AMBANC COMMON STOCK. An adjustment could occur only if the AMBANC Board elects by a majority vote to terminate the Agreement pursuant to the provisions of the Agreement described below, and if UPC then elects to avoid termination of the Agreement by increasing the Exchange Ratio.

                  AMBANC may elect to terminate the Agreement (the "Stock Price Termination Right") if both:

         (i) the Average Closing Price (as defined below) is less than $49.95; and

         (ii) (a) the number obtained by dividing the Average Closing Price by $62.438 is less than (b) the number obtained by dividing the weighted average of the closing prices of the common stock of the bank holding companies defined as the "Index Group" in the Agreement (the "Index Price") on the later of the date of Federal Reserve approval of the Merger and the date of the Special Meeting, by the Index Price on April 6, 1998, less 15% (the "Index Ratio").

                  In either case, UPC has the option to avoid termination of the Agreement by AMBANC by increasing the Exchange Ratio to equal the lesser of (i) the number obtained by dividing the product of $49.95 and the Exchange Ratio by the Average Closing Price and (ii) the number obtained by dividing the product of the Index Ratio and the Exchange Ratio by the UPC Ratio. If the Merger is approved by the AMBANC shareholders, the AMBANC Board could elect not to terminate the Agreement and to consummate the Merger without resoliciting the AMBANC shareholders even if AMBANC's Stock Price Termination Right is triggered.

                  The Average Closing Price is the average of the daily last sales prices of UPC Common Stock as reported on the NYSE (as reported by The Wall Street Journal, or, if not reported thereby, another authori tative source as chosen by UPC) for 20 consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the later of the date the Federal Reserve approves the Merger and the date of the Special Meeting (the Determination Date). The UPC Ratio is the number obtained by dividing the Average Closing Price by $62.438.

                  These conditions reflect the parties' agreement that AMBANC's shareholders will assume the risk of declines in the value of UPC Common Stock to $49.95. Any adjustment of the Exchange Ratio below a decline in the price of UPC Common Stock to $49.95 would be dependent on whether the Average Closing Price of UPC Common Stock lags behind the trading prices of a group of comparable bank holding company common stocks (the Index Group referenced above) by more than 15%.

                  In making its determination of whether to terminate the Agreement, the AMBANC Board will take into account, consistent with its fiduciary duties, all relevant facts and circumstances that exist at such time, including, without limitation, information concerning the business, financial condition, results of operations, and prospects of UPC (including the recent performance of UPC Common Stock, the historical financial data of UPC, customary statistical measurements of UPC's financial performance, and the future prospects for UPC Common Stock following the Merger), and the advice of its financial advisors and legal counsel. If the AMBANC Board elects to terminate the Agreement, UPC would then determine whether to proceed with the Merger at the higher Exchange Ratio. In making this determination, the principal factors UPC will consider include the projected effect of the Merger on UPC's pro forma earnings per share and whether UPC's assessment of AMBANC's earning potential as part of UPC justifies the issuance of an increased number of UPC's shares. If UPC declines to adjust the Exchange Ratio, AMBANC may elect to proceed without the adjustment, provided it does so within 12 days of the Determination Date. UPC IS UNDER NO OBLIGATION TO ADJUST THE EXCHANGE RATIO.

                  The operation of the adjustment mechanism can be illustrated by three scenarios. (For purposes of the scenarios, it has been assumed that the initial Exchange Ratio is 0.4841, the Starting Price of UPC Common Stock is $62.438, and the Index Price, as of the Starting Date, is $100.)

(1) The first scenario occurs if the Average Closing Price is equal to $49.95 or more. Under this scenario, regardless of any comparison between the UPC Ratio and the Index Ratio, there would be no possible adjustment to the Exchange Ratio, even though the value of the consideration to be received by AMBANC shareholders could have fallen from a pro forma $30.105 per share, as of the Starting Date, to $24.18 per share, as of the Determination Date.

(2) The second scenario occurs if the Average Closing Price is less than $49.95, but does not represent a decline from the Starting Price of more than 15% than the decline of the common stock prices of the Index Group. Under this scenario, there also would be no possible adjustment to the Exchange Ratio, even though the value of the consideration to be received by AMBANC shareholders would have fallen from a pro forma $30.105 per share, as of the Starting Date, to an amount based on the then lower Average Closing Price of UPC Common Stock, as of the Determination Date.

(3) The third scenario occurs if the Average Closing Price declines below $49.95, and the UPC Ratio is below the Index Ratio. Under this scenario, the adjustment in the Exchange Ratio is designed to ensure that the AMBANC shareholders receive shares of UPC Common Stock having a value (based upon the Average Closing Price) that corresponds to at least $49.95 or a price reflecting a 15% decline from the stock price performance reflected by the Index Group, whichever is less.

         For example, if the Average Closing Price were $49, and the ending Index Price, as of the Determination Date, were $95, the UPC Ratio (.7848) would be below the Index Ratio (.80, or .95 minus .15), AMBANC could terminate the Agreement unless UPC elected within five days to increase the Exchange Ratio to equal .4935, which represents the lesser of (a) .6169 [the result of dividing $30.23 (the product of $62.438 and the 0.4841 Exchange Ratio) by the Average Closing Price ($49), rounded to the nearest thousandth] and (b) .4935 [the result of dividing the Index Ratio (.80) times 0.4841 by the UPC Ratio (.7848), rounded to the nearest thousandth]. Based upon the assumed $49 Average Closing Price, the new Exchange Ratio would represent a value to the AMBANC shareholders of $22.21 per share.

         If the Average Closing Price were $45, and the ending Index Price, as of the Determination Date, were $100, the UPC Ratio (.7848) would be below the Index Ratio (.85, or 1.00 minus .15), AMBANC could terminate the Agreement unless UPC elected within five days to increase the Exchange Ratio to equal .5243, which represents the lesser of (a) .6169 [the result of dividing $30.23 (the product of $62.438 and the 0.4841 Exchange Ratio) by the Average Closing Price ($50), rounded to the nearest thousandth] and (b) .5243 [the result of dividing the Index Ratio (.85) times 0.4841 by the UPC Ratio (.7848), rounded to the nearest thousandth]. Based upon the assumed $45 Average Closing Price, the new Exchange Ratio would represent a value to the AMBANC shareholders of $23.59 per share.

                  Based on the $56.44 closing price of UPC Common Stock on June 3, 1998, the Exchange Ratio would represent a value of $27.32 per share of AMBANC Common Stock.

                  The actual market value of a share of UPC Common Stock at the Effective Time and at the time certificates for those shares are delivered following surrender and exchange of Certificates for shares of AMBANC Common Stock may be more or less than the Average Closing Price. AMBANC shareholders are urged to obtain current market quotations for UPC Common Stock. See "COMPARATIVE MARKET PRICES AND DIVIDENDS."

EFFECT OF THE MERGER ON OPTIONS

                  At the Effective Time, each Employee Option granted under the AMBANC Stock Plans, as defined in the Agreement, that is outstanding at the Effective Time, whether or not exercisable, will be converted into and become an option with respect to UPC Common Stock, and UPC will assume each

Employee Option, in accordance with the terms of the AMBANC Stock Plan and stock option or other agreement by which it is evidenced, except that from and after the Effective Time, (i) UPC and its Salary and Benefits Committee will be substituted for AMBANC and the Committee of the AMBANC Board (including, if applicable, the entire AMBANC Board) administering such AMBANC Stock Plan, (ii) each Employee Option assumed by UPC may be exercised solely for shares of UPC Common Stock (or cash in the case of stock appreciation rights), (iii) the number of shares of UPC Common Stock subject to such Employee Option will be equal to the number of shares of AMBANC Common Stock subject to such Employee Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounding down to the nearest whole share, and (iv) the per share exercise price under each such Employee Option will be adjusted by dividing the per share exercise price under each such Employee Option by the Exchange Ratio and rounding up to the nearest cent.

                  For information with respect to Employee Options held by AMBANC management, see "-- Interests of Certain Persons in the Merger."

RIGHT TO RESTRUCTURE TRANSACTION

         UPC has reserved the right to revise the structure of the Merger in order to achieve tax benefits or for any other reason it deems advisable. However, without the approval of the AMBANC Board and, if required by the IBCL, the AMBANC shareholders, UPC may not make any revision to the structure of the Merger which would: (i) change the amount of the consideration AMBANC shareholders are entitled to receive; (ii) change the intended tax-free effects of the Merger to UPC, AMBANC or AMBANC shareholders or change the intended pooling of interests accounting treatment; (iii) permit UPC to pay the consideration for the Merger other than by delivery of UPC Common Stock registered with the SEC; (iv) be materially adverse to the interests of AMBANC or adverse to the shareholders of AMBANC; (v) materially impede or delay consummation of the Merger; or (vi) require a vote of UPC shareholders under relevant state law.

BACKGROUND OF AND REASONS FOR THE MERGER

         BACKGROUND OF THE MERGER. Because of various changes to the banking laws, acquisition activity among financial institutions located in Indiana and in other states during the last several years has increased. This acquisition activity has resulted in regional and large financial institutions entering Indiana and other markets in the midwestern United States. In addition, developments and deregulation in the financial services industry generally have led to increases in competition for bank services. Further, recent increases in bank regulatory burdens have resulted in increased costs to most financial institutions. These increased costs and competitive factors have created an environment in which it is increasingly difficult for even relatively large community bank holding companies such as AMBANC to compete effectively with other larger financial institutions and financial services providers.

         In light of the competitive and regulatory factors described above and other financial, legal and market considerations, the Executive Committee of the Board of Directors, at its meeting in September 1997, began the process of evaluating the options available to AMBANC, including the possibility of an acquisition of AMBANC by another acquiror. At that meeting, representatives of McDonald & Company Securities, Inc. ("McDonald") presented information regarding the acquisition climate throughout the Midwest and an analysis of alternatives available to AMBANC.

         At its October meeting, the Executive Committee of the Board again discussed the status of merger activity in Indiana and throughout the Midwest and the various strategic alternatives to AMBANC.

         At its meeting on January 23, 1998, the Board of Directors of AMBANC made its initial determination to evaluate the possibility of affiliating with a larger bank holding company. The Board appointed the Executive Committee as an Acquisition Evaluation Committee to evaluate a possible affiliation with

AMBANC with another banking institution and to consider all the factors and issues related to such an affiliation.

         In its February 6, 1998, meeting, the Executive Committee interviewed four investment banking firms and thereafter selected McDonald to represent AMBANC in a possible merger transaction. On February 9, 1998, AMBANC and McDonald executed an engagement letter.

         Thereafter, McDonald solicited indications of interest from a number of bank holding companies throughout the Midwest. The result of this solicitation were presented to the Executive Committee at its meeting on March 25, 1998. Indications of interest were received from three bank holding companies, including UPC. At that meeting, representatives from McDonald represented a detailed financial analysis of the various indications of interest and, based on that analysis, the Executive Committee unanimously determined that it would recommend to the full Board of Directors that an affiliation with UPC would be in the best interest of AMBANC's shareholders. The Executive Committee authorized management, with the assistance of McDonald and legal counsel, to attempt to negotiate a definitive acquisition agreement for presentation to the full Board of Directors of AMBANC as soon as possible.

         Following the March 25 meeting, representatives of UPC conducted due diligence of AMBANC in Vincennes, Indiana, and representatives of AMBANC, McDonald, and AMBANC's legal counsel conducted due diligence of UPC at the corporate headquarters of UPC in Memphis, Tennessee. These due diligence sessions were held from March 27 through March 29.

         Concurrently with the due diligence meetings, the parties were negotiating the terms of the Agreement and the Plan of Merger between AMBANC and UPC.

         On March 31, 1998, the Board of Directors of AMBANC met at the corporate offices of AMBANC to review the proposed Agreement and Plan of Merger. At that meeting, representatives with McDonald presented the outline of their fairness opinion and again presented a detailed financial analysis of the terms of the proposed merger. The Board of Directors then unanimously approved the Agreement and Plan of Merger.

         AMBANC'S REASONS FOR THE MERGER AND RECOMMENDATION OF THE AMBANC BOARD. The Board of Directors of AMBANC considered several factors in determining to approve the Agreement and Plan of Merger instead of the proposals from other potential acquirors. Those factors are discussed below.

         Among other items considered by the Board of Directors of AMBANC in making its decision to approve the Agreement and Plan of Merger were the price and form of consideration proposed to be paid by UPC; the financial condition, results of operation, dividend payment records and prospects of AMBANC as an independent bank; the financial condition, results of operation, dividend payment records and prospects of UPC; the compatibility of the markets of UPC's existing subsidiary banks to the market of AMBANC; the anticipated tax-free nature of the Merger to shareholders of AMBANC receiving solely UPC Common Stock in exchange for their shares of AMBANC Common Stock; the possibility of increased liquidity by AMBANC shareholders through ownership of UPC Common Stock as compared to AMBANC Common Stock; price information from McDonald regarding other comparable bank acquisitions; and the opinion of McDonald that the consideration to be received by AMBANC shareholders under the AMBANC Agreement was fair from a financial perspective.

         The Board of Directors of AMBANC also considered, among other things, the impact of the AMBANC Merger on AMBANC's customers and employees and the community served by AMBANC. UPC's historical practice of retaining employees of the banks that it had previously acquired with competitive salary and benefit programs and with career advancement opportunities was also considered. The Board also examined UPC's continuing commitment to the communities served by banks previously acquired by UPC.

         Based upon the foregoing factors, the Board of Directors of AMBANC concluded that it was in the best interests of AMBANC and its shareholders to affiliate with UPC and to enter into the Merger and the Agreement and Plan of Merger. The importance of the various factors discussed above relative to one another cannot be precisely determined or stated.

         THE BOARD OF DIRECTORS OF AMBANC HAS UNANIMOUSLY APPROVED THE AGREEMENT AND PLAN OF MERGER AND UNANIMOUSLY RECOMMENDS TO THE SHAREHOLDERS OF AMBANC THAT THEY APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY.

         UPC'S REASONS FOR THE MERGER. In adopting the Agreement, the Plan of Merger, and the Merger, the UPC Board considered a number of additional factors concerning the benefits of the Merger. Without assigning any relative or specific weights to the factors, the UPC Board considered the following additional material factors:

                  (a) a review, based in part on a presentation by UPC's management, of (i) the business, operations, earnings, and financial condition, including the capital levels and asset quality, of AMBANC on an historical, prospective, and pro forma basis and in comparison to other financial institutions in the area, (ii) the demographic, economic, and financial characteristics of the markets in which AMBANC operates, including existing competition, history of the market areas with respect to financial institutions, and average demand for credit, on historical and prospective basis, and (iii) the results of UPC's due diligence review of AMBANC; and

                  (b) a variety of factors affecting and relating to the overall strategic focus of UPC, including UPC's desire to expand into markets in Indiana and Illinois and the business lines pursued by AMBANC.

                  The UPC Board determined that the Merger was in the best interests of UPC and its shareholders and unanimously approved the proposed Merger on April 16, 1998.

OPINION OF AMBANC'S FINANCIAL ADVISORS

         Merger - General. Pursuant to an engagement letter dated February 9, 1998 between AMBANC and McDonald, AMBANC retained McDonald to act as its sole financial advisor in connection with the Merger and related matters. As part of its engagement, McDonald agreed, if requested by AMBANC, to render an opinion with respect to the fairness, from a financial point of view, to AMBANC shareholders of the consideration to be received by AMBANC in the Merger. McDonald is a nationally recognized specialist in the financial services industry, in general, and in Midwestern banks and thrifts in particular. McDonald is regularly engaged in evaluations of similar businesses and in advising institutions with regard to mergers and acquisitions, as well as raising debt and equity capital for such institutions. AMBANC selected McDonald as its financial advisor based upon its qualifications, expertise and reputation in such capacity.

         At the March 31, 1998 meeting of the AMBANC Board, McDonald delivered its opinion that the consideration to be received by AMBANC in the Merger (the amount of which was determined by AMBANC and UPC on the basis of arm's-length negotiation between AMBANC and UPC), was fair to AMBANC shareholders, from a financial point of view, as of March 31, 1998. McDonald also delivered to the AMBANC Board a written opinion dated as of March 31, 1998 and has included as part of this Joint Proxy Statement/Prospectus a letter confirming its opinion as of the date of this Joint Proxy Statement/Prospectus. No limitations were imposed by AMBANC on McDonald with respect to the investigations made or the procedures followed in rendering its opinion.

         THE FULL TEXT OF MCDONALD'S WRITTEN OPINION TO THE AMBANC BOARD, DATED AS OF MARCH 31, 1998, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND EXTENT OF REVIEW BY MCDONALD IS ATTACHED HERETO AS APPENDIX C AND IS INCORPORATED HEREIN BY REFERENCE AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONJUNCTION WITH THIS JOINT PROXY STATEMENT/PROSPECTUS. THE FOLLOWING SUMMARY OF MCDONALD'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. MCDONALD'S OPINION IS ADDRESSED TO THE AMBANC BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF AMBANC AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE AMBANC SPECIAL MEETING.

         In connection with its opinion, McDonald has, among other things: (i) reviewed the Agreement and the other related documents and this Joint Proxy Statement/Prospectus; (ii) reviewed certain historical business and financial information relating to AMBANC and UPC; (iii) reviewed other pertinent internally generated reports with regard to the separate businesses and prospects of AMBANC and UPC including, among other things, the strategic objectives of each corporation and the potential benefits which might be realized through consummation of the Merger; (iv) participated in senior management discussions between AMBANC and UPC with regard to said strategic objectives which might be realized through consummation of the Merger; (v) reviewed public information regarding other selected comparable publicly traded companies deemed relevant to the proposed business combination; (vi) reviewed the financial terms and data of selected comparable combinations between banks and bank or thrift holding companies deemed relevant to the proposed business combination; (vii) reviewed the historical market performance and trading volume of AMBANC Common Stock and UPC Common Stock; (viii) reviewed and evaluated the current stock distribution and ownership of AMBANC Common Stock and UPC Common Stock, as well as the pro forma distribution and ownership following consummation of the Merger, based upon the contribution of, among other things, AMBANC's assets, liabilities, shareholders' equity and earnings to the combined entity; and (ix) conducted such other financial studies, analyses and investigations as McDonald deemed appropriate. The oral and written opinions provided by McDonald to AMBANC were necessarily based upon economic, monetary, financial market and other relevant conditions as of the dates thereof.

         In connection with its review and arriving at its opinion, McDonald relied upon the accuracy and completeness of the financial information and other pertinent information provided by AMBANC to McDonald for purposes of rendering its opinion. McDonald did not assume any obligation to independently verify any of the provided information as being complete and accurate in all material respects. With regard to the financial forecasts established and developed for AMBANC and UPC with the input of the respective managements, as well as projections of cost savings, revenue enhancements and operating synergies, McDonald assumed that these materials had been reasonably prepared on bases reflecting the best available estimates and judgments of AMBANC and UPC as to the future performance of the separate and combined entities and that the projections provided a reasonable basis upon which McDonald could formulate its opinion. Neither AMBANC nor UPC publicly discloses such internal management projections of the type utilized by McDonald in connection with McDonald's role as financial advisor to AMBANC with respect to review of the Merger. Therefore, such projections cannot be assumed to have been prepared with a view towards public disclosure. The projections were based upon numerous variables and assumptions that are inherently uncertain, including, but notwithstanding, factors relative to the general economic and competitive conditions facing AMBANC and UPC. Accordingly, actual results could vary significantly from those set forth in the respective projections.

         McDonald does not claim to be an expert in the evaluation of loan portfolios or the allowance for loan losses with respect thereto and therefore assumes that such allowances for AMBANC and UPC are adequate to cover such losses. In addition, McDonald does not assume responsibility for the review of individual credit files, did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of AMBANC or UPC, nor was McDonald provided with such appraisals. Furthermore, McDonald assumes that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, without any waiver of any material terms or conditions by AMBANC and that obtaining the necessary regulatory approvals for the Merger will not have an adverse effect on either separate institution or combined entity. Moreover, in each analysis that involves per share data for AMBANC, McDonald adjusted the data to reflect full dilution, i.e., the exercise of all outstanding options and/or warrants (utilizing the treasury stock method). In particular, McDonald assumes that the Merger will be recorded as a "pooling-of-interests" in accordance with generally accepted accounting principles.

         In connection with rendering its opinion to the AMBANC Board, McDonald performed a variety of financial and comparative analyses which are briefly summarized below. Such summary of analyses does not purport to be a complete description of the analyses performed by McDonald. Moreover, McDonald believes that these analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete understanding of the scope of the process underlying the analyses and, more importantly, the opinion derived form them. The preparation of a financial advisor's opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or a summary description of such analyses. In its full analysis, McDonald also accounted for the assessment of general economic, financial market and other financial conditions. Furthermore, McDonald drew from its past experience in similar transactions, as well as its experience in the valuation of securities and its general knowledge of the banking industry as a whole. Any estimates in McDonald's analyses were not necessarily indicative of future results or values which may significantly diverge more or less favorably from such estimates. Estimates of company valuations do not purport to be appraisals or necessarily reflect the prices at which companies or their respective securities actually may be sold. Most notably, none of the analyses performed by McDonald were assigned a greater significance by McDonald than any other in deriving its opinion.

         Comparable Company Analysis: McDonald reviewed and compared actual stock market data and actual and estimated selected financial information for AMBANC with corresponding information for 21 publicly traded Midwestern banks with assets between $500 million and $1 billion (the "AMBANC Peer Group"). The AMBANC Peer Group included: Independent Bank Corporation, Ionia, MI; Old Second Bancorp Inc., Aurora, IL; National City Bancorporation, Minneapolis, MN; Second Bancorp Inc, Warren, OH; Midwest Banc Holdings Inc., Melrose Park, IL; Shoreline Financial Corporation, Benton Harbor, MI; Merchants Bancorp, Inc., Aurora, IL; First Oak Brook Bancshares, Inc., Oak Brook, IL; Michigan Financial Corporation, Marquette, MI; Mahoning National Bancorp Inc., Youngstown, OH; Peoples Bancorp Inc., Marietta, OH; Lakeland Financial Corporation, Warsaw, IN; Capitol Bancorp Ltd., Lansing, MI; UnionBancorp, Inc., Ottawa, IL; Peoples Bank of Indianapolis, Indianapolis, IN; CoVest Bancshares, Inc., Des Plaines, IL; Allegiant Bancorp, Inc., Clayton, MO; Southside Bancshares Corp., St. Louis, MO; ANB Corporation, Muncie, IN; Gold Banc Corp., Leawood, KS; and Franklin Bank, N.A., Southfield, MI.

         The analysis of the AMBANC Peer Group indicated, among other things, that, based on market prices as of March 30, 1998 and the latest publicly available financial data based on December 31, 1997 or September 30, 1997: (i) the mean and median multiples of price to respective last twelve months' earnings were 19.66x and 18.97x, respectively, as compared to 24.37x for AMBANC;
(ii) the mean and median multiples of price to estimated 1998 earnings were 19.0x and 19.4x, respectively, as compared to 21.5x for AMBANC; (iii) the mean and median multiples of price to estimated 1999 earnings were 17.8x and 18.0x, respectively, as compared to 21.0x for AMBANC, based on consensus estimates;
(iv) the mean and median multiples of price to book value were 248% and 243%, respectively, as compared to 259% for AMBANC; (v) the mean and median multiples of price to tangible book value were 276% and 266%, respectively, as compared to 264% for AMBANC; (vi) the mean and median dividend yields were 1.4% for both, respectively, as compared to 1.7% for AMBANC; (vii) the mean and median return on average assets ("ROAA") for the last twelve months were 0.98% and 1.01%, respectively, as compared to 1.10% for AMBANC; (viii) the mean and median return on average equity ("ROAE") for the last twelve months were 11.48% and 12.07%, respectively, as compared to 10.68% for AMBANC; (ix) the mean and median ratios of tangible equity to tangible assets were 8.10% and 7.95%, respectively, as compared to 10.13% for AMBANC; (x) the mean and median ratios of non-performing assets to assets were 0.38% and 0.31%, as compared to 0.48% for AMBANC; (xi) the mean and median ratios of loan loss reserves to non-performing loans were 343% and 310%, respectively, as compared to 185% for AMBANC; and (xii) the mean and median efficiency ratios for the last twelve months were 60.0% for both, respectively, as compared to 55.9% for AMBANC.

         McDonald also reviewed and compared actual stock market data and actual and estimated selected financial information for UPC with corresponding information for 25 publicly traded Midwestern banks with assets between $10 billion and $50 billion (the "UPC Peer Group"). The UPC Peer Group included:
Mellon Bank Corp., Pittsburgh, PA; Comerica Inc., Detroit, MI; SouthTrust Corp., Birmingham, AL; Summit Bancorp, Princeton, NJ; Mercantile Bancorp., St. Louis, MO; BB&T Corp., Winston-Salem, NC; Huntington Bancshares Inc., Columbus, OH; Northern Trust Corp., Chicago, IL; Crestar Financial Corp., Richmond, VA; Regions Financial Corp., Birmingham, AL; Fifth Third Bancorp, Cincinnati, OH; Firstar Corp., Milwaukee, WI; Marshall & Ilsley Corp., Milwaukee, WI; Popular Inc., San Juan, PR; AmSouth Bancorp., Birmingham, AL; First Security Corp., Salt Lake City, UT; First Tennessee National Corp., Memphis, TN; First Empire State Corp., Buffalo, NY; Old Kent Financial Corp., Grand Rapids, MI; Compass Bancshares Inc., Birmingham, AL; Hibernia Corp., New Orleans, LA; Star Banc Corp., Cincinnati, OH; First American Corp., Nashville, TN; Associated Banc-Corp, Green Bay, WI; and Commerce Bancshares Inc., Kansas City, MO.

         The analysis of the UPC Peer Group indicated, among other things, that, based on market prices as of March 30, 1998 and the latest publicly available financial data based on December 31, 1997 or September 30, 1997: (i) the mean and median multiples of price to respective last twelve months' earnings were 21.8x and 21.3x, respectively, as UPC was 23.0x; (ii) the mean and median multiples of price to estimated 1998 earnings were 19.4x and 18.7x, respectively, as compared to 17.0x for UPC; (iii) the mean and median multiples of price to estimated 1999 earnings were 17.3x and 16.9x, respectively, as compared to 14.9x for UPC; (iv) the mean and median multiples of price to book value were 360% and 335%, respectively, as compared to 299% for UPC; (v) the mean and median multiples of price to tangible book value were 423% and 388%, respectively, as compared to 308% for UPC; (vi) the mean and median dividend yields were 1.8% and 1.9%, respectively, as compared to 3.23% for UPC; (vii) the mean and median ROAA for the last twelve months were 1.31% and 1.34%, respectively, as compared to 0.85% for UPC; (viii) the mean and median ROAE for the last twelve months were 16.01% and 16.54%, respectively, as compared to 8.68% for UPC; (ix) the mean and median ratios of tangible equity to tangible assets were 7.07% and 6.95%, respectively, as compared to 9.38% for UPC; (x) the mean and median ratios of non-performing assets to assets were 0.36% and 0.35%, respectively, as compared to 0.79% for UPC; (xi) the mean and median ratios of loan loss reserves to non-performing loans were 394% and 356%, respectively, as compared to 189% for UPC; and (xii) the mean and median efficiency ratios for the last twelve months were 55.7% and 55.8%, respectively, as compared to 62.1% for UPC.

         Comparable Transactions Analysis: McDonald reviewed and compared actual information for comparable pending or closed transactions it deemed pertinent to the Merger, including: (i) 17 bank merger and/or acquisition transactions with seller's assets between $500 million and $2.5 billion (the "Nationwide Transactions"); and (ii) 13 Midwestern bank merger and/or acquisition transactions with seller's assets between $500 million and $2.5 billion (the "Midwestern Transactions").

         The Nationwide Transactions were (seller in italics): St. Paul Bancorp, Chicago, IL/Beverly Bancorp., Tinley Park, IL; First Security Corp, Salt Lake City, UT/ California State Bank, West Covina, CA; SouthTrust Corp, Birmingham, AL/American Banks of FL, Jacksonville, FL; Cullen/Frost Bankers, San Antonio, TX/Overton Bancshares, Fort Worth, TX; Banco Bilbao, Mayaguez, PR/PonceBank, Ponce, PR; Mercantile Bancorp, St Louis, MO/Firstbank of IL, Springfield, IL; Union Planters Corp, Memphis, TN/Merchants Bancshares, Houston, TX; First Midwest Bncp, Naperville, IL/Heritage Finl Srvcs, Tinley Park, IL; Mercantile Bancorp, St Louis, MO/CBT Corp, Paducah, KY; BB&T Corp, Winston-Salem, NC/Franklin Bancorp, Washington, DC; Regions Financial, Birmingham, AL/First State Corp, Albany, GA; F&M Bancorporation, Kaukauna, WI/BancSecurity Corp., Marshalltown, IA; Union Planters Corp, Memphis, TN/Peoples First Corp, Paducah, KY; FirstMerit Corp, Akron, OH/CoBancorp, Inc., Elyria, OH; CNB Bancshares Inc., Evansville, IN/Pinnacle Financial, St Joseph, MI; United Bankshares, Charleston, WV/George Mason Bankshares, Fairfax, VA; and Fulton Financial Corp, Lancaster, PA/Keystone Heritage Group, Lebanon, PA.

         The analysis of the Nationwide Transactions indicated, among other things, that, based on the announced transaction value: (i) the mean and median multiples of transaction value to respective last twelve months' earnings were 22.6x and 22.1x, respectively, as compared to an implied valuation of 25.2x for AMBANC earnings in this transaction; (ii) the mean and median ratios of transaction value to book value were 299% and 291%, respectively, as compared to an implied valuation of 268% of AMBANC stated book value; (iii) the mean and median ratios of transaction value to tangible book value were 322% and 321%, respectively, as compared to an implied valuation of 274% of AMBANC stated tangible book; and (iv) the mean and median ratios of transaction value to total assets were 27.6% and 27.3%, respectively, as compared to an implied valuation of 27.7% of AMBANC total assets.

         The Midwestern Transactions were (seller in italics): St. Paul Bancorp, Chicago, IL/Beverly Bancorp., Tinley Park, IL; Mercantile Bancorp, St Louis, MO/Firstbank of IL, Springfield, IL; First Midwest Bncp, Naperville, IL/Heritage Finl Srvcs, Tinley Park, IL; Mercantile Bancorp, St Louis, MO/CBT Corp, Paducah, KY; F&M Bancorporation, Kaukauna, WI/ BancSecurity Corp., Marshalltown, IA; Union Planters Corp, Memphis, TN/Peoples First Corp, Paducah, KY; FirstMerit Corp, Akron, OH/CoBancorp, Inc., Elyria, OH; CNB Bancshares Inc., Evansville, IN/Pinnacle Financial, St Joseph, MI; Commercial Federal, Omaha, NE/Liberty Financial, West Des Moines, IA; Area Bancshares Corp, Owensboro, KY/Cardinal Bancshares, Lexington, KY; Citizens Bankng Corp, Flint, MI/CB Financial Corp, Jackson, MI; Park National Corp, Newark, OH/First- Knox Banc Corp, Mount Vernon, OH; and Magna Group, St. Louis, MO/Homeland Bankshares, Waterloo, IA.

         The analysis of Midwestern Transactions indicated, among other things, that, based on the announced transaction value: (i) the mean and median multiples of transaction value to respective last twelve months' earnings were 21.3x and 21.4x, respectively, as compared to an implied valuation of 25.2x AMBANC earnings in this transaction; (ii) the mean and median ratios of transaction value to book value were 250% and 237%, respectively, as compared to an implied valuation of 268% of AMBANC stated book value; (iii) the mean and median ratios of transaction value to tangible book value were 274% and 256%, respectively, as compared to an implied valuation of 274% of AMBANC stated tangible book; and (iv) the mean and median ratios of transaction value to total assets were 24.9% and 25.3%, respectively, as compared to an implied valuation of 27.7% of AMBANC total assets.

         Contribution Analysis: McDonald analyzed the contribution of each of AMBANC and UPC to the pro forma assets, total loans, deposits, equity, tangible equity, earnings for the last twelve months, earnings excluding nonrecurring charges for the last twelve months, 1998 estimated earnings and 1999 estimated earnings. This analysis demonstrated that AMBANC contributed approximately 2.47% of assets, 2.67% of total loans, 2.81% of deposits, 2.83% of total equity, 2.95% of tangible equity, 2.50% of earnings for the last twelve months, 1.93% of earnings excluding nonrecurring charges for the last twelve months, 1.84% of 1998 estimated earnings and 1.75% of 1999 estimated earnings. The Exchange Ratio implies that AMBANC shareholders will own approximately 2.49% of pro forma shares outstanding upon completion of the Merger.

         Accretion/Dilution Analysis: On the basis of financial projections prepared by McDonald, with the assistance of both of the management teams, and estimates of on-going cost savings accruing to the pro forma company provided to McDonald by management, as well as estimated one-time costs related to the transaction, McDonald compared pro forma equivalent earnings, cash dividends, book value and tangible book value to the stand-alone projections of AMBANC.

         The accretion/dilution analysis demonstrated, among other things, that the Merger would result in (i) accretion to earnings for AMBANC shareholders ranging from 36% to 48% from 1998 through 2000; (ii) accretion to estimated cash dividends for AMBANC shareholders ranging from 102% to 112% from 1998 through 2000; (iii) dilution to book value for AMBANC shareholders ranging from 9% to 6% from 1998 through 2000; and (iv) dilution to tangible book value to AMBANC shareholders ranging from 40% to 33% from 1998 through 2000.

         Discounted Cash Flow Analysis: McDonald performed a discounted cash flow analysis with regard to AMBANC on a stand-alone basis, as based on the above-mentioned projections. This analysis utilized a discount rate of 14% and a range of earnings terminal multiples of 14.0x to 22.0x. The analysis resulted in a range of present values of $15.69 to $23.76 per share for AMBANC on a stand-alone basis.

         Other Analyses: McDonald also reviewed certain other information including selected pro forma industry rankings, pro forma estimated balance sheet composition and pro forma financial performance.

         No other company used as a comparison in the above analyses is identical to AMBANC, UPC or the combined entity and no other transaction is identical to the Merger. Accordingly, an analysis of the results of the foregoing is not purely mathematical; rather, it involves complex considerations and judgments concerning differences in financial market and operating characteristics of the companies and other factors that could affect the public trading volume of the companies to which AMBANC, UPC and the combined entity are being compared.

         For its financial advisory services provided to AMBANC, McDonald will be paid a fee based on 0.6% of the transaction value upon closing of the Merger. In addition, AMBANC has agreed to reimburse McDonald for all reasonable out-of-pocket expenses, incurred by it on AMBANC's behalf, as well as indemnify McDonald against certain liabilities, including any which may arise under the federal securities laws.

         McDonald is a member of all principal securities exchanges in the United States; and its conduct of its broker-dealer activities has from time to time purchased securities from, and sold securities to, AMBANC and/or UPC. As a market maker, McDonald may also have purchased and sold the securities of AMBANC for McDonald's own account and for the accounts of its customers.

EFFECTIVE TIME OF THE MERGER

         Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Time will occur on the date and at the time that Articles of Merger reflecting the Merger become effective with the Secretary of State of the State of Indiana and the Secretary of State of the State of Tennessee. Subject to the terms and conditions of the Agreement, unless otherwise agreed upon in writing by UPC and AMBANC, the parties will use their reasonable efforts to cause the Effective Time to occur on such date as may be designated by UPC within 15 days following the last to occur of (i) the effective date of the last consent of any regulatory authority having authority over and approving or exempting the Merger (taking into account any requisite waiting period in respect thereof), and (ii) the date on which the shareholders of AMBANC approve the Agreement. It is anticipated that the Effective Time of the Merger will occur on or about _________, 1998.

         No assurance can be provided that the necessary shareholder and regulatory approvals can be obtained or that other conditions precedent to the Merger can or will be satisfied. AMBANC and UPC anticipate that all conditions to consummation of the Merger will be satisfied so that the Merger can be consummated on or about ___________, 1998. However, delays in the consummation of the Merger could occur.

         The Board of Directors of either AMBANC or UPC generally may terminate the Agreement and the Plan of Merger if the Merger is not consummated by December 31, 1998, unless the failure to consummate the transactions contemplated by the Agreement on or before such date is caused by any willful breach of the Agreement by the party seeking termination. See "-- Conditions to Consummation of the Merger" and "-- Waiver, Amendment, and Termination."

DISSENTERS' RIGHTS

              Because AMBANC Common Stock is traded on the Nasdaq National Market System, shareholders of AMBANC will not have dissenters' rights under Indiana law.

DISTRIBUTION OF UPC STOCK CERTIFICATES

              Promptly after the Effective Time, UPC and AMBANC will cause
UPB, Memphis, Tennessee, acting in its capacity as Exchange Agent, to mail to the former shareholders of AMBANC a letter of transmittal, together with instructions for the exchange of the Certificates representing shares of AMBANC Common Stock for certificates representing shares of UPC Common Stock.

              AMBANC SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL AND INSTRUCTIONS.

              Upon surrender to the Exchange Agent of Certificates for AMBANC Common Stock, together with a properly completed letter of transmittal, there will be issued and mailed to each holder of AMBANC Common Stock surrendering such items a certificate or certificates representing the number of shares of UPC Common Stock to which such holder is entitled and a check for the amount to be paid in lieu of any fractional share (without interest), if any, together with all undelivered dividends or distributions in respect of such shares (without interest thereon), if any. UPC will not be obligated to deliver the consideration to which any former holder of AMBANC Common Stock is entitled as a result of the Merger until the holder surrenders such holder's Certificates representing the shares of AMBANC Common Stock. Whenever a dividend or other distribution is declared by UPC on UPC Common Stock, the record date for which is at or after the Effective Time, the declaration will include dividends or other distributions on all shares issuable pursuant to the Agreement, but no dividend or other distribution payable after the Effective Time with respect to UPC Common Stock will be paid to the holder of any unsurrendered AMBANC Common Stock Certificate until the holder duly surrenders such Certificate. Upon surrender, both the UPC Common Stock certificate, together with all undelivered dividends or other distributions (without interest) and any undelivered cash payment to be paid in lieu of a fractional share (without interest), will be delivered and paid with respect to the shares represented by such Certificate. If any AMBANC Common Stock Certificate has been lost, stolen, or destroyed, upon the submission of an affidavit claiming the Certificate to be lost, stolen, or destroyed by the shareholder of record and, if required by UPC, the posting by such person of a bond in such amount as UPC may reasonably direct as indemnity against any claim that may be made against UPC with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen, or destroyed Certificate the shares of UPC Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to the Agreement.

              At the Effective Time, the stock transfer books of AMBANC will be closed to holders of AMBANC Common Stock and no transfer of shares of AMBANC Common Stock by any such holder will thereafter be made or recognized. If Certificates representing shares of AMBANC Common Stock are presented for transfer after the Effective Time, they will be canceled and exchanged for shares of UPC Common Stock and a check for the amount due in lieu of fractional shares and undelivered dividends, if any, deliverable in respect thereof.

CONDITIONS TO CONSUMMATION OF THE MERGER

              Consummation of the Merger is subject to various conditions, including (i) receipt of the approval of the Agreement and the Plan of Merger by holders of a majority of the outstanding AMBANC Common Stock, (ii) receipt of certain regulatory approvals required for consummation of the Merger, (iii) receipt by UPC of a written opinion of counsel from Wyatt, Tarrant & Combs and by AMBANC of a written opinion of counsel from Leagre Chandler & Millard as to the tax-free nature of the Merger (except to the extent of cash received), (iv) receipt of approval of the shares of UPC Common Stock issuable pursuant to the Merger for listing on the NYSE, subject to official notice of issuance, (v) the Registration Statement being declared effective under the Securities Act, (vi) the accuracy, as of the date of the Agreement and as of the Effective Time, of the representations and warranties of AMBANC and UPC as set forth in the Agreement, (vii) the performance of all agreements and the compliance with all covenants of AMBANC and UPC as set forth in the Agreement,
(viii) receipt of all consents required for consummation of the Merger or for the preventing of any default under any contract or permit which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect on AMBANC or UPC, (ix) receipt by UPC as of the Effective Time, with a copy to AMBANC, of a letter from Price Waterhouse LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment, (x) the absence of any law or order or any action taken by any court, governmental, or regulatory authority of competent jurisdiction prohibiting, restricting, or making illegal the consummation of the transactions contemplated by the Agreement, (xi) receipt by AMBANC of an opinion from McDonald to the effect that the Merger is fair to AMBANC shareholders from a financial point of view; and (xii) satisfaction of certain other conditions, including the receipt of certain legal opinions and various certificates from the officers of AMBANC and UPC. See "-- Regulatory Approval" and "-- Waiver, Amendment, and Termination."

              No assurance can be provided as to when or if all of the conditions precedent to the Merger can or will be satisfied or waived by the party permitted to do so. In the event the Merger is not effected on or before December 31, 1998, the Agreement may be terminated and the Merger abandoned by a vote of a majority of the Board of Directors of either AMBANC or UPC. See "-- Waiver, Amendment, and Termination."

REGULATORY APPROVAL

              THE MERGER MAY NOT PROCEED IN THE ABSENCE OF RECEIPT OF THE REQUISITE REGULATORY APPROVAL. THERE CAN BE NO ASSURANCE THAT SUCH REGULATORY APPROVAL WILL BE OBTAINED OR AS TO THE TIMING OF SUCH APPROVAL. APPLICATIONS FOR THE APPROVAL DESCRIBED BELOW HAVE BEEN SUBMITTED TO THE APPROPRIATE REGULATORY AUTHORITIES.

              It is a condition to the consummation of the Merger that UPC and AMBANC shall have received all applicable regulatory approvals to consummate the transactions contemplated by the Agreement, without the imposition of any condition which in the reasonable judgment of the UPC Board would so materially adversely impact the financial or economic benefits of the transactions contemplated by the Agreement and the Plan of Merger that, had such condition or requirement been known, UPC would not, in its reasonable judgment, have entered into the Agreement. There can be no assurance that such approvals will not contain terms, conditions or requirements which cause such approvals to fail to satisfy such condition to the consummation of the Merger.

              AMBANC and UPC are not aware of any material governmental approvals or actions that are required for consummation of the Merger, except as described below. Should any other approval or action be required, it presently is contemplated that such approval or action would be sought.

              The Merger is subject to the prior approval of the Federal Reserve, pursuant to Section 3 of the BHC Act. In evaluating the Merger, the Federal Reserve must consider, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The relevant statutes prohibit the Federal Reserve from approving the Merger if (i) it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States or (ii) its effect in any section of the country could be to substantially lessen competition or to tend to create a monopoly, or if it would result in a restraint of trade in any other manner, unless the Federal Reserve should find that any anticompetitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Merger may not be consummated until the 30th day (which the Federal Reserve may reduce to 15 days) following the date of the Federal Reserve approval, during which time the United States Department of Justice would be afforded the opportunity to challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the approval of the agencies, unless a court of competent jurisdiction should specifically order otherwise. By letter dated ______ __, 1998, the Federal Reserve advised UPC that the Merger had been approved.

WAIVER, AMENDMENT, AND TERMINATION

               To the extent permitted by law, the Agreement may be amended by a subsequent writing signed by each of the parties upon the approval of the Boards of Directors of each of the parties, whether before orafter shareholder approval of the Agreement and the Plan of Merger has been obtained. In addition, prior to or at the Effective Time, either AMBANC or UPC, or both, acting through their respective Boards of Directors, chief executive officers, or other authorized officers, may waive any default in the performance of any term of the Agreement by the other party, may waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the Agreement, and may waive any of the conditions precedent to the obligations of such party under the Agreement, except any condition that, if not satisfied, would result in the violation of any applicable law or governmental regulation. No such waiver will be effective unless written and unless executed by a duly authorized officer of AMBANC or UPC, as the case may be.

              The Agreement and the Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Time (i) by the mutual consent of the Boards of Directors of AMBANC and UPC; (ii) by the AMBANC Board or the UPC Board (a) if any inaccuracy of any representation or warranty of the other party contained in the Agreement cannot be or has not been cured within 30 days after giving written notice to the breaching party of such inaccuracy and which inaccuracy would provide the terminating party the ability to refuse to consummate the Merger under the applicable standards set forth in the Agreement (provided that the terminating party is not then in breach of any representation or warranty contained in the Agreement under the applicable standards set forth in the Agreement or in material breach of any covenant or other agreement contained in the Agreement), (b) if a material breach by the other party of any covenant or agreement contained in the Agreement cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (provided that the terminating party is not then in breach of any representation or warranty contained in the Agreement under the applicable standards set forth in the Agreement or in material breach of any covenant or other agreement contained in the Agreement), (c) if (1) any consent of any regulatory authority required for consummation of the Merger and the other transactions contemplated by the Agreement has been denied by final nonappealable action, or if any action taken by such authority is not appealed within the time limit for appeal or (2) the shareholders of AMBANC fail to vote their approval of the Agreement and the transactions contemplated thereby as required by the IBCL and the Agreement at the Special Meeting, or (d) if the Merger is not consummated by December 31, 1998, provided that the failure to consummate is not caused by any willful breach of the Agreement by the party electing to terminate; or (iii) by the AMBANC Board pursuant to the relevant provisions of the Agreement described in " -- Possible Adjustment of Exchange Ratio."

              If the Merger is terminated as described above, the Agreement and the Plan of Merger will become void and have no effect, except that certain provisions of the Agreement, including those relating to the obligations to share certain expenses, and maintain the confidentiality of certain information obtained will survive. In addition, termination of the Agreement will not relieve any breaching party from liability for any uncured willful breach of a representation, warranty, covenant, or agreement. The Option Agreement will be governed by its own terms as to its termination. See "-- Expenses and Fees" and "-- Option Agreement."

CONDUCT OF BUSINESS PENDING THE MERGER

              The Agreement obligates AMBANC to conduct its business only in the usual, regular, and ordinary course, before the Effective Time, and imposes certain limitations on the operations of AMBANC and its banking subsidiaries before the Effective Time. Among other things, AMBANC has agreed that, absent the prior written consent of UPC and except as otherwise permitted by the Agreement, it will not: (i) become responsible for any obligation for borrowed money in excess of an aggregate of $50,000, except in the ordinary course of business consistent with past practices; (ii) pay any dividends, except in accordance with past practices, or, subject to certain exceptions, exchanging any shares of its capital stock, issuing any additional shares of its capital stock, or giving any person the right to acquire any such shares; (iii) acquire control over any other entity; (iv) subject to certain exceptions, grant any increase in compensation or benefits, or pay any bonus, to any of its directors, officers, or employees; or (v) except as previously disclosed to UPC, modify or adopt any employee benefit plans, including any employment contract. See Article 7 of the Agreement, which is attached as Appendix A to this Proxy Statement. The Agreement authorizes AMBANC to declare and pay regular quarterly dividends on the AMBANC Common Stock in accordance with its past practice in an amount not to exceed $0.12 per share per quarter. The Agreement contemplates that the Merger will be timed to occur at such a time that the AMBANC shareholders will not fail to receive a dividend during a quarterly period, nor will they receive a dividend on both their AMBANC Common Stock and the UPC Common Stock they receive in the Merger during the same quarterly period.

              AMBANC has also agreed that, except with respect to the Agreement, the Plan of Merger, and the transactions contemplated thereby, no AMBANC company or any representative thereof shall directly or indirectly solicit any acquisition proposal or, except to the extent necessary to comply with the fiduciary duties of the AMBANC Board as advised by counsel, furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any contract with respect to, any acquisition proposal.

              In the Agreement, UPC and AMBANC each also agree not to take any action which would (a) materially adversely affect its ability to obtain any consents required for the transactions contemplated by the Agreement or prevent the transactions contemplated by the Agreement, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Code (see "-- Certain Federal Income Tax Consequences of the Merger"), or (b) materially adversely affect the ability of any party to perform its covenants and agreements under the Agreement.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

              Consummation of the Merger will not alter the present management team or Board of Directors of UPC or UPC Merger Subsidiary. Information concerning the management of UPC is included in the documents incorporated herein by reference. See "DOCUMENTS INCORPORATED BY REFERENCE." The current officers and directors of the AMBANC Banks will continue to serve in their respective capacities on behalf of the AMBANC Banks. UPC Merger Subsidiary, as the sole shareholder of the AMBANC Banks at that time, may alter the composition of the Board of Directors of the AMBANC Banks. It is currently expected that the AMBANC Banks would be merged with and into UPB as soon as practicable following the Effective Time. At such time, executive officers of the AMBANC Banks could be offered positions as regional officers of UPB and directors of the AMBANC Banks could be offered positions as advisory directors of UPB. For additional information regarding the interests of certain persons in the Merger, see "-- Interests of Certain Persons in the Merger."

              UPC Merger Subsidiary will be the surviving corporation resulting from the Merger and shall continue to be governed by the laws of the State of Tennessee and operate in accordance with its Charter and Bylaws.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

              GENERAL. Certain members of AMBANC's management and the AMBANC Board may be deemed to have certain interests in the Merger that are in addition to their interests as shareholders of AMBANC generally. The AMBANC Board was aware of these interests and considered them, among other matters, in approving the Agreement and the transactions contemplated thereby.

              EMPLOYMENT AGREEMENT. AMBANC is a party to an employment agreement with Robert G. Watson entered into in 1985, and amended as of December 31, 1997. The agreement becomes operative only upon a "Change in Control" of AMBANC, which is deemed to occur for purposes of the agreement if, following a tender offer, merger, consolidation, sale of assets, or contested election of directors, the persons who were previously directors of AMBANC no longer constitute a majority. Under the agreement, AMBANC agreed to employ Mr. Watson in his current position for a position of three years commencing on the date the agreement becomes operative. Following a change in control, if Mr. Watson's employment is terminated for reasons other than cause, death or disability or should Mr. Watson resign as a result of a diminishment of his status, functions, duties, or responsibilities, the agreement provides for the payment of severance benefits to Mr. Watson monthly for a period of three years equal to one-twelfth of his annual base salary at a rate of no less than the highest annualized rate in effect during the 12 months prior to his termination, monthly payments equal to one twelfth of the cash bonus he received for the most recent year preceding the termination of the year prior to the year in which the agreement became operable, whichever was greater, the continuation of his participation under all incentive and employee welfare benefit plans, and a pension supplement compensating him for any reduction in pension benefits caused by the premature termination.

              AMBANC and UPC have entered into a letter agreement which provides that Mr. Watson's employment agreement with AMBANC will be terminated as of the Effective Time and Mr. Watson will be paid the severance benefits to which he is entitled ($990,000). Upon termination of the employment agreement, Mr. Watson will remain an employee at will at a mutually agreed upon compensation level. The letter agreement also provides that 10 key employees of AMBANC and/or the AMBANC Banks to be designated prior to the Effective Time will be paid stay bonuses at or after the Closing, for remaining employed by Ambanc pending the consummation of the Merger, provided that the aggregate amount of such stay bonuses will not exceed $346,000 (before applicable withholdings).

              STOCK OPTIONS. AMBANC has granted Employee Options and stock appreciation rights to Mr. Watson and Raymond E. Mott under the AMBANC Stock Plan. All of Mr. Watson's and Mr. Mott's stock options and stock appeciation rights are fully exercisable. The Agreement provides that UPC will assume the Employee Options outstanding at the Effective Time on a basis adjusted to reflect the Exchange Ratio. The letter agreement entered into between AMBANC and UPC provides that the stock appreciation rights will be exercised and retired by AMBANC prior to the Effective Time. See "DESCRIPTION OF TRANSACTION -- Effect of the Merger on Employee Options."

              The following table sets forth, with respect to the number of shares of AMBANC Common Stock covered by outstanding stock options held by Mr. Watson and Mr. Mott as of the Record Date:


                                                                                 Weighted
                                                             Options              Average               Aggregate
                                                            Currently          Exercise Price            Value of
                                     Options Held          Exercisable           Per Option             Options(1)
                                     ------------          -----------           ----------             ----------

Robert G. Watson                        14,766                14,766               $24.38                 $34,995
Raymond E. Mott                          4,919                 4,919               $24.40                 $11,560


(1) Based on the closing price of AMBANC Common Stock of $26.75 as quoted on the Nasdaq National Market on June 3, 1998.


              INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE. The
Agreement provides that UPC will, subject to the conditions set forth therein, indemnify the present and former directors, officers, employees, and agents of AMBANC and its subsidiaries against all Liabilities (as defined in the Agreement) arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by the Agreement) to the full extent permitted under Indiana law, AMBANC's Articles and Bylaws, and any indemnity agreements previously entered into by AMBANC or any of its subsidiaries and any director, officer, employee, or agent of AMBANC or any of its subsidiaries. This provision of the Agreement is consistently included in UPC's standard form merger agreement and is not intended to broaden in any manner the scope of indemnification to which the present and former directors, officers, employees, and agents of AMBANC and its subsidiaries are entitled, but serves to ratify the legal obligations of AMBANC and its subsidiaries (to be assumed by UPC Merger Subsidiary upon consummation of the Merger) to provide indemnification in accordance with Indiana law, AMBANC's Articles and Bylaws, and any indemnification agreements to which AMBANC or its subsidiaries is a party with an indemnified person. The indemnification provided under the provisions of such instruments will be subject to the same standards that are currently applicable for determining whether indemnified parties are entitled to indemnification under such instruments.

              The Agreement further provides that UPC will, subject to the conditions set forth in the Agreement, use its reasonable efforts to cause the persons serving as officers and directors of AMBANC immediately prior to the Merger to be covered for a period of three years following the Effective Time by AMBANC's directors and officers liability insurance policy (or any equivalent substitute therefor), provided that UPC will not be required to expend on an annual basis more than 150% of the current annual amount expended by AMBANC to procure such insurance.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

              The parties to the Merger have not and do not intend to seek a ruling from the Internal Revenue Service ("IRS") as to the federal income tax consequences of the Merger. Instead, UPC has obtained the opinion of Wyatt, Tarrant & Combs (counsel to UPC) and AMBANC has obtained the opinion of Leagre Chandler & Millard (counsel to AMBANC) (collectively, the "Tax Opinions") as to certain of the expected federal income tax consequences of the Merger, copies of which are attached as exhibits to the Registration Statement.

              The Tax Opinions do not address, among other matters: (i) state, local, foreign or other federal tax consequences of the Merger not specifically addressed therein; (ii) federal income tax consequences to shareholders of AMBANC subject to special rules under the Code, such as foreign persons, tax-exempt organizations, insurance companies, financial institutions, dealers in stocks and securities, and persons who do not own such stock as a capital asset; (iii) federal income tax consequences affecting shares of AMBANC stock acquired upon exercise of stock options, stock purchase plan rights or otherwise as compensation; (iv) the tax consequences to holders of warrants, options or other rights to acquire shares of such stock; (v) the tax consequences of the parties to the Agreement of the inclusion in income of the amount of the bad-debt reserve maintained by AMBANC and/or its subsidiaries and any other amounts resulting from any required change in accounting methods; and (vi) the tax consequences of the parties to the Agreement of any income and deferred gain recognized pursuant to Treasury Regulations issued under Section 1502 of the Code.

              Subject to the conditions, qualifications, representations and assumptions contained herein, and in the Tax Opinions, such counsel have opined that:

     [1] The acquisition by UPC Merger Subsidiary of substantially all of the assets of AMBANC in exchange for shares of UPC Common Stock and the assumption of liabilities of AMBANC pursuant to the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

     [2] AMBANC, UPC and UPC Merger Subsidiary will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

     [3] No gain or loss will be recognized by AMBANC as a result of the Merger.

     [4] No gain or loss will be recognized by UPC Merger Subsidiary or UPC as a result of the Merger.

     [5] No gain or loss will be recognized by the shareholders of AMBANC as a result of the exchange of AMBANC Common Stock for UPC Common Stock pursuant to the Merger, except that a gain or loss will be recognized on the receipt of any cash in lieu of a fractional share. Assuming that the AMBANC Common Stock is a capital asset in the hands of the respective AMBANC shareholders, any gain or loss recognized as a result of the receipt of cash in lieu of a fractional share will be a capital gain or loss equal to the difference between the cash received and that portion of the holder's tax basis in the AMBANC Common Stock allocable to the fractional share.

     [6] The tax basis of UPC Common Stock to be received by the shareholders of AMBANC will be the same as the tax basis of the AMBANC Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

     [7] The holding period of the UPC Common Stock to be received by shareholders of AMBANC will include the holding period of the AMBANC Common Stock surrendered in exchange therefor, provided the AMBANC shares were held as a capital asset by the shareholders of AMBANC on the date of the exchange.

     [8] A shareholder of AMBANC who perfects his dissenter's rights and who receives payment of the fair market value of his shares of AMBANC Common Stock will be treated as having received such payment in redemption of such stock. Such redemption will be subject to the conditions and limitations of Section 302 of the Code.

              The Tax Opinions are based on the Code, the Treasury Regulations promulgated thereunder, judicial decisions and administrative pronouncements of the IRS, all existing and in effect on the date of this Proxy Statement and all of which are subject to change at any time, possibly retroactively. Any such change could have a material impact on the conclusions reached in the Tax Opinions. The Tax Opinions represent only such counsel's best judgment as to the expected federal income tax consequences of the Merger and are not binding on the IRS or the courts. The IRS may challenge the conclusions stated therein and shareholders of AMBANC may incur the cost and expense of defending positions taken by them with respect to the Merger. A successful challenge by the IRS could have material adverse consequences to the parties to the Merger, including shareholders of AMBANC and UPC.

              In rendering the Tax Opinions, such counsel have relied, as to factual matters, solely on the continuing accuracy of (i) the description of the facts relating to the Merger contained in the Agreement and Proxy Statement,
(ii) the factual representations and warranties contained in the Agreement and Proxy Statement and related documents and agreements, and (iii) certain factual matters addressed by representations made by certain executive officers of AMBANC, UPC and UPC Merger Subsidiary, as further described in the Tax Opinions and exhibits thereunder. Events occurring after the date of the Tax Opinions could alter the facts upon which the Tax Opinions are based, in which event the conclusions reached therein and in this summary could be materially impacted.

              ACCORDINGLY, FOR ALL OF THE ABOVE REASONS, SHAREHOLDERS OF AMBANC AND UPC ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS.

              The obligation of each party to consummate the Merger is conditioned on, among other things, receipt by UPC of an opinion of Wyatt, Tarrant & Combs and the receipt by AMBANC of an opinion of Leagre Chandler & Millard, substantially to the foregoing effect. The conditions relating to the receipt of the tax opinions may be waived by both UPC and AMBANC. Neither UPC nor AMBANC currently intends to waive the conditions relating to the receipt of tax opinions. If the conditions relating to the receipt of tax opinions were waived and the material federal income tax consequences of the Merger were substantially different from those described in this Proxy Statement, AMBANC would resolicit the approval of its shareholders prior to consummating the Merger.

ACCOUNTING TREATMENT

              It is anticipated that the Merger will be accounted for as a pooling of interests. Under the pooling-of-interests method of accounting, the recorded amounts of the assets and liabilities of AMBANC will be carried forward at their previously recorded amounts, and current and prior period financial statements will be restated for all periods as though AMBANC and UPC had been combined at the beginning of the earliest period presented.

              In order for the Merger to qualify for pooling-of-interests accounting treatment, substantially all (90% or more) of the outstanding AMBANC Common Stock must be exchanged for UPC Common Stock with substantially similar terms. There are certain other criteria that must be satisfied in order for the Merger to qualify as a pooling of interests, some of which criteria cannot be satisfied until after the Effective Time. In addition, it is a condition to closing that Price Waterhouse LLP deliver a letter to UPC, as of the Effective Time, with a copy to AMBANC, to the effect the Merger will qualify for pooling-of-interests accounting treatment. UPC will not consummate the Merger if pooling-of-interests accounting treatment is not available.

              For information concerning certain conditions to be imposed on the exchange of AMBANC Common Stock for UPC Common Stock in the Merger by affiliates of AMBANC and certain restrictions to be imposed on the transferability of the UPC Common Stock received by those affiliates in the Merger in order, among other things, to ensure the availability of pooling-of-interests accounting treatment, see "--Resales of UPC Common Stock."

EXPENSES AND FEES

              The Agreement provides that each of the parties will bear and pay its own expenses in connection with the transactions contemplated by the Agreement, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of UPC and AMBANC will bear and pay one-half of the printing costs in connection with the Registration Statement and this Proxy Statement.

RESALES OF UPC COMMON STOCK

              UPC Common Stock to be issued to shareholders of AMBANC in connection with the Merger will be registered under the Securities Act. All shares of UPC Common Stock received by holders of AMBANC Common Stock and all shares of UPC Common Stock issued and outstanding immediately prior to the Effective Time, will be freely transferable upon consummation of the Merger by those shareholders of AMBANC not deemed to be "Affiliates" of AMBANC or UPC. "Affiliates" generally are defined as persons or entities who control, are controlled by, or are under common control with AMBANC or UPC at the time of the Special Meeting (generally, executive officers, directors, and 10% or greater shareholders).

              Rule 145 promulgated under the Securities Act restricts the sale of UPC Common Stock received in the Merger by Affiliates and certain of their family members and related interests. Under the rule, during the one year following the Effective Time, Affiliates of AMBANC or UPC may resell publicly the UPC Common Stock received by them in the Merger within certain limitations as to the amount of UPC Common Stock sold in any three-month period and as to the manner of sale. After the one-year period, such Affiliates of AMBANC who are not Affiliates of UPC may resell their shares without restriction. The ability of Affiliates to resell shares of UPC Common Stock received in the Merger under Rule 145 will be subject to UPC having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates will receive additional information regarding the effect of Rule 145 on their ability to resell UPC Common Stock received in the Merger. Affiliates also would be permitted to resell UPC Common Stock received in the Merger pursuant to an effective registration statement under the Securities Act or an available exemption from the Securities Act registration requirements. This Proxy Statement does not cover any resales of UPC Common Stock received by persons who may be deemed to be Affiliates of AMBANC or UPC.

              AMBANC has agreed to use its reasonable efforts to cause each person who may be deemed to be an Affiliate of AMBANC to execute and deliver to UPC not later than 30 days prior to the Effective Time, an agreement (each, an "Affiliate Agreement") providing that such Affiliate will not sell, pledge, transfer, or otherwise dispose of any AMBANC Common Stock held by such Affiliate except as contemplated by the Agreement or the Affiliate Agreement, and will not sell, pledge, transfer or otherwise dispose of any UPC Common Stock received by such Affiliate upon consummation of the Merger (i) except in compliance with the Securities Act and the rules and regulations thereunder and (ii) until such time as financial results covering 30 days of combined operations of UPC and AMBANC have been published. If the Merger qualifies for pooling-of-interests accounting treatment, shares of UPC Common Stock issued to such Affiliates of AMBANC in exchange for shares of AMBANC Common Stock will not be transferable until such time as financial results covering at least 30 days of combined operations of UPC and AMBANC have been published, regardless of whether each such Affiliate has provided an Affiliate Agreement (and UPC shall be entitled to place restrictive legends upon certificates for shares of UPC Common Stock issued to Affiliates of AMBANC). Prior to publication of such results, UPC will not transfer on its books any shares of UPC Common Stock received by an Affiliate pursuant to the Merger. The stock certificates representing UPC Common Stock issued to Affiliates in the Merger may bear a legend summarizing the foregoing restrictions. See "-- Conditions to Consummation of the Merger."

OPTION AGREEMENT

              As an inducement and a condition to UPC entering into the Agreement, AMBANC and UPC entered into the Option Agreement, dated March 31, 1998, pursuant to which AMBANC granted UPC an option (the "Option") entitling it to purchase up to 1,392,749 shares (representing approximately 19.9% of the shares issued and outstanding before giving effect to the issuance of additional shares of AMBANC Common Stock pursuant to the exercise of the Option) of AMBANC Common Stock under the circumstances described below, at a cash price per share equal to $29.75, subject to possible adjustment in certain circumstances (the "Purchase Price"). This description of the Option Agreement and the Option does not purport to be complete and is qualified in its entirety by reference to the Option Agreement, which is filed as an exhibit to the Registration Statement and incorporated herein by reference.

              If no preliminary or permanent injunction or other order against the delivery of the shares of AMBANC Common Stock covered by the Option issued by any court of competent jurisdiction is in effect, UPC may exercise the Option, in whole or in part, at any time, from time to time, if, but only if, a Purchase Event (as defined below) occurs prior to the Option's termination; provided that UPC, at the time, is not in material breach of the Option Agreement or the Agreement. As defined in the Option Agreement, "Purchase Event" means either of the following events:

              (a) without UPC's prior written consent, AMBANC authorizing, recommending, publicly proposing, or publicly announcing an intention to authorize, recommend, or propose or entering into an agreement with any third party to effect (i) a merger, consolidation, or similar transaction involving AMBANC or any of its subsidiaries (other than transactions solely between AMBANC's subsidiaries other than transactions involving AMBANC or any of its subsidiaries in which the voting securities outstanding immediately prior thereto continue to represent (by either remaining outstanding or being converted into securities of the surviving entity) at least 75% of the combined voting power of the voting securities of AMBANC or the surviving entity outstanding immediately after the consummation of the transaction))), (ii) the disposition, by sale, lease, exchange, or otherwise, of 20% or more of the consolidated assets of AMBANC and its subsidiaries or (iii) the issuance, sale, or other disposition (including by way of merger, consolidation, share exchange, or any similar transaction) of securities representing 20% or more of the voting power of AMBANC or any of its subsidiaries; or

              (b) any person (other than UPC or any UPC subsidiary) acquiring beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or the formation of any "group" (as defined under the Exchange Act), other than a group of which UPC or any UPC subsidiary is a member, that beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding shares of AMBANC Common Stock.

              The Option will terminate upon the earliest of the following:

              (a) the Effective Time;

              (b) termination of the Agreement in accordance with its terms before the occurrence of a Purchase Event or a Preliminary Purchase Event (as defined below) (other than a termination of the Agreement under certain circumstances involving generally a willful breach by AMBANC of a representa tion or warranty contained in the Agreement or a breach by AMBANC of a covenant contained in the Agreement) (a "Default Termination");

              (c) 18 months after termination of the Agreement by UPC pursuant to a Default Termination; or

              (d) 18 months after termination of the Agreement following the occurrence of a Purchase Event or a Preliminary Purchase Event.

              As defined in the Option Agreement, "Preliminary Purchase Event" includes the following events:

              (a) commencement or filing of a registration statement under the Securities Act by any third party of a tender offer or exchange offer to purchase any shares of AMBANC Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then-outstanding shares of AMBANC Common Stock (a "Tender Offer" or an "Exchange Offer," respectively); or

              (b) failure of the shareholders of AMBANC Common Stock to approve the Agreement and the Plan of Merger at the Special Meeting, the failure to have the Special Meeting or another such meeting held for the purpose of voting on the Agreement or the cancellation of such meeting prior to termination of the Agreement, or the withdrawal or modification by the AMBANC Board in a manner adverse to UPC of the recommendation of the AMBANC Board with respect to the Agreement, in each case, after public announcement that a third party (i) made a proposal to engage in an acquisition transaction, (ii) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an

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

     Exchange Offer or (iii) filed an application or gave a notice under any federal or state statutes or regula tions for approval or consent to engage in an acquisition transaction.

              In the event of any change in AMBANC Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares, or similar transaction, the type and number of securities subject to the Option, and the purchase price therefor, shall be adjusted appropriately. In the event that any additional shares of AMBANC Common Stock are issued after March 31, 1998 (other than pursuant to an event described in the preceding sentence), the number of shares of AMBANC Common Stock subject to the Option will be adjusted so that, after such issuance, it, together with any shares of AMBANC Common Stock previously issued pursuant to the Option Agreement, shall not exceed the lesser of (i) 19.9% of the number of shares then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option and (ii) that minimum number of shares of AMBANC Common Stock which when aggregated with any other AMBANC Common Stock by UPC would cause the provisions of any Indiana takeover laws to be applicable to the Merger or the Option.

              Upon the occurrence of a Repurchase Event (as defined below) that occurs prior to the exercise or termination of the Option, at the request of UPC, delivered within 18 months of the Repurchase Event, AMBANC will, subject to regulatory restrictions, be obligated to repurchase the Option and any shares of AMBANC Common Stock purchased pursuant to the Option Agreement at a specified price.

              As defined in the Option Agreement, a "Repurchase Event" occurs if (i) any person (other than UPC or any UPC subsidiary) acquires beneficial ownership, or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 50% or more of the then-outstanding shares of AMBANC Common Stock, or (ii) any of the following transactions is consummated: (a) AMBANC consolidates with or merges into any person, other than UPC or one of UPC's subsidiaries, and is not the continuing or surviving corporation of such consolidation or merger; (b) AMBANC permits any person, other than UPC or one of UPC's subsidiaries, to merge into AMBANC and AMBANC shall be the continuing or surviving corporation, but, in connection with such merger, the then-outstanding shares of AMBANC Common Stock shall be changed into or exchanged for stock or other securities of AMBANC or any other person or cash or any other property or the outstanding shares of AMBANC Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (c) AMBANC sells or otherwise transfers all or substantially all of its assets to any person, other than UPC or one of UPC's subsidiaries.

              After the occurrence of a Purchase Event, UPC may assign the Option Agreement and its rights thereunder in whole or in part.

              Upon the occurrence of certain events, AMBANC has agreed to file with the SEC and to cause to become effective certain registration statements under the Securities Act with respect to dispositions by UPC and its assigns of all or part of the Option and/or any shares of AMBANC Common Stock into which the Option is exercisable.

                 EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS

              As a result of the Merger, holders of AMBANC Common Stock will be exchanging their shares of an Indiana corporation governed by the IBCL and AMBANC's Articles and Bylaws, for shares of UPC, a Tennessee corporation governed by the TBCA and UPC's Charter and Bylaws. Certain significant differences exist between the rights of AMBANC shareholders and those of UPC shareholders. The following discussion is necessarily general; it is not intended to be a complete statement of all differences affecting the rights of shareholders and their respective entities, and it is qualified in its entirety by reference to the IBCL and the TBCA as well as to UPC's Charter and Bylaws and AMBANC's Articles and Bylaws.

ANTI-TAKEOVER PROVISIONS GENERALLY

              The provisions of UPC's Charter and Bylaws described below under the headings, "-- Authorized AMBANC Stock," "-- Amendment of Charter and Bylaws," "-- Classified Board of Directors and Absence of Cumulative Voting," "-- Director Removal and Vacancies," "-- Limitations on Director Liability," "-- Indemnifi cation," "-- Special Meeting of Shareholders," "-- Actions by Shareholders Without a Meeting," "-- Shareholder Nominations and Proposals" and "-- Business Combinations" are referred to herein as the "Protective Provisions." In general, one purpose of the Protective Provisions is to assist the UPC Board in playing a role if any group or person attempts to acquire control of UPC, so that the UPC Board can further protect the interests of UPC and its shareholders as appropriate under the circumstances, including, if the UPC Board determines that a sale of control is in the best interests of UPC's shareholders, by enhancing the UPC Board's ability to maximize the value to be received by the shareholders upon such a sale.

              Although UPC's management believes the Protective Provisions are, therefore, beneficial to UPC's shareholders, the Protective Provisions also may tend to discourage some takeover bids. As a result, UPC's shareholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices. On the other hand, defeating undesirable acquisition offers can be a very expensive and time-consuming process. To the extent that the Protective Provisions discourage undesirable proposals, UPC may be able to avoid those expenditures of time and money.

              The Protective Provisions also may discourage open market purchases by a potential acquiror. Such purchases may increase the market price of UPC Common Stock temporarily, enabling shareholders to sell their shares at a price higher than that which otherwise would prevail. In addition, the Protective Provisions may decrease the market price of UPC Common Stock by making the stock less attractive to persons who invest in securities in anticipation of price increases from potential acquisition attempts. The Protective Provisions also may make it more difficult and time consuming for a potential acquiror to obtain control of UPC through replacing the Board of Directors and management. Furthermore, the Protective Provisions may make it more difficult for UPC's shareholders to replace the Board of Directors or management, even if a majority of the shareholders believe such replacement is in the best interests of UPC. As a result, the Protective Provisions may tend to perpetuate the incumbent Board of Directors and management.

              AMBANC's Articles of Incorporation and Bylaws also contain certain anti-takeover provisions which are described below. These provisions may discourage or prevent tender or exchange offers by a corporation or group that intends to use the acquisition of a substantial number of shares of AMBANC to initiate a takeover culminating in a merger or other business combination. These provisions may also have the effect of making the removal of current management more difficult.

AUTHORIZED CAPITAL STOCK

              UPC. With the amendment approved by shareholders of UPC at its 1998 Annual Meeting of Shareholders, UPC's Charter authorizes the issuance of up to (i) 300,000,000 shares of UPC Common Stock, of which 84,970,899 shares were issued and outstanding as of May 31, 1998, and (ii) 10,000,000 shares of no par value preferred stock ("UPC Preferred Stock"), of which no shares of UPC Series A Preferred Stock, and 1,156,231 shares of UPC Series E Preferred Stock were issued and outstanding as of May 31, 1998. The UPC Board may authorize the issuance of additional shares of UPC Common Stock without further action by UPC's shareholders, unless such action is required in a particular case by applicable laws or regulations or by any stock exchange upon which UPC's capital stock may be listed.

              With certain exceptions, the UPC Board may issue, without any further action by the shareholders, shares of UPC Preferred Stock, in one or more classes or series, with such voting, conversion, dividend, and liquidation rights as specified in UPC's Charter. In providing for the issuance of such shares, the UPC Board may determine, among other things, the distinctive designation and number of shares comprising a series of preferred stock, the dividend rate or rates on the shares of such series and the relation of such dividends to the dividends payable on other classes of stock, whether the shares of such series shall be convertible into or exchangeable for shares of any other class or series of UPC capital stock, the voting powers if any of such series, and any other preferences, privileges, and powers of such series.

              In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets, or winding up of UPC, the holders of any series of UPC Preferred Stock will have priority over holders of UPC Common Stock.

              The authority to issue additional shares of UPC Common Stock or UPC Preferred Stock provides UPC with the flexibility necessary to meet its future needs without the delay resulting from seeking shareholder approval. The authorized but unissued shares of UPC Common Stock (including such increased number as may be approved by the UPC shareholders pursuant to the amendment discussed above) and UPC Preferred Stock will be issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. Such shares could be used to dilute the stock ownership of persons seeking to obtain control of UPC. In addition, the sale of a substantial number of shares of UPC voting stock to persons who have an understanding with UPC concerning the voting of such shares, or the distribution or declaration of a dividend of shares of UPC voting stock (or the right to receive UPC voting stock) to UPC shareholders, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of UPC.

              In 1989, the UPC Board adopted a Share Purchase Rights Plan ("Preferred Share Rights Plan") and distributed a dividend of one Preferred Share Unit Purchase Right ("Preferred Share Right") for each outstanding share of UPC Common Stock. In addition, under the Preferred Share Rights Plan, one Preferred Share Right is to be automatically, and without further action by UPC, distributed in respect to each share of UPC Common Stock issued after adoption of the Preferred Share Rights Plan. The Preferred Share Rights are generally designed to deter coercive takeover tactics and to encourage all persons interested in potentially acquiring control of UPC to treat each shareholder on a fair and equal basis. Each Preferred Share Right trades in tandem with the share of UPC Common Stock to which it relates until the occurrence of certain events indicating a potential change in control of UPC. Upon the occurrence of such an event, the Preferred Share Rights would separate from UPC Common Stock and each holder of a Preferred Share Right (other than the potential acquiror) would be entitled to purchase certain equity securities of UPC at prices below their market value. UPC has authorized 750,000 shares of Series A Preferred Stock for issuance under the Preferred Share Rights Plan and no shares have been issued as of the date of this Proxy Statement. Until a Preferred Share Right is exercised, the holder thereof, as such, has no rights of a shareholder of UPC, including the right to vote or receive dividends.

              AMBANC. AMBANC's Articles authorize the issuance of up to 10,000,000 shares of AMBANC Common Stock, of which 6,999,281 shares were issued and outstanding as of the Record Date, and 200,000 shares of preferred stock, none of which are issued or outstanding. The AMBANC Board generally may authorize the issuance of additional authorized shares of AMBANC Common Stock without further action by AMBANC's shareholders upon receipt of valid consideration in exchange for such shares.

              AMBANC's Articles of Incorporation authorize the Board of Directors, without further shareholder approval, to establish the relative rights, designations, preferences, and limitations or restrictions of the shares of Preferred Stock prior to the issuance thereof, including without limitation, dividend rights, conversion rights, voting rights, liquidation preferences, redemption rights, division into series, sinking fund provisions, and similar matters. Thus, the Board of Directors may authorize up to 200,000 shares of Preferred Stock in one or more series with rights and preferences that are superior to those of AMBANC Common Stock, the issuance of which could adversely affect the voting power of the holders of AMBANC Common Stock.

              The availability of Preferred Stock with unspecified voting rights and possibly other rights, such as required approval of mergers or other extraordinary corporate transactions, could be used by management to create voting impediments or to deter persons seeking to effect a merger or otherwise to gain control of AMBANC. Preferred Stock may also be issued at some future time in connection with an acquisition by AMBANC of an additional company or companies or some other business permitted to be acquired by AMBANC. However, no such future issuances are presently planned or contemplated.

AMENDMENT OF CHARTER AND BYLAWS

              UPC. The Charter of UPC provides that amendments thereto may be adopted in any manner permitted by the TBCA. The TBCA provides that a corporation's charter may be amended by a majority of votes entitled to be cast on the amendment, subject to any condition the Board of Directors may place on its submission of the amendment to the shareholders. The Charter requires a vote of two-thirds or more of the shares of capital stock entitled to vote in an election of directors to amend the articles of the Charter governing directors and to remove a director from office whether with or without cause. A two-thirds vote is also required to amend, alter, or repeal the article of the Charter relating to business combinations.

              The UPC Board may adopt, amend, or repeal the Bylaws by a majority vote of the entire Board of Directors. The Bylaws may also be amended or repealed by action of UPC's shareholders.

              UPC's Charter provides that all corporate powers of UPC shall be exercised by the Board of Directors except as otherwise provided by law. The Board of Directors may designate an executive committee consisting of five or more directors and may authorize such committee to exercise all of the authority of the Board of Directors, including the authority to adopt, amend and repeal the Bylaws, to submit any action to the shareholders, to fill vacancies on the Board of Directors or any committee, to declare dividends or other corporate distributions, and to issue or reissue any capital stock or any warrant, right or option to acquire capital stock of the corporation.

              AMBANC. The IBCL provides that, unless a greater vote is required under a specific provision of the IBCL or by a corporation's articles of incorporation or its board of directors, a corporation may amend its articles of incorporation upon the affirmative vote of the holders of a greater number of shares cast in favor of the amendment than the holders of shares cast against the amendment, unless the amendment creates dissenters' rights in which case a favorable vote of the holders of a majority of the shares entitled to vote on the matter is required. Under the IBCL, a corporation's board of directors may condition its submission of a proposed amendment to the shareholders of the corporation on any basis, including the requirement of the affirmative vote of holders of a greater percentage of the voting shares of the corporation than otherwise would be required under the IBCL.

              The Articles of AMBANC require that any amendment, change, or repeal of certain of the Articles of Incorporation which pertain to removal of directors, amending the Articles, or the approval of Business Combinations (as defined) would require the approval of (a) at least 80 percent of the outstanding voting power, and (b) in the case of an amendment, change, or repeal of any of the above-stated provisions proposed by or on behalf of a Related Person (as defined), the approval by a majority of the shares not controlled by the Related Person. However, in the event that an amendment, change, or repeal of those provisions is approved by two-thirds of the Board of Directors, and, if the amendment is proposed by or on behalf of a Related Person, by the favorable vote of two-thirds of certain Directors who are not associated with the Related Person, the affirmative vote of a majority of the outstanding voting power would be sufficient to approve any such amendment, change, or repeal.

DIRECTOR REMOVAL

              UPC. UPC's Charter provides that a director may be removed by the shareholders only upon the affirmative vote of the holders of at least two-thirds of the voting power of all shares of capital stock entitled to vote generally in the election of directors. The purpose of this provision is to prevent a majority shareholder from circumventing the classified board system by removing directors and filling the vacancies with new individuals selected by that shareholder. Accordingly, the provision may have the effect of impeding efforts to gain control of the Board of Directors by anyone who obtains a controlling interest in UPC Common Stock.

              AMBANC. The Articles of AMBANC provide that any Director may be removed only by an 80 percent affirmative vote of the outstanding voting power at a shareholders' meeting called for that purpose, with or without good cause. Directors may not be removed by the Board of Directors.

LIMITATIONS ON DIRECTOR LIABILITY

              UPC. UPC's Charter does not address the issue of director liability to the corporation.

              AMBANC. The Articles of AMBANC are consistent with the IBCL, which provides that no director of a corporation will be subject to liability for any action taken as a director, or any failure to take any action as a director, unless the director has both breached or failed to perform the duties of the director's office in compliance with the IBCL and the breach or failure to perform constitutes willful misconduct or recklessness. This provision eliminates the potential liability of a corporation's directors for failure, except through willful misconduct or recklessness, to satisfy their duty of care, which requires each director to carry out his or her duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the director reasonably believes to be in the best interests of the corporation. This provision may thus reduce the likelihood of derivative litigation against directors and discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have been beneficial to the corporation and its share holders. Shareholders therefore would not have a cause of action against the director based upon negligent business decisions, including those relating to attempts to acquire control of the corporation. This provision does not, however, preclude all equitable remedies for breach of the duty of care, although such remedies might not be available as a practical matter. AMBANC's Articles provide for director immunity from personal liability to the fullest extent permitted by the IBCL and general provisions of corporate law.

INDEMNIFICATION

              UPC. Under the TBCA, subject to certain exceptions, a corporation may indemnify an individual made a party to a proceeding, because he or she is or was a director, against liability incurred in the proceeding if (i) he or she conducted himself or herself in good faith; (ii) he or she reasonably believed
(a) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in the best interests of the corporation, and (b) in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful (the "Standard of Conduct"). Moreover, unless limited by its articles of incorporation, a corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding. Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of a written affirmation by the director of his or her good faith belief that he or she has met the Standard of Conduct, a written undertaking by or on behalf of a director to repay such amount if it shall ultimately be determined that he or she is entitled to be indemnified by the corporation against such expenses and a determination is made that the facts known to those making the determination would preclude indemnification. Before any such indemnification is made, it must be determined that such indemnification would not be precluded by the TBCA.

              A director may also apply for court-ordered indemnification under certain circumstances. Unless a corporation's articles of incorporation provide otherwise, (i) an officer of a corporation is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director; (ii) the corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent as to a director; and (iii) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

              UPC's Charter and Bylaws provide for the indemnification of its directors and officers, to the fullest extent permitted by Tennessee law.

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling UPC pursuant to the foregoing provisions, UPC has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

              AMBANC. Pursuant to the IBCL and the Articles of Incorporation and Bylaws of AMBANC, AMBANC is obligated to indemnify certain officers and directors in connection with liabilities arising from legal proceedings resulting from such person's service to AMBANC in certain circumstances. AMBANC may also voluntarily undertake to indemnify certain persons acting on AMBANC's behalf in certain circumstances.

              The IBCL requires corporations, unless limited by their articles of incorporation, to indemnify any director or officer against reasonable expenses incurred in connection with any proceeding to which such person was a party if the individual is wholly successful on the merits. The IBCL authorizes corporations to indemnify any director, officer, employee or agent against liability incurred in such a proceeding generally if the individual's conduct was in good faith and the individual reasonably believed, in the case of conduct in the individual's official capacity, that his or her conduct was in the corporation's best interests and in all other cases that his or her conduct was not opposed to the best interests of such corporation. The IBCL also applies to individuals who are serving at such corporation's request as directors, officers, employees and agents of such corporation's subsidiaries.

              The IBCL further authorizes any court of competent jurisdiction, unless the articles of incorporation provide otherwise, to order indemnification generally if the court determines a director or officer of a corporation is entitled to mandatory indemnification or is otherwise fairly and reasonably entitled to indemnification in view of all the relevant circumstances. The IBCL also authorizes corporations to advance reasonable expenses in advance of final disposition of a proceeding generally if the individual affirms in writing a good faith belief that he satisfies the standard of conduct for permissive indemnification, the individual undertakes in a signed writing to repay the advance if it is determined he does not satisfy the standard of conduct for permissive indemnification and the corporation determines that the facts then known do not preclude indemnification. Finally, the IBCL authorizes further indemnification to the extent that the corporation may provide in its articles of incorporation, by-laws, a resolution of the board of directors or the shareholders or any other authorization, whenever adopted, after notice, by a majority vote of holders of all the voting shares then issued and outstanding. Except with respect to the advancement of expenses, AMBANC's Bylaws generally provide for the indemnification of AMBANC's directors, officers, employees and agents to the fullest extent permitted by the IBCL.

SPECIAL MEETING OF SHAREHOLDERS

              UPC. UPC's Bylaws provide that special meetings of shareholders may be called, unless otherwise prescribed by law, for any purpose or purposes whatever at any time by the Chairman of the Board, the President, the Secretary, or the holders of not less than one-tenth of the shares entitled to vote at such meeting.

              AMBANC. AMBANC's Bylaws provide that special meetings may be called by the Board of Directors or the President if demanded in writing by the holders of shares representing at least 25% of all votes entitled to be cast on any issue to be considered at the special meeting.

SHAREHOLDER NOMINATIONS AND PROPOSALS

              UPC. UPC's Charter and Bylaws do not address whether a shareholder may nominate members of the Board of Directors.

              Holders of UPC Common Stock are entitled to submit proposals to be presented at an annual meeting of UPC shareholders. The UPC Bylaws provide that any proposal of a shareholder which is to be presented at any annual meeting of shareholders shall be sent so as to be received by UPC not less than 120 days in advance of the date of the proxy statement issued in connection with the previous year's annual meeting.

              AMBANC. AMBANC's Articles and Bylaws do not address the areas of shareholder nominations and proposals.

BUSINESS COMBINATIONS

              UPC. UPC's Charter requires the affirmative vote of the holders of two-thirds or more of the outstanding UPC Common Stock for approval of a merger, consolidation, or a sale or lease of all or substantially all of the assets of UPC if the other party to the transaction is a beneficial owner of 10% or more of the outstanding shares of UPC. A two-thirds vote is not required for any merger or consolidation of UPC with or into any corporation or entity of which a majority of the outstanding shares of all classes of capital stock entitled to vote in the election of directors is owned by UPC or any UPC company.

              The requirement of a supermajority vote of shareholders to approve certain business transactions, as described above, may discourage a change in control of UPC by allowing a minority of UPC's shareholders to prevent a transaction favored by the majority of the shareholders. Also, in some circumstances, the Board of Directors could cause a two-thirds vote to be required to approve a transaction thereby enabling management to retain control over the affairs of UPC and their positions with UPC. The primary purpose of the supermajority vote requirement, however, is to encourage negotiations with UPC's management by groups or corporations interested in acquiring control of UPC and to reduce the danger of a forced merger or sale of assets.

              As a Tennessee corporation, UPC is or could be subject to various legislative acts set forth in Chapter 103 of Title 48 of the Tennessee Code, which impose certain restrictions on business combinations, including, but not limited to, combinations with interested shareholders similar to those described above.

              The TBCA generally prohibits a "business combination" (generally defined to include mergers, share exchanges, sales and leases of assets, issuances of securities, and similar transactions) by UPC or a subsidiary with an "interested shareholder" (generally defined as any person or entity which beneficially owns 10% or more of the voting power of any class or series of UPC's stock then outstanding) within five years after the person or entity becomes an interested shareholder, unless the business combination or the transaction pursuant to which the interested shareholder became such was approved by the UPC Board before the interested shareholder became such, and the business combination satisfies any other applicable requirements imposed by law or by UPC's Charter or Bylaws. The TBCA also severely limits the extent to which UPC or any of its officers or directors could be held liable for resisting any business combination.
                                       47

              The Tennessee Control Share Acquisition Act (the "Tennessee CSAA") generally provides that any person or group of persons that acquires the power to vote more than specified levels (one-fifth, one-third, or a majority) of the shares of certain Tennessee corporations will not have the right to vote such shares unless granted voting rights by the holders of a majority of the votes entitled to be cast, excluding "interested shares." Interested shares are those shares held by the acquiring person, officers of the corporation, and employees of the corporation who are also directors of the corporation. If approval of voting power for the shares is obtained at one of the specified levels, additional shareholder approval is required when a shareholder seeks to acquire the power to vote shares at the next level. In the absence of such approval, the additional shares acquired by the shareholder may not be voted until they are transferred to another person in a transaction other than a control share acquisition. The Tennessee CSAA applies only to those Tennessee corporations whose charters or bylaws contain an express declaration that control share acquisitions in respect of the shares of such corporations are governed by and subject to the provisions of such act. UPC's Charter and Bylaws do not currently contain such an express declaration.

              The Tennessee Greenmail Act ("Tennessee GA") prohibits a Tennessee corporation having a class of voting stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act from purchasing, directly or indirectly, any of its shares at a price above the market value of such shares (defined as the average of the highest and lowest closing market price of such shares during the 30 trading days preceding the purchase or preceding the commencement or announcement of a tender offer if the seller of such shares has commenced a tender offer or announced an intention to seek control of the corporation) from any person who holds more than 3% of the class of securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by such corporation or the corporation makes an offer, of at least equal value per share, to all holders of shares of such class.

              The TBCA provides that no Tennessee corporation having any class of voting stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act or any of its officers or directors may be held liable at law or in equity for either having failed to approve the acquisition of shares by an interested shareholder on or before the date such interested shareholder's share acquisition date, or for seeking to enforce or implement the provisions of the TBCA or the Tennessee CSAA, or for failing to adopt or recommend any charter or bylaw amendment or provision in respect of any one or more of these acts or the Tennessee GA, or for opposing any merger, exchange, tender offer, or significant disposition of the assets of the resident domestic corporation or any subsidiary of such corporation because of a good faith belief that such merger, exchange, tender offer, or significant disposition of assets would adversely affect the corporation's employees, customers, suppliers, the communities in which the corporation or its subsidiaries operate or are located or any other relevant factor if such factors are permitted to be considered by the board of directors under the corporation's charter in connection with the merger, exchange, tender offer or significant disposition of assets.

              The acts described above along with the provisions of UPC's Charter regarding business combinations might be deemed to make UPC less attractive as a candidate for acquisition by another company than would otherwise be the case in the absence of such provisions. For example, if another company should seek to acquire a controlling interest of less than 66-2/3% of the outstanding shares of UPC Common Stock, the acquiror would not thereby obtain the ability to replace a majority of the UPC Board until at least the second annual meeting of shareholders following the acquisition, and furthermore the acquiror would not obtain the ability immediately to effect a merger, consolidation, or other similar business combination unless the described conditions were met.

              As a result, UPC's shareholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices in a takeover context. The provisions described above also may make it more difficult for UPC's shareholders to replace the UPC Board or management, even if the holders of a majority of the UPC Common Stock should believe that such replacement is in the interests of UPC. As a result, such provisions may tend to perpetuate the incumbent UPC Board and management.

              AMBANC. The Articles of Incorporation of AMBANC include a provision imposing certain supermajority vote and minimum price requirements on any "Business Combination" with a "Related Person" unless the combination has been approved by the vote of two-thirds of certain members of the Board of Directors of AMBANC who are not associated with the Related Person. This provision defines "Business Combination" very broadly to include, subject to certain conditions, (i) any merger or consolidation of AMBANC or any of its subsidiaries into or with a Related Person, its affiliates or associates; (ii) any sale, exchange, lease, transfer or other disposition by AMBANC or any of its subsidiaries of all or any substantial part of its or their assets or businesses to or with a Related Person, its affiliates or associates; (iii) the purchase, exchange, exchange, lease or acquisition by AMBANC or any of its subsidiaries of all or any substantial part of the assets or business of a Related Person, its affiliates or associates; (iv) any reclassification of securities, recapitalization or other transaction that has the effect of increasing the proportionate amount of AMBANC's Common Stock (or other voting capital security) beneficially owned by a Related Person; (v) any partial or complete liquidation, spinoff or split up of AMBANC or any of its subsidiaries; and (vi) the acquisition by a Related Person of beneficial ownership upon issuance of Common Stock (or other voting capital shares) of AMBANC or any of its subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such shares. "Related Person" also is defined broadly to mean any person (which includes any individual, corporation or entity other than AMBANC or its subsidiaries ) who (i) beneficially owns ten percent or more of AMBANC Common Stock (or other voting capital security) (a "Ten Percent Shareholder"); (ii) any person who within the preceding two-year period has been a Ten Percent Shareholder and who directly or indirectly controls, is controlled by, or is under common control with AMBANC; or (iii) any person who has received, other than pursuant to or in a series of transactions involving a public offering within the meaning of the Securities Act of 1933, AMBANC Common Stock (or other voting capital security) that has been owned by a Related Person within the preceding two-year period. In the absence of approval by the AMBANC Directors who are not associated with the Related Person or, in the alternative, the agreement by the Related Person to pay all other shareholders a certain minimum price for their shares, a Business Combination with a Related Person would require the approval of 80 percent of the outstanding voting stock plus the approval of a majority of the outstanding shares that are not controlled by the Related Person. In general terms, the restrictions apply to mergers or consolidations of AMBANC or any subsidiary with any Related Person, transfers or encumbrances of all or substantially all of the assets of AMBANC to a Related Person, the adoption of any plan of liquidation proposed by a Related Person or any transaction which would have the effect, directly or indirectly, of increasing the proportionate share of any class of equity securities of AMBANC or any shareholder (including affiliates and associates) who is the beneficial owner of more than 10 percent of the voting power of the then outstanding shares entitled to vote generally in the election of Directors of AMBANC. Absent the provision regulating Business Combinations, mergers, consolidations, and sales of all or substantially all assets would require only the approval of a majority of the Board of Directors and (subject to the rights of any Preferred Stock issued in the future) the affirmative vote of a majority of the total number of outstanding shares of AMBANC entitled to vote on the matter.

DISSENTERS' RIGHTS OF APPRAISAL

              UPC. Under the TBCA, a shareholder is generally entitled to dissent from a corporate action, and obtain payment of the fair value of his shares in the event of: (i) consummation of a plan of merger to which the corporation is a party, unless shareholder approval is not required by the TBCA;
(ii) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the plan; (iii) consummation of a sale or exchange of substantially all of the corporation's property other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or to a plan by which substantially all of the net proceeds of the sale will be distributed in cash to the shareholders within one year after the date of sale; (iv) an amendment of the charter that materially and adversely affects rights in respect of a dissenter's shares because it (a) alters or abolishes a preferential right of the shares, (b) creates, alters, or abolishes a right in respect of redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares, (c) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities, (d) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights, or (e) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under the TBCA; or
(v) any corporate action taken pursuant to a shareholder vote, to the extent the charter, bylaws, or a resolution of the board of directors provide that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares. UPC's Charter and Bylaws do not provide for any such additional dissenters' rights.

              AMBANC. The rights of appraisal of dissenting shareholders of AMBANC are governed by the IBCL, which generally provides that the holders of shares which are traded on the Nasdaq National Market System do not have dissenters' rights. The shareholders of AMBANC accordingly will not have dissenters' rights in the Merger because the AMBANC Common Stock is traded on the Nasdaq National Market.

DIVIDENDS

              UPC. UPC's ability to pay dividends on UPC Common Stock is governed by Tennessee corporate law. Under Tennessee corporate law, dividends may be paid so long as the corporation would be able to pay its debts as they become due in the ordinary course of business and the corporation's total assets would not be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution to shareholders whose preferential rights are superior to those receiving the distribution.

              There are various statutory limitations on the ability of the UPC Banking Subsidiaries to pay dividends to UPC. See "CERTAIN REGULATORY CONSIDERATIONS -- Payment of Dividends."

              AMBANC. Subject to any preferential dividend rights of a series of shares of Preferred Stock, the holders of AMBANC Common Stock are entitled to receive dividends as and when declared by the Board of Directors from funds legally available for their payment. A dividend may be paid by AMBANC only if, after paying such dividend, (1) AMBANC would be able to pay its debts as they become due in the usual course of business, and (2) AMBANC total assets would not be less than the sum of its total liabilities (and without regard to any amounts that would be needed, if AMBANC were to be dissolved at the time of the dividend, to satisfy the preferential rights upon dissolution of any shareholders whose preferential rights are superior to those receiving the dividend, unless the Board provides otherwise by means of an amendment to the Articles of Incorporation that designates the terms of the shares having such preferential rights). Furthermore, because funds for the payment of dividends by AMBANC must come primarily from the earnings of its subsidiary banks, restrictions on the amount of dividends that the subsidiary banks may pay also restrict the amount of funds available for payment of dividends by AMBANC.

                     COMPARATIVE MARKET PRICES AND DIVIDENDS

              UPC Common Stock is traded on the NYSE under the symbol "UPC." AMBANC Common Stock is quoted on the Nasdaq National Market under the symbol "AMBK." The following table sets forth, for the indicated periods, the high and low closing sale prices for the UPC Common Stock and AMBANC Common Stock as reported by the NYSE and Nasdaq National Market, respectively, and the cash dividends declared per share of UPC Common Stock and AMBANC Common Stock for the indicated periods. The stock prices and dividend amounts have been restated to give effect to stock splits and stock dividends. The stock prices do not include retail mark-ups, mark-downs or commissions.


                                    UPC                                                  AMBANC
                                    ---                                                  ------

                                                        Cash                                       Cash
                                Price Range           Dividends           Price Range             Dividends
                                -----------           Declared            -----------             Declared
                                                         Per                                        Per
                            High           Low          Share          High            Low         Share
                          --------      --------      ---------      --------      ---------      --------
1998
   First Quarter          $  67.31      $  58.38      $     .50      $  31.00      $  23.875      $    .12
   Second Quarter
    (through June 3,
    1998)                    62.56         56.44            .50        530.00      $   26.75      $    .12
                                                      ---------                                   --------

     Total                                            $    1.00                                   $    .24
                                                      =========                                   ========

1997
   First Quarter          $  47.75      $  38.38      $    .320      $  17.86      $   13.81           .10
   Second Quarter            52.13         41.25           .375        718.33          16.42         .1048
   Third Quarter             56.50         49.25           .400         24.88          17.73         .1048
   Fourth Quarter            67.88         57.00           .400         25.50          21.67         .1048
                                                      ---------
     Total                                            $   1.495                                   $  41.44
                                                      =========                                   ========

1996
   First Quarter          $  31.75      $  29.00      $     .27      $  14.73      $   13.38         .0952
   Second Quarter            31.25         29.63            .27         14.28          13.03         .0952
   Third Quarter             36.25         28.63            .27         14.63          12.92         .0952
   Fourth Quarter            41.38         34.63            .27         14.73          13.27         .0952
                                                      ---------

     Total                                            $    1.08                                   $  38.08
                                                      =========                                   ========

---------------


              On June 3, 1998, the last sale prices of UPC Common Stock and AMBANC Common Stock as reported on the NYSE and Nasdaq National Market, respectively, were $56.44 and $26.75 per share, respectively. On March 31, 1998, the last business day prior to public announcement of the proposed Merger, the last sale prices of the UPC Common Stock and AMBANC Common Stock as reported by the NYSE and Nasdaq National Market, respectively, were $62.188 and $29.75, respectively.

              The holders of UPC Common Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available therefor. Although UPC currently intends to continue to pay quarterly cash dividends on the UPC Common Stock, there can be no assurance that UPC's dividend policy will remain unchanged after completion of the Merger. The declaration and payment of dividends thereafter will depend upon business conditions, operating results, capital and reserve requirements, and the Board of Directors' consideration of other relevant factors. The Agreement provides that AMBANC may not declare and pay cash dividends, other than regular quarterly cash dividends, on the shares of AMBANC Common Stock.

              UPC and AMBANC are each legal entities separate and distinct from their subsidiaries and their revenues depend in significant part on the payment of dividends from their subsidiary depository institutions. UPC's and AMBANC's subsidiary depository institutions are subject to certain legal restrictions on the amount of dividends they are permitted to pay. See "CERTAIN REGULATORY CONSIDERATIONS -- Payment of Dividends."

                               BUSINESS OF AMBANC

GENERAL

              AMBANC, headquartered in Vincennes, Indiana, is a bank holding company registered with the Federal Reserve under the BHC Act. AMBANC conducts a complete range of commercial and personal banking activities through its banking subsidiaries, AMBANC Indiana, N.A. and AMBANC Illinois, N.A. The AMBANC Banks operates 26 branches in five Indiana counties and three Illinois counties.

              AMBANC is an Indiana corporation incorporated on January 7, 1982 to become the bank holding company for its banking subsidiaries. As of March 31, 1998, AMBANC had total consolidated assets of approximately $733.5 million, total consolidated loans of approximately $549.6 million, total consolidated deposits of approximately $629.0 million, and total consolidated shareholders' equity of approximately $79.5 million.

              The principal executive offices of AMBANC are located at 302 Main Street, Vincennes, Indiana and its telephone number at such address is (812) 882-3050. Additional information with respect to AMBANC and its subsidiaries is included elsewhere herein and in documents incorporated by reference in this Proxy Statement. See "AVAILABLE INFORMATION" and "DOCUMENTS INCORPORATED BY REFERENCE."

BENEFICIAL OWNERSHIP OF AMBANC COMMON STOCK

              To the knowledge of AMBANC, no person beneficially owns 5.0% or more of the outstanding shares of AMBANC common stock.


                                 BUSINESS OF UPC

GENERAL

              UPC, a Tennessee corporation, is a bank holding company registered with the Federal Reserve under the BHC Act. As of March 31, 1998, UPC had total consolidated assets of approximately $18.4 billion, total consolidated loans of approximately $12.7 billion, total consolidated deposits of approximately $13.6 billion, and total consolidated shareholders' equity of approximately $1.8 billion.

              UPC conducts its business activities through its principal bank subsidiary, the $15.7 billion asset UPB founded in 1869 and headquartered in Memphis, Tennessee, with branches in Alabama, Kentucky, Louisiana, Mississippi, Missouri and Tennessee. UPC also had, as of March 31, 1998, four other financial institution subsidiaries, the largest of which being Union Planters Bank of Florida, Miami, Florida, which had total consolidated assets as of March 31, 1998 of approximately $2.2 billion. Effective January 1, 1998, UPC consolidated substantially all of its bank subsidiaries into UPB. It is likely that UPC will continue to consolidate its various bank subsidiaries into UPB in the future, to the extent allowed by law. Through the UPC Banking Subsidiaries, UPC provides a diversified range of financial services in the communities in which it operates and maintains approximately 518 banking offices and 676 ATMs. UPC's total deposits at March 31, 1998 are allocable by state to its banking offices (before consolidating adjustments) approximately as follows: $6.7 billion in Tennessee; $2.9 billion in Mississippi; $1.3 billion in Florida; $1.2 billion in Missouri; $596 million in Arkansas; $598 million in Louisiana; $412 million in Alabama; and $103 million in Kentucky.

              Acquisitions have been, and are expected to continue to be, an important part of the expansion of UPC's business. UPC completed 13 acquisitions in 1994, three in 1995, seven in 1996, and six in 1997, adding approximately $3.8 billion in total assets in 1994, $1.3 billion in 1995, $4.2 billion in 1996, and $3.6 billion in 1997. Through June 1, 1998, UPC has completed the acquisition of two institutions with approximately $520 million in total assets (the "Recently Completed Acquisitions"). In addition, UPC was, as of that date, a party to definitive agreements to acquire ten financial institutions, in addition to AMBANC, and to purchase certain branch locations and assume deposit liabilities of California Federal Bank in Florida ("CalFed Branch Purchase") (collectively, the "Other Pending Acquisitions"). The Other Pending Acquisitions had aggregate total assets of approximately $12.4 billion at March 31, 1998. Collectively, the Recently Completed Acquisitions and the Other Pending Acquisitions are referred to herein as the "Other Acquisitions." The largest of the Other Pending Acquisitions is UPC's proposed acquisition of Magna Group, Inc. ("MGR"), St. Louis, Missouri, which had total consolidated assets of approximately $7.3 billion at March 31, 1998. On May 1, 1998, MGR acquired Charter Financial, Inc. and its subsidiary, Charter Bank, S.B. (the "Charter Acquisition") in a transaction accounted for as a purchase. Located in Sparta, Illinois, Charter Financial, Inc. had at March 31, 1998, total assets of approximately $406 million, total deposits of approximately $309 million, and total shareholders' equity of approximately $67 million. For purposes of this Proxy Statement, including the historical and equivalent pro forma data, the term "Other Acquisitions" and "Other Pending Acquisitions" includes the Charter Acquisition. For information with respect to these acquisitions see "-- Recent Develop ments." For a discussion of UPC's acquisition program, see the caption "Acquisitions" (pages 10, 11 and 12) in UPC's Annual Report to Shareholders and
Note 2 to UPC's audited consolidated financial statements for the years ended December 31, 1997, 1996, and 1995 (pages 49 and 50) contained in such Annual Report to Shareholders. UPC's Annual Report to Shareholders is included as
Exhibit 13 to UPC's 1997 Form 10-K and Exhibit 13 is incorporated by reference herein to the extent indicated herein.

              UPC expects to continue to take advantage of the consolidation of the financial services industry by further developing its franchise through the acquisition of financial institutions. Future acquisitions may entail the payment by UPC of consideration in excess of the book value of the underlying net assets acquired, may result in the issuance of additional shares of UPC capital stock or the incurring of additional indebtedness by UPC, and could have a dilutive effect on the earnings or book value per share of UPC Common Stock. Moreover, significant charges against earnings are sometimes required incidental to acquisitions. For a description of the acquisitions in addition to the Merger which are currently pending, see "-- Recent Developments."

              The principal executive offices of UPC are located at 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, and its telephone number at such address is (901) 580-6000. Additional information with respect to UPC and its subsidiaries is included in documents incorporated by reference in this Proxy Statement. See "AVAILABLE INFORMATION" and "DOCUMENTS INCORPORATED BY REFERENCE."

RECENT DEVELOPMENTS

              RECENTLY COMPLETED ACQUISITIONS. Since December 31, 1997, UPC has completed the acquisition of two institutions (the "Recently Completed Acquisitions").



                                                      Asset Size
              Institution                            (In Millions)                 Type of Consideration
              -----------                            -------------                 ---------------------
Sho-Me Financial Corp.                                   $374                   Approximately 1,153,459
Mt. Vernon, Missouri and                                                        Shares of UPC Common Stock
its subsidiary, 1st Savings
Bank, f.s.b.

Security Bancshares, Inc., Des                            146                   Approximately 490,888 shares
Arc, Arkansas, and its subsid                                                   of UPC Common Stock
iaries, Farmers & Merchants
                                                         ----
     TOTAL                                               $520
                                                         ====



              OTHER PENDING ACQUISITIONS. UPC has entered into definitive agreements to acquire the following financial institutions in addition to AMBANC (collectively, the Other Pending Acquisitions and, together with the Recently Completed Acquisitions, the "Other Acquisitions") which UPC's management considers probable of consummation and which are expected to close in 1998. The largest of the Other Pending Acquisitions is UPC's proposed acquisition of MGR. MGR acquired Charter Financial, Inc. and its subsidiary Charter Bank, S.B. on May 1, 1998 (the "Charter Acquisition"). Charter is located in Sparta, Illinois and at the time of the Charter Acquisition had total assets of approximately $406 million. For the purpose of this Proxy Statement, including the pro forma financial information included herein, the term "Other Pending Acquisitions" includes the Charter Acquisition.


                                            Asset Size                                                Projected
              Institution                (in Millions)(1)         Type of Consideration(2)            Closing Date
              -----------                ----------------         ------------------------            ------------

Magna Group, Inc., St. Louis,                 $7,657        Approximately 35,446,000 shares           3rd Quarter
Missouri, and its subsidiaries,                             of UPC Common Stock                          1998
including Magna Bank, NA., St.
Louis, Missouri

Peoples First Corporation,                     1,493        Approximately 6,015,000 shares            3rd Quarter
Paducah, Kentucky, and its                                  of UPC Common Stock                          1998
subsidiary, The Peoples First
National Bank & Trust Company
of Paducah, Kentucky

Purchase of 24 branches and                    1,465        $110 million deposit premium in           3rd Quarter
assumption of $1.5 billion of                               cash                                         1998
deposits of California Federal
Bank in Florida ("CalFed Branch
Purchase")

Merchants Bancshares, Inc.,                      552        Approximately 2,000,000 shares            3rd Quarter
Houston, Texas, and its                                     of UPC Common Stock                          1998
subsidiaries, including Mercha
nts Bank, Houston, Texas



                                            Asset Size                                                    Projected
              Institution                (in Millions)(1)           Type of Consideration(2)            Closing Date
              -----------                ----------------           ------------------------            ------------

Transflorida Bank, Boca Raton,                  318         Approximately 1,655,000 shares               3rd Quarter
Florida                                                     of UPC Common Stock                             1998

CB&T, Inc., McMinnville, Ten                    271         Approximately 1,450,000 shares               3rd Quarter
nessee, and its subsidiary, City                            of UPC Common Stock                             1998
Bank & Trust Company, McMi
nnville, Tennessee

Capital Savings Bancorp, Inc.,                  232         Approximately 801,000 shares of              3rd Quarter
Jefferson City, Missouri, and its                           UPC Common Stock                                1998
subsidiary, Capital Savings
Bank, FSB, Jefferson City, Mis
souri

First National Bancshares of                    217         Approximately 836,000 shares of              3rdQuarter
Wetumpka, Inc., Wetumpka,                                   UPC Common Stock                                1998
Alabama, and its subsidiary,
First National Bank, Wetumpka,
Alabama

Alvin Bancshares, Inc., Alvin,                  121         Approximately 425,000 shares of              3rd Quarter
Texas, and its subsidiary, Alvin                            UPC Common Stock                                1998
State Bank, Alvin, Texas

First Community Bancshares,                      41         Approximately 129,000 shares of              3rd Quarter
Inc., Middleton, TN, and its                                UPC Common Stock                                1998
subsidiary, Bank of Middleton,
Middleton, Tennessee

Duck Hill Bank, Duck Hill, Mis                   20         Approximately 42,000 shares of               3rd Quarter
sissippi                                    -------         UPC Common Stock                                1998

                         TOTAL              $12,387
                                            =======

---------------

(1) Approximate total assets at March 31, 1998.
(2) Assumes no adjustment to shares pursuant to exchange rates adjustment mechanisms.
(3) Includes the pro forma impact of the Charter Acquisition.

              EARNINGS CONSIDERATIONS RELATED TO THE MERGER AND THE OTHER ACQUISITIONS. It is expected that either UPC or the institutions to be acquired in connection with the Merger and the Other Acquisitions will incur charges arising from such acquisitions and from the assimilation of those institutions into the UPC organization. Most of the charges are expected to relate to MGR and Peoples. Anticipated charges would normally arise from matters such as, but not limited to: (i) legal, accounting, financial advisory and consulting fees; (ii) payment of contractual benefits triggered by a change of control, early retirement and involuntary separation and related benefits; (iii) costs associated with elimination of duplicate facilities and branch consolidations;
(iv) data processing charges; (v) cancellation of vendor contracts; and (vi) other contingencies and similar costs which normally arise from the consolidation of operational activities.

              For a discussion of the significant charges UPC has incurred over the past three years incidental to its acquisition program, see the caption "Acquisitions" in UPC's Annual Report to Shareholders and Note 2 to UPC's audited consolidated financial statements for the years ended December 31, 1997, 1996, and 1995 contained in such Annual Report to Shareholders. UPC's Annual Report to Shareholders is included as Exhibit 13 to UPC's 1997 Form 10-K and
Exhibit 13 is incorporated by reference herein to the extent indicated herein.

              The Merger and the Other Acquisitions (with the exception of the Charter Acquisition which was, and Duck Hill Bank, the Charter Acquisition and the CalFed Purchase which are expected to be accounted for as purchases) are expected to be accounted for as pooling of interests. UPC currently estimates incurring aggregate pre-tax charges in the range of $100 million to $115 million (approximately $91 million related to MGR) in connection with the consummation of the Merger and the Other Acquisitions. On an after-tax basis these charges are estimated in the range of $75 million to $80 million (approximately $61 million related to MGR). To the extent that UPC's recognition of these acquisition-related charges is contingent upon consummation of a particular transaction, those charges would be recognized in the period in which such transaction closes. The pro forma impact of these charges is reflected in the pro forma balance sheet information included in this Proxy Statement. See "SUMMARY - Historical and Pro Forma Per Share Data" and "PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION".

              The range of anticipated charges to be incurred in connection with consummating the Merger and the Other Acquisitions is a preliminary estimate of the significant charges which may, in the aggregate, be required and should be viewed accordingly. These charges are not reflected in the pro forma consolidated balance sheet included in this Proxy Statement. Moreover, this range has been based on the due diligence that has been performed to date in connection with Merger and the Other Acquisitions and the range may be subject to change and the actual charges incurred may be higher or lower than what is currently contemplated, once the acquired institutions are assimilated from an operational perspective and various contingencies are either satisfied or eliminated. Furthermore, the range of anticipated charges will change if additional entries are required. UPC regularly evaluates the potential acquisition of, and holds discussions with, various potential acquisition candidates. As a general rule, UPC will publicly announce such acquisitions only after a definitive agreement has been reached, and only then if UPC considers the acquisition to be of such a size as to be a significant acquisition. Since the range of anticipated acquisition-related charges is likely to change with additional acquisitions, and since UPC regularly engages in acquisition, such range could change, and AMBANC's shareholders should view such information accordingly.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The following tables contain unaudited pro forma condensed consolidated financial statements including a balance sheet as of March 31, 1998 and statements of earnings for the three months ended March 31, 1998 and for the years ended December 31, 1997, 1996, and 1995. These statements present on a pro forma basis historical results for (i) UPC for all periods, (ii) UPC and MGR for all periods, (iii) UPC, AMBANC and the Other Acquisitions (including MGR) for the three months ended March 31, 1998 and for the year ended December 31, 1997, and (iv) UPC, AMBANC, MGR, Peoples and Merchants for the years ended December 31, 1996 and 1995 (see "BUSINESS OF UPC--Recent Developments").

     The Merger and all but four of the Other Acquisitions, are expected to be accounted for using the pooling-of-interests method of accounting. The pro forma information as of March 31, 1998 and for the three months ended March 31, 1998 and for the year ended December 31, 1997, reflect the acquisition of AMBANC and the Other Acquisitions as of January 1, 1997. The pro forma information for the years ended December 31, 1996 and 1995, reflect only the acquisition of AMBANC, MGR, Peoples and Merchants because the Other

Acquisitions (other than MGR, Peoples and Merchants) are not individually or in the aggregate, considered material to UPC from a financial statement presentation standpoint. Pro forma financial information are presented for information purposes only and are not necessarily indicative of the results of operations or combined financial position that would have resulted had the Merger or the Other Acquisitions been consummated at the dates or during the periods indicated, nor are they necessarily indicative of future results of operations or combined financial position. The pro forma balance sheet reflects preliminary estimates by UPC of acquisition-related charges to be incurred in connection with consummation of the Merger and the Other Acquisitions; however, the statements of earnings do not reflect these charges. For additional information with respect to the estimated charges UPC anticipates it would incur in connection with the Merger and the Other Acquisitions, see "BUSINESS OF UPC--Recent Developments." For a discussion of UPC's acquisition program, including a discussion of the significant charges UPC has incurred incidental to acquisitions over the past three fiscal years, see the caption "Acquisitions" (on pages 10, 11 and 12) in UPC's 1997 Annual Report to Shareholders and Note 2 to UPC's audited consolidated financial statements for the years ended December 31, 1997, 1996, and 1995 (on pages 49 and 50) contained in such UPC 1997 Annual Report to Shareholders. UPC's 1997 Annual Report to Shareholders is included as Exhibit 13 to UPC's 1997 Form 10-K, and Exhibit 13 is incorporated by reference herein to the extent indicated herein. See "DOCUMENTS INCORPORATED BY REFERENCE."

     The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the consolidated historical financial statements of UPC which are incorporated by reference herein. Pro forma results are not necessarily indicative of future operating results.

                   UNION PLANTERS CORPORATION AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1998


                                                                                                                         UPC, MGR,
                                                                                      Pro Forma       UPC and MGR       AMBANC and
                                                         UPC             MGR         Adjustments                          Other
                                                                                                                       Acquisitions
                                                    -------------------------------------------------------------------------------
                                                                             (Dollars in thousands)
        ASSETS
Cash and due from banks ........................    $    660,528     $   220,317                     $    880,845     $  1,008,839
Interest-bearing deposits at financial
 institutions...................................          20,425              --                           20,425           49,640
Federal funds sold and securities purchased
 under agreements to resell.....................         309,415          95,126                          404,541          545,801
Trading account assets .........................         163,698              --                          163,698          163,698
Loans held for resale ..........................         253,021              --                          253,021          259,017
Investment securities ..........................       3,287,664       2,239,113                        5,526,777        7,812,071
Loans ..........................................      12,754,653       4,379,021                       17,133,674       20,272,013
  Less:  Unearned income .......................         (26,994)            (93)                         (27,087)         (34,152)
         Allowance for losses on loans .........        (223,837)        (59,928)                        (283,765)        (320,107)
                                                    ------------     -----------                     ------------     ------------
  Net loans ....................................      12,503,822       4,319,000                       16,822,822       19,917,754

Premises and equipment .........................         338,799         117,253                          456,052          534,387
Accrued interest receivable ....................         196,595          46,523                          243,118          279,665
FHA/VA claims receivable .......................         138,626              --                          138,626          138,626
Mortgage servicing rights ......................          98,089           1,237                           99,326           99,832
Goodwill and other intangibles .................          78,927         120,951                          199,878          375,339
Other assets ...................................         364,005          91,098           29,060 (b)     484,163          519,252
                                                    ------------     -----------     ------------    ------------     ------------
     Total assets ..............................    $ 18,413,614     $ 7,250,618     $     29,060    $ 25,693,292     $ 31,703,921
                                                    ============     ===========     ============    ============     ============

                                                   LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits
  Noninterest-bearing ..........................    $  2,290,776     $   641,300                     $  2,932,076     $  3,781,318
  Certificates of deposit of $100,000
   and over ....................................       1,417,728         932,141                        2,349,869        2,854,920
  Other interest-bearing .......................       9,872,723       3,973,247                       13,845,970       17,696,215
                                                    ------------     -----------                     ------------     ------------
     Total deposits ............................      13,581,227       5,546,688               --      19,127,915       24,332,453
Short-term borrowings ..........................         442,051         891,706                        1,333,757        1,365,605
Short and medium-term bank notes ...............         135,000              --                          135,000          139,743
Federal Home Loan Bank advances ................         846,291         106,370                          952,661        1,215,073
Other long-term debt ...........................       1,022,644           9,513                        1,032,157        1,037,766
Accrued interest, expenses and taxes ...........         182,422          76,604     $     90,511 (b)     349,537          406,185
Other liabilities ..............................         394,537           8,759                          403,296          410,918
                                                    ------------     -----------     ------------    ------------     ------------
     Total liabilities .........................      16,604,172       6,639,640           90,511      23,334,323       28,907,743
                                                    ------------     -----------     ------------    ------------     ------------
Shareholders' equity
  Convertible preferred stock ..................          36,972              40                           37,012           37,012
  Common stock .................................         419,326          68,075           89,631 (a)     577,032          662,544
  Additional paid-in capital ...................         272,157         343,601         (150,257)(a)     457,905          580,938
                                                                                           (7,596)(b)

  Retained earnings ............................       1,060,029         267,982          (61,451)(b)   1,266,560        1,489,763
  Treasury stock ...............................              --         (60,626)          60,626 (a)          --               --
  Unearned compensation ........................          (9,550)         (7,596)           7,596 (b)      (9,550)         (10,021)
  Net unrealized gain on available
   for sale securities..........................          30,508            (498)              --          30,010           35,942
                                                    ------------     -----------     ------------    ------------     ------------
     Total shareholders' equity ................       1,809,442         610,978          (61,451)      2,358,969        2,796,178
                                                    ------------     -----------     ------------    ------------     ------------
     Total liabilities and shareholders' equity     $ 18,413,614     $ 7,250,618     $     29,060    $ 25,693,292     $ 31,703,926
                                                    ============     ===========     ============    ============     ============

(a) Issuance of shares to acquire MGR (32,563,752 MGR shares outstanding times the exchange ratio of .9686 equals 31,541,250 sharess of UPC Common Stock to be issued).

(b) Acquisition related charges -- see "Business of UPC -- Recent Developments -- Earnings Considerations Related to the Merger and the Other Pending Acquisitions".

                   UNION PLANTERS CORPORATION AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                                                                                 UPC, MGR,
                                                                                 UPC and          AMBANC
                                                                    UPC            MGR           and Other
                                                                                                Acquisitions
                                                               -----------------------------------------------
                                                                 (Dollars in thousands, except per share data)
Interest income ..............................................   $292,160        $388,325         $465,341
  Interest and fees on loans
  Interest on investment securities
    Taxable ..................................................     41,475          69,870           83,000
    Tax-exempt ...............................................      7,066          10,836           13,777
  Interest on deposits at financial institutions .............        424             470              735
  Interest on federal funds sold and securities purchased
    under agreements to resell ...............................      2,710           4,837            6,387
  Interest on trading account assets .........................      3,020           3,020            3,020
  Interest on loans held for resale ..........................      2,280           2,280            2,383
                                                                 --------        --------         --------
    Total interest income ....................................    349,135         479,638          574,643
                                                                 --------        --------         --------

Interest expense
  Interest on deposits .......................................    124,085         179,549          221,207
  Interest on short-term borrowings ..........................      6,016          17,237           21,987
  Interest on long-term debt .................................     28,327          29,936           30,779
                                                                 --------        --------         --------
    Total interest expense ...................................    158,428         226,722          273,973
                                                                 --------                         --------

    Net interest income ......................................    190,707         252,916          300,670
Provision for losses on loans ................................     17,909          21,459           24,775
                                                                 --------        --------         --------
    Net interest income after provision for losses on loans ..    172,798         231,457          275,895
                                                                 --------        --------         --------
Noninterest income
  Service charges on deposit accounts ........................     25,746          32,074           36,435
  Mortgage servicing income ..................................     16,191          16,453           16,890
  Bank card income ...........................................      7,498           9,426            9,641
  Factoring commissions ......................................      7,304           7,304            7,304
  Trust service income .......................................      2,407           5,723            6,381
  Profits and commissions from trading activities ............      1,847           1,848            1,848
  Investment securities gains ................................      5,215           5,811            6,552
  Other income ...............................................     29,510          41,058           43,559
                                                                 --------        --------         --------
    Total noninterest income .................................     95,718         119,697          128,610
                                                                 --------        --------         --------

Noninterest expense
  Salaries and employee benefits .............................     73,230          96,595          113,940
  Net occupancy expense ......................................     10,644          15,473           18,137
  Equipment expense ..........................................     10,997          13,694           16,052
  Other expense ..............................................     58,753          77,892           90,669
                                                                 --------        --------         --------
    Total noninterest expense ................................    153,624         203,654          238,798
                                                                 --------        --------         --------
    Earnings before income taxes .............................    114,892         147,500          165,707
  Applicable income taxes ....................................     40,320          52,417           59,139
                                                                 --------        --------         --------
                                                                 $ 74,572        $ 95,083         $106,568
                                                                 ========        ========         ========
    Net earnings
Earnings per common share
  Basic ......................................................   $    .89        $    .82         $    .80
  Diluted ....................................................        .86             .79              .78
Weighted average shares outstanding (in thousands)
  Basic ......................................................     83,379         114,868          131,931
  Diluted ....................................................     86,974         120,157          137,409

                   UNION PLANTERS CORPORATION AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                                                                  UPC, MGR,
                                                                                                                 AMBANC and
                                                                          UPC               UPC and MGR             Other
                                                                                                                Acquisitions
                                                                  ------------------------------------------------------------
                                                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income ..............................................          $1,165,925           $1,536,829           $1,839,742
  Interest and fees on loans
  Interest on investment securities
    Taxable ..................................................             187,221              290,351              343,598
    Tax-exempt ...............................................              29,032               40,516               52,133
  Interest on deposits at financial institutions .............               2,627                2,627                3,179
  Interest on federal funds sold and securities purchased
    under agreements to resell ...............................               9,114               13,760               18,554
  Interest on trading account assets .........................              14,956               14,956               14,956
  Interest on loans held for resale ..........................               7,819                7,819                7,982
                                                                        ----------           ----------           ----------
    Total interest income ....................................           1,416,694            1,906,858            2,280,144
                                                                        ----------           ----------           ----------

Interest expense
  Interest on deposits .......................................             494,517              698,778              860,526
  Interest on short-term borrowings ..........................              41,280               81,980              104,620
  Interest on long-term debt .................................             110,512              116,687              120,184
                                                                        ----------           ----------           ----------
    Total interest expense ...................................             646,309              897,445            1,085,330
                                                                        ----------           ----------           ----------

    Net interest income ......................................             770,385            1,009,413            1,194,814
Provision for losses on loans ................................             113,633              142,580              154,163
                                                                        ----------           ----------           ----------
    Net interest income after provision for losses on loans ..             656,752              866,833            1,040,651
Noninterest income
  Service charges on deposit accounts ........................             107,248              133,352              151,454
  Mortgage servicing income ..................................              57,265               57,265               58,051
  Bank card income ...........................................              31,317               38,544               39,239
  Factoring commissions ......................................              30,140               30,140               30,140
  Trust service income .......................................               9,020               21,663               24,355
  Profits and commissions from trading activities ............               7,295                7,295                7,295
  Investment securities gains ................................               2,104                4,688                5,481
  Other income ...............................................             117,221              139,945              153,075
                                                                        ----------           ----------           ----------
    Total noninterest income .................................             361,610              432,892              469,090
                                                                        ----------           ----------           ----------

Noninterest expense
  Salaries and employee benefits .............................             284,648              372,959              440,212
  Net occupancy expense ......................................              44,813               64,140               73,676
  Equipment expense ..........................................              43,812               53,579               62,466
  Other expense ..............................................             324,431              379,663              430,225
                                                                        ----------           ----------           ----------
    Total noninterest expense ................................             697,704              870,341            1,006,579
                                                                        ----------           ----------           ----------
    Earnings before income taxes .............................             320,658              429,384              503,162
  Applicable income taxes ....................................             111,897              147,948              173,787
                                                                        ----------           ----------           ----------
                                                                        $  208,761             $281,436             $329,375
                                                                        ==========           ==========           ==========
    Net earnings
Earnings per common share
  Basic ......................................................          $     2.54             $   2.48             $   2.52
  Diluted ....................................................                2.45                 2.40                 2.45
Weighted average shares outstanding (in thousands)
  Basic ......................................................              80,336              111,418              128,555
  Diluted........................................................           85,195              117,884              135,180

                   UNION PLANTERS CORPORATION AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                                            UPC, MGR,
                                                                                                             AMBANC,
                                                                    UPC              UPC and MGR            and Other
                                                                                                           Acquisitions
                                                                --------------------------------------------------------
                                                                     (Dollars in thousands, except per share data)
Interest income ..............................................   $1,095,148           $1,380,299            $1,535,342
  Interest and fees on loans
  Interest on investment securities
    Taxable ..................................................      247,716              340,745               372,233
    Tax-exempt ...............................................       30,839               37,980                45,560
  Interest on deposits at financial institutions .............        1,593                1,593                 1,910
  Interest on federal funds sold and securities
    purchased under agreements to resell .....................       16,948               19,462                21,664
  Interest on trading account assets .........................       13,895               13,895                13,895
  Interest on loans held for resale ..........................        6,852                6,852                 7,241
                                                                 ----------           ----------            ----------
    Total interest income ....................................    1,412,991            1,800,826             1,997,845
                                                                 ----------           ----------            ----------

Interest expense
  Interest on deposits .......................................      512,668              670,856               755,680
  Interest on short-term borrowings ..........................       64,689               93,501               100,543
  Interest on long-term debt .................................       90,782               97,530                97,680
                                                                 ----------           ----------            ----------
    Total interest expense ...................................      668,139              861,887               953,903
                                                                 ----------           ----------            ----------

    Net interest income ......................................      744,852              938,939             1,043,942
Provision for losses on loans ................................       68,948               79,228                84,198
                                                                 ----------           ----------            ----------
    Net interest income after provision for losses on
 loans .......................................................      675,904              859,711               959,744
                                                                 ----------           ----------            ----------
Noninterest income
  Service charges on deposit accounts ........................      107,535              130,978               141,119
  Mortgage servicing income ..................................       63,003               63,003                63,003
  Bank card income ...........................................       24,975               30,988                31,636
  Factoring commissions ......................................       26,066               26,066                26,066
  Trust service income .......................................       10,130               19,512                21,496
  Profits and commissions from trading activities ............        5,765                5,765                 5,765
  Investment securities gains ................................        4,099                4,916                 4,942
  Other income ...............................................       78,929               89,632                94,739
                                                                 ----------           ----------            ----------
    Total noninterest income .................................      320,502              370,860               388,766
                                                                 ----------           ----------            ----------

Noninterest expense
  Salaries and employee benefits .............................      282,726              351,868               388,972
  Net occupancy expense ......................................       47,215               65,195                70,142
  Equipment expense ..........................................       44,418               53,149                60,704
  Other expense ..............................................      357,458              399,991               422,915
                                                                 ----------           ----------            ----------
    Total noninterest expense ................................      731,817              870,203               942,733
                                                                 ----------           ----------            ----------
    Earnings before income taxes .............................      264,589              360,368               405,777
  Applicable income taxes ....................................       93,115              125,755               139,649
                                                                 ----------           ----------            ----------
    Net earnings..............................................   $  171,474           $  234,613            $  266,128
                                                                 ==========           ==========            ==========
Earnings per common share
  Basic ......................................................   $     2.13           $     2.18            $     2.24
  Diluted ....................................................         2.05                 2.11                  2.17
Weighted average shares outstanding (in thousands)
  Basic ......................................................       77,240              104,539               115,726
  Diluted ....................................................       83,542              112,425               123,714

                   UNION PLANTERS CORPORATION AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                                                         UPC, MGR,
                                                                                           UPC           PEOPLES,
                                                                                           AND           AMBANC AND
                                                                             UPC           MGR           MERCHANTS
                                                                        ---------------------------------------------
                                                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income
   Interest and fees on loans ................................            $ 986,230     $1,252,376       $ 1,388,252
   Interest on investment securities
      Taxable ................................................              202,890        274,743           304,771
      Tax-exempt .............................................               32,400         39,666            47,200
   Interest on deposits at financial institutions ............                5,284          5,284             6,153
   Interest on federal funds sold and securities
    purchased under agreements to resell .....................               19,965         21,868            24,547
   Interest on trading account assets ........................               14,191         14,191            14,191
   Interest on loans held for resale .........................                4,858          4,858             5,184
                                                                          ---------     ----------       -----------
      Total interest income ..................................            1,265,818      1,612,986         1,790,298
                                                                          ---------     ----------       -----------
Interest expense
   Interest on deposits ......................................              478,641        616,666           695,224
   Interest on short-term borrowings .........................               44,492         64,725            70,706
   Interest on long-term debt ................................               73,234         79,293            79,674
                                                                          ---------     ----------       -----------
      Total interest expense .................................              596,367        760,684           845,604
                                                                          ---------     ----------       -----------

      Net interest income ....................................              669,451        852,302           944,694
Provision for losses on loans ................................               33,917         43,909            47,393
                                                                          ---------     ----------       -----------
      Net interest income after provision for
       losses on loans .......................................              635,534        808,393           897,301

Noninterest income
   Service charges on deposit accounts .......................              102,932        125,419           134,243
   Mortgage servicing income .................................               55,903         55,903            55,903
   Bank card income ..........................................               20,758         26,559            27,124
   Factoring commissions .....................................               19,519         19,519            19,519
   Trust service income ......................................                8,326         16,964            18,786
   Profits and commissions from trading activities ...........               12,362         12,362            12,362
   Investments securities gains ..............................                1,433          1,789             2,008
   Other income ..............................................               72,477         83,058            87,381
                                                                          ---------     ----------       -----------
      Total noninterest income ...............................              293,710        341,573           357,326
                                                                          ---------     ----------       -----------

Noninterest expense
   Salaries and employee benefits ............................              264,663        337,656           371,136
   Net occupancy expense .....................................               44,061         61,738            66,224
   Equipment expense .........................................               42,251         51,218            57,289
   Other expenses ............................................              256,214        302,794           324,295
                                                                          ---------     ----------       -----------
      Total noninterest expense ..............................              607,189        753,406           818,944
                                                                          ---------     ----------       -----------
      Earnings before income taxes ...........................              322,055        396,560           435,683
Applicable income taxes ......................................              110,799        134,082           145,486
                                                                          ---------     ----------       -----------
      Net earnings ...........................................            $ 211,256     $  262,478       $   290,197
                                                                          =========     ==========       ===========

Earnings per common share
   Basic .....................................................            $    2.79     $     2.56       $      2.56
   Diluted ...................................................                 2.66           2.46              2.46
Weighted average shares outstanding (in thousands)
   Basic .....................................................               72,512         99,346           110,196
   Diluted ...................................................               78,798        106,632           117,604

                        CERTAIN REGULATORY CONSIDERATIONS

              The following discussion sets forth certain of the material elements of the regulatory framework applicable to banks and bank holding companies and provides certain specific information related to UPC. A more complete discussion is included in UPC's 1997 Form 10-K. Information relating to AMBANC is included in the AMBANC 1997 Form 10-K. See "AVAILABLE INFORMATION" and "DOCUMENTS INCORPORATED BY REFERENCE."

GENERAL

              UPC is a bank holding company registered with the Federal Reserve under the BHC Act. As such, UPC and its non-bank subsidiaries are subject to the supervision, examination, and reporting requirements of the BHC Act and the regulations of the Federal Reserve.

              The BHC Act requires every bank holding company to obtain the prior approval of the Federal Reserve before: (i) it may acquire direct or indirect ownership or control of any voting shares of any bank if, after such acquisition, the bank holding company will directly or indirectly own or control more than 5.0% of the voting shares of the bank; (ii) it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of any bank; or (iii) it may merge or consolidate with any other bank holding company.

              The BHC Act further provides that the Federal Reserve may not approve any transaction that would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any section of the United States, or the effect of which may be substantially to lessen competition or to tend to create a monopoly in any section of the country, or that in any other manner would be in restraint of trade, unless the anticompetitive effects of the proposed transaction are clearly outweighed by the public interest in meeting the convenience and needs of the community to be served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served. Consideration of financial resources generally focuses on capital adequacy which is discussed below, and consideration of convenience and needs includes the parties' performance under the Community Reinvestment Act of 1977.

              The BHC Act, as amended by the interstate banking provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Banking Act"), which became effective in September 1995, repealed the prior statutory restrictions on interstate acquisitions of banks by bank holding companies, such that UPC and any other bank holding company located in Tennessee may now acquire a bank located in any other state, and any bank holding company located outside Tennessee may lawfully acquire any Tennessee-based bank, regardless of state law to the contrary, in either case subject to certain deposit-percentage limitations, aging requirements, and other restrictions. The Interstate Banking Act also generally provides that, after June 1, 1997, national and state-chartered banks may branch interstate through acquisitions of banks in other states. By adopting legislation prior to that date, a state has the ability either to "opt in" and accelerate the date after which interstate branching is permissible or "opt out" and prohibit interstate branching altogether. None of the states in which the banking subsidiaries of UPC or AMBANC are located has either moved up the date after which interstate branching will be permissible or "opted out." Texas, where one of the Other Acquisitions will occur, however, elected to "opt out," in legislation that expires September 2, 1999. UPC utilized the provisions of the Interstate Banking Act at the end of 1997 to merge substantially all of UPC's Banking Subsidiaries with and into UPB. As a result of such consolidation, UPB is now a multi-state national bank with branches in Tennessee, Alabama, Mississippi, Louisiana, Arkansas, Missouri and Kentucky.

              The BHC Act generally prohibits UPC from engaging in activities other than banking or managing or controlling banks or other permissible subsidiaries and from acquiring or retaining direct or indirect control of any company engaged in any activities other than those activities determined by the Federal Reserve to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In determining whether a particular activity is permissible, the Federal Reserve must consider whether the performance of such an activity reasonably can be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. For example, factoring accounts receivable, acquiring or servicing loans, leasing personal property, conducting discount securities brokerage activities, performing certain data processing services, acting as agent or broker in selling credit life insurance and certain other types of insurance in connection with credit transactions, and performing certain insurance underwriting activities all have been determined by the Federal Reserve to be permissible activities of bank holding companies. The BHC Act does not place territorial limitations on permissible nonbanking activities of bank holding companies. Despite prior approval, the Federal Reserve has the power to order a holding company or its subsidiaries to terminate any activity or to terminate its ownership or control of any subsidiary when it has reasonable cause to believe that continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness, or stability of any bank subsidiary of that bank holding company.

              Each of the UPC Banking Subsidiaries is a member of the FDIC, and as such, its deposits are insured by the FDIC to the extent provided by law. Each such subsidiary is also subject to numerous state and federal statutes and regulations that affect its business, activities, and operations, and each is supervised and examined by one or more state or federal bank regulatory agencies.

              The regulatory agencies having supervisory jurisdiction over the respective subsidiary institutions of UPC and AMBANC (the FDIC and the applicable state authority in the case of state-chartered nonmember banks, the Office of Thrift Supervision ("OTS") in the case of federally chartered thrift institutions, the Federal Reserve in the case of state-chartered member banks, and the Office of the Comptroller of the Currency ("OCC") in the case of national banks) regularly examine the operations of such institutions and have authority to approve or disapprove mergers, consolidations, the establishment of branches, and similar corporate actions. The federal and state banking regulators also have the power to prevent the continuance or development of unsafe or unsound banking practices or other violations of law.

PAYMENT OF DIVIDENDS

              UPC is a legal entity separate and distinct from its banking, thrift, and other subsidiaries. The principal sources of cash flow of UPC, including cash flow to pay dividends to its shareholders, are dividends from its subsidiary depository institutions. There are statutory and regulatory limitations on the payment of dividends by these subsidiary depository institutions to UPC, as well as by UPC and AMBANC to their shareholders.

              As to the payment of dividends, each of UPC's state-chartered banking subsidiaries is subject to the respective laws and regulations of the state in which such bank is located, and to the regulations of the bank's primary federal regulator. UPC's subsidiaries that are thrift institutions are subject to the OTS' capital distributions regulations, and those that are national banks are subject to the regulations of the OCC.

              If, in the opinion of the federal banking regulator, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution, could include the payment of dividends), such agency may require, after notice and hearing, that such institution cease and desist from such practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. See "-- Prompt Corrective Action." Moreover, the federal agencies have issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.


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


              At March 31, 1998, under dividend restrictions imposed under federal and state laws, the UPC Banking Subsidiaries, without obtaining governmental approvals, could declare aggregate dividends to UPC of approximately $172.4 million.

              The payment of dividends by UPC and the UPC Banking Subsidiaries may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines.

CAPITAL ADEQUACY

              UPC and the UPC Banking Subsidiaries are required to comply with the capital adequacy standards established by the Federal Reserve in the case of UPC, and the appropriate federal banking regulator in the case of each UPC Banking Subsidiary. There are two basic measures of capital adequacy for bank holding companies and their subsidiary depository institutions that have been promulgated by the Federal Reserve and each of the federal bank regulatory agencies: a risk-based measure and a leverage measure. All applicable capital standards must be satisfied for a bank holding company to be considered in compliance.

              The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profile among depository institutions and bank holding companies, to account for off-balance-sheet exposure, and to minimize disincentives for holding liquid assets. Assets and off-balance-sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance-sheet items.

              The minimum guideline for the ratio ("Total Capital Ratio") of total capital ("Total Capital") to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8.0%. At least half of Total Capital must be composed of common equity, undivided profits, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder may consist of subordinated debt, other preferred stock, and a limited amount of loan loss reserves ("Tier 2 Capital"). At March 31, 1998, UPC's consolidated Total Capital Ratio and its Tier 1 Capital Ratio (i.e., the ratio of Tier 1 Capital to risk-weighted assets) were 20.17% and 15.66%, respectively.

              In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio (the "Leverage Ratio") of Tier 1 Capital to average assets, less goodwill and certain other intangible assets, of 3.0% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies generally are required to maintain a Leverage Ratio of at least 3.0%, plus an additional cushion of 100 to 200 basis points. UPC's Leverage Ratio at March 31, 1998, was 10.72%. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a "tangible Tier 1 Capital Leverage Ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

              Each of the UPC Banking Subsidiaries is subject to risk-based and leverage capital requirements adopted by its federal banking regulator, which are substantially similar to those adopted by the Federal Reserve for bank holding companies. Each of the UPC Banking Subsidiaries was in compliance with applicable minimum capital requirements as of March 31, 1998. Neither UPC nor any of the UPC Banking Subsidiaries has been advised by any federal banking agency of any specific minimum capital ratio requirement applicable to it.

              Failure to meet capital guidelines could subject a bank or thrift to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on the taking of brokered deposits, and certain other restrictions on its business. As described


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


below, substantial additional restrictions can be imposed upon FDIC-insured depository institutions that fail to meet applicable capital requirements. See "-- Prompt Corrective Action."

              The federal bank regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond their current levels. In this regard, the Federal Reserve, the FDIC, and the OCC have, pursuant to FDICIA, proposed an amendment to the risk-based capital standards that would calculate the change in an institution's net economic value attributable to increases and decreases in market interest rates and would require banks with excessive interest rate risk exposure to hold additional amounts of capital against such exposures. The OTS has already included an interest-rate risk component in its risk-based capital guidelines for savings associations that it regulates.

SUPPORT OF SUBSIDIARY INSTITUTIONS

              Under Federal Reserve policy, UPC is expected to act as a source of financial strength for, and to commit resources to support, each of the UPC Banking Subsidiaries. This support may be required at times when, absent such Federal Reserve policy, UPC may not be inclined to provide it. In addition, any capital loans by a bank holding company to any of its banking subsidiaries are subordinate in right of payment to deposits and to certain other indebtedness of such banks. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a banking subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment.

              Under the Federal Deposit Insurance Act (the "FDIA"), a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver, and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. The FDIC's claim for damages is superior to claims of shareholders of the insured depository institution or its holding company, but is subordinate to claims of depositors, secured creditors, and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institution. The UPC Banking Subsidiaries are subject to these cross-guarantee provisions. As a result, any loss suffered by the FDIC in respect of any of these subsidiaries would likely result in assertion of the cross-guarantee provisions, the assessment of such estimated losses against the depository institution's banking or thrift affiliates, and a potential loss of UPC's respective investments in such other subsidiary depository institutions.

PROMPT CORRECTIVE ACTION

              FDICIA establishes a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system, which became effective in December 1992, the federal banking regulators are required to establish five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized) and to take certain mandatory supervisory actions, and are authorized to take other discretionary actions, with respect to institutions in the three undercapitalized categories, the severity of which will depend upon the capital category in which the institution is placed. Generally, subject to a narrow exception, FDICIA requires the banking regulator to appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified by regulation the relevant capital level for each category.

              Under the final agency rules implementing the prompt corrective action provisions, an institution that (i) has a Total Capital Ratio of 10% or greater, a Tier 1 Capital Ratio of 6.0% or greater, and a Leverage Ratio of 5.0% or greater and (ii) is not subject to any written agreement, order, capital directive, or prompt corrective action directive issued by the appropriate federal banking agency is deemed to be well capitalized. An institution with a Total Capital Ratio of 8.0% or greater, a Tier 1 Capital Ratio of 4.0% or greater, and a Leverage Ratio of 4.0% or greater is considered to be adequately capitalized. A depository institution that


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


has a Total Capital Ratio of less than 8.0%, a Tier 1 Capital Ratio of less than 4.0%, or a Leverage Ratio of less than 4.0% is considered to be undercapitalized. A depository institution that has a Total Capital Ratio of less than 6.0%, a Tier 1 Capital Ratio of less than 3.0%, or a Leverage Ratio of less than 3.0% is considered to be significantly undercapitalized, and an institution that has a tangible equity capital to assets ratio equal to or less than 2.0% is deemed to be critically undercapitalized. For purposes of the regulation, the term "tangible equity" includes core capital elements counted as Tier 1 Capital for purposes of the risk-based capital standards, plus the amount of outstanding cumulative perpetual preferred stock (including related surplus), minus all intangible assets with certain exceptions. A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

              An institution that is categorized as undercapitalized, significantly undercapitalized, or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. Under FDICIA, a bank holding company must guarantee that a subsidiary depository institution meet its capital restoration plan, subject to certain limitations. The obligation of a controlling bank holding company under FDICIA to fund a capital restoration plan is limited to the lesser of 5.0% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches, or engaging in any new line of business, except in accordance with an accepted capital restoration plan or with the approval of the FDIC. In addition, the appropriate federal banking agency is given authority with respect to any undercapitalized depository institution to take any of the actions it is required to or may take with respect to a significantly undercapitalized institution as described below if it determines "that those actions are necessary to carry out the purpose" of FDICIA.

              For those institutions that are significantly undercapitalized or undercapitalized and either fail to submit an acceptable capital restoration plan or fail to implement an approved capital restoration plan, the appropriate federal banking agency must require the institution to take one or more of the following actions: (i) sell enough shares, including voting shares, to become adequately capitalized; (ii) merge with (or be sold to) another institution (or holding company), but only if grounds exist for appointing a conservator or receiver; (iii) restrict certain transactions with banking affiliates as if the "sister bank" exception to the requirements of Section 23A of the Federal Reserve Act did not exist; (iv) otherwise restrict transactions with bank or non-bank affiliates; (v) restrict interest rates that the institution pays on deposits to "prevailing rates" in the institution's "region;" (vi) restrict asset growth or reduce total assets; (vii) alter, reduce, or terminate activities; (viii) hold a new election of directors; (ix) dismiss any director or senior executive officer who held office for more than 180 days immediately before the institution became undercapitalized, provided that in requiring dismissal of a director or senior officer, the agency must comply with certain procedural requirements, including the opportunity for an appeal in which the director or officer will have the burden of proving his or her value to the institution; (x) employ "qualified" senior executive officers; (xi) cease accepting deposits from correspondent depository institutions; (xii) divest certain nondepository affiliates which pose a danger to the institution; or
(xiii) be divested by a parent holding company. In addition, without the prior approval of the appropriate federal banking agency, a significantly undercapitalized institution may not pay any bonus to any senior executive officer or increase the rate of compensation for such an officer.

              At March 31, 1998, all of the UPC Banking Subsidiaries had the requisite capital levels to qualify as well capitalized.

                        DESCRIPTION OF UPC CAPITAL STOCK

              UPC's Charter currently authorizes the issuance of 300,000,000 shares of UPC Common Stock and 10,000,000 shares of UPC Preferred Stock. As of May 31, 1998, 84,970,899 shares of UPC Common Stock were outstanding and approximately 7,792,332 shares were earmarked for issuance in connection with currently outstanding UPC options, UPC's dividend reinvestment plan, and with respect to conversion rights of currently outstanding UPC Series E Preferred Stock (defined next). In addition, as of May 31, 1998, 1,156,231 shares of UPC's 8% Cumulative, Convertible Preferred Stock, Series E (the Series E Preferred Stock) were outstanding. As of May 31, 1998, none of UPC's 750,000 authorized shares of Series A Preferred Stock were issued and outstanding nor is management aware of the existence of circumstances from which it may be inferred that such issuance is imminent. THE CAPITAL STOCK OF UPC DOES NOT REPRESENT OR CONSTITUTE A DEPOSIT ACCOUNT AND IS NOT INSURED BY THE FDIC, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY GOVERNMENTAL AGENCY.

UPC COMMON STOCK

              GENERAL. Shares of UPC Common Stock may be issued at such time or times and for such consideration (not less than the par value thereof) as the UPC Board may deem advisable, subject to such limitations as may be set forth in the laws of the State of Tennessee, UPC's Charter or Bylaws or the rules of the NYSE. UPB, a wholly-owned, first-tier subsidiary of UPC, is the Registrar, Transfer Agent and Dividend Disbursing Agent for shares of UPC Common Stock. Its address is Union Planters Bank, National Association, Corporate Trust Department, 6200 Poplar Avenue, Third Floor, Memphis, Tennessee 38119. Its mailing address is P.O. Box 387, Memphis, Tennessee 38147.

              DIVIDENDS. Subject to the preferential dividend rights applicable to outstanding shares of the UPC Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement, or sinking funds, if any, for all outstanding UPC Preferred Stock, the holders of the UPC Common Stock are entitled to receive, to the extent permitted by law, only such dividends as may be declared from time to time by the UPC Board.

              UPC has the right to, and may from time to time, enter into borrowing arrangements or issue other debt instruments, the provisions of which may contain restrictions on payment of dividends and other distributions on UPC Common Stock and UPC Preferred Stock. UPC has no such arrangements in effect at the date hereof. In December 1996, UPC caused to be issued $200,000,000 in aggregate liquidation amount of 8.20% Capital Trust Pass - through Securities ("UPC Capital Securities") through a Delaware trust subsidiary. Pursuant to the terms of the governing instruments, UPC would be prohibited from paying dividends on any UPC Common Stock or UPC Preferred Stock if all quarterly payments on the UPC Capital Securities had not been paid in full. The UPC Capital Securities mature in 2026 and may be redeemed under certain circumstances prior to maturity.

              LIQUIDATION RIGHTS. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets, or winding-up of UPC, after distribution in full of the preferential amounts required to be distributed to the holders of UPC Preferred Stock, holders of UPC Common Stock will be entitled to receive all of the remaining assets of UPC, of whatever kind, available for distribution to shareholders ratably in proportion to the number of shares of UPC Common Stock held. The UPC Board may distribute in kind to the holders of UPC Common Stock such remaining assets of UPC or may sell, transfer, or otherwise dispose of all or any part of such remaining assets to any other person or entity and receive payment therefor in cash, stock, or obligations of such other person or entity, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of UPC Common Stock. Neither the merger or consolidation of UPC into or with any other corporation, nor the merger of any other corporation into UPC, nor any purchase or redemption of shares of stock of UPC of any class, shall be deemed to be a dissolution, liquidation, or winding-up of UPC for purposes of this paragraph.

              Because UPC is a holding company, its right and the rights of its creditors and shareholders, including the holders of UPC Preferred Stock and UPC Common Stock, to participate in the distribution of assets of a subsidiary on its liquidation or recapitalization may be subject to prior claims of such subsidiary's creditors except to the extent that UPC itself may be a creditor having recognized claims against such subsidiary.

              For a further description of UPC Common Stock, see "EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS."


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


UPC PREFERRED STOCK

              SERIES A PREFERRED STOCK. UPC's Charter provides for the issuance of up to 750,000 shares (subject to adjustment by action of the UPC Board) of Series A Preferred Stock under certain circumstances involving a potential change in control of UPC. None of such shares are outstanding and management is aware of no facts suggesting that issuance of such shares may be imminent. The Series A Preferred Stock is described in more detail in UPC's Registration Statement on Form 8-A, dated January 19, 1989, and filed February 1, 1989 (SEC File No. 0-6919) which is incorporated by reference herein.

              SERIES E PREFERRED STOCK. As of May 31, 1998, 1,156,231 shares of Series E Preferred Stock were outstanding.. All shares of Series E Preferred Stock have a stated value of $25.00 per share. Dividends are payable at the rate of $0.50 per share per quarter and are cumulative. The Series E Preferred Stock is convertible at the rate of 1.25 shares of UPC Common Stock for each share of Series E Preferred Stock. The Series E Preferred Stock is not subject to any sinking fund provisions and has no preemptive rights. Such shares have a liquidation preference of $25.00 per share plus unpaid dividends accrued thereon and, at UPC's option and with the prior approval of the Federal Reserve, are subject to redemption by UPC at any time at a redemption price of $25.00 per share plus any unpaid dividends accrued thereon. Holders of Series E Preferred Stock have no voting rights except as required by law and in certain other limited circumstances. See "CERTAIN REGULATORY CONSIDERATIONS -- Payment of Dividends."

                                  OTHER MATTERS

              As of the date of this Proxy Statement, the AMBANC Board knows of no matters that will be presented for consideration at the Special Meeting other than as described in this Proxy Statement. However, if any other matters shall properly come before the Special Meeting or any adjournment or postponement thereof and be voted upon, the enclosed proxy shall be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters.

                              SHAREHOLDER PROPOSALS

              UPC expects to hold its next annual meeting of shareholders after the Merger in April 1999. Under SEC rules, proposals of UPC shareholders intended to be presented at that meeting must be received by UPC at its principal executive offices no later than the date specified in UPC's 1998 annual meeting proxy statement. It is not currently anticipated that AMBANC will hold its annual meeting unless the Merger should not be consummated. In the event the Merger is not consummated, proposals of AMBANC shareholders intended to be presented at that meeting must have been received by AMBANC at its principal executive offices no later than ______________, 1998.

                                     EXPERTS

              The consolidated financial statements of UPC and subsidiaries incorporated in this Proxy Statement/Prospectus by reference to UPC's Annual Report on Form 10-K for the year ended December 31, 1997, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

              The consolidated financial statements incorporated in this Proxy Statement/Prospectus by reference from AMBANC's annual report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 122 described in Note 1 to the consolidated financial statements), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


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


                                    OPINIONS

              The legality of the shares of UPC Common Stock to be issued in the Merger will be passed upon by E. James House, Jr., Secretary and Manager of the Legal Department of UPC. E. James House, Jr. is an officer of, and receives compensation from, UPC.

              Certain tax consequences of the transaction have been passed upon by Wyatt, Tarrant & Combs for UPC and by Leagre Chandler & Millard for AMBANC.





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



















                                   APPENDIX A





                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                                  AMBANC CORP.

                                       AND

                           UNION PLANTERS CORPORATION


                           DATED AS OF MARCH 31, 1998

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE 1 -- TRANSACTIONS AND TERMS OF MERGER...................................................................  1

         1.1  MERGER............................................................................................  1
         1.2  TIME AND PLACE OF CLOSING.........................................................................  2
         1.3  EFFECTIVE TIME....................................................................................  2
         1.4  EXECUTION OF STOCK OPTION AGREEMENT...............................................................  2

ARTICLE 2 -- TERMS OF MERGER....................................................................................  2

         2.1  CHARTER...........................................................................................  2
         2.2  BYLAWS............................................................................................  2
         2.3  DIRECTORS AND OFFICERS............................................................................  2

ARTICLE 3 -- MANNER OF CONVERTING SHARES........................................................................  3

         3.1  CONVERSION OF SHARES..............................................................................  3
         3.2  ANTI-DILUTION PROVISIONS..........................................................................  3
         3.3  SHARES HELD BY AMBANC OR UPC......................................................................  3
         3.4  FRACTIONAL SHARES.................................................................................  3
         3.5  CONVERSION OF STOCK RIGHTS........................................................................  4

ARTICLE 4 -- EXCHANGE OF SHARES.................................................................................  5

         4.1  EXCHANGE PROCEDURES...............................................................................  5
         4.2  RIGHTS OF FORMER AMBANC STOCKHOLDERS..............................................................  5

ARTICLE 5 -- RESENTATIONS AND WARRANTIES OF AMBANC..............................................................  6

         5.1  ORGANIZATION, STANDING, AND POWER.................................................................  6
         5.2  AUTHORITY; NO BREACH BY AGREEMENT.................................................................  6
         5.3  CAPITAL STOCK.....................................................................................  7
         5.4  AMBANC SUBSIDIARIES...............................................................................  8
         5.5  SEC FILINGS; FINANCIAL STATEMENTS.................................................................  8
         5.6  ABSENCE OF UNDISCLOSED LIABILITIES................................................................  9
         5.7  ABSENCE OF CERTAIN CHANGES OR EVENTS..............................................................  9
         5.8  TAX MATTERS.......................................................................................  9
         5.9  ASSETS............................................................................................ 10
         5.10  ENVIRONMENTAL MATTERS............................................................................ 11
         5.11  COMPLIANCE WITH LAWS............................................................................. 11
         5.12  LABOR RELATIONS.................................................................................. 12
         5.13  EMPLOYEE BENEFIT PLANS........................................................................... 12
         5.14  MATERIAL CONTRACTS............................................................................... 15
         5.15  LEGAL PROCEEDINGS................................................................................ 15
         5.16  REPORTS.......................................................................................... 15
         5.17  STATEMENTS TRUE AND CORRECT...................................................................... 16
         5.18  ACCOUNTING, TAX, AND REGULATORY MATTERS.......................................................... 16

         5.19  STATE TAKEOVER LAWS.............................................................................. 16
         5.20  CHARTER PROVISIONS............................................................................... 16
         5.21  RIGHTS AGREEMENT................................................................................. 17
         5.22  DERIVATIVES...................................................................................... 17
         5.23  YEAR 2000........................................................................................ 17

ARTICLE 6 -- REPRESENTATIONS AND WARRANTIES OF UPC.............................................................. 17

         6.1  ORGANIZATION, STANDING, AND POWER................................................................. 17
         6.2  AUTHORITY; NO BREACH BY AGREEMENT................................................................. 17
         6.3  CAPITAL STOCK..................................................................................... 18
         6.4  UPC SUBSIDIARIES.................................................................................. 18
         6.5  SEC FILINGS; FINANCIAL STATEMENTS................................................................. 19
         6.6  ABSENCE OF UNDISCLOSED LIABILITIES................................................................ 20
         6.7  ABSENCE OF CERTAIN CHANGES OR EVENTS.............................................................. 20
         6.8  TAX MATTERS....................................................................................... 20
         6.9  ASSETS............................................................................................ 21
         6.10  ENVIRONMENTAL MATTERS............................................................................ 21
         6.11  COMPLIANCE WITH LAWS............................................................................. 22
         6.12  LABOR RELATIONS.................................................................................. 23
         6.13  LEGAL PROCEEDINGS................................................................................ 23
         6.14  REPORTS.......................................................................................... 23
         6.15  STATEMENTS TRUE AND CORRECT...................................................................... 23
         6.16  ACCOUNTING, TAX, AND REGULATORY MATTERS.......................................................... 24
         6.17  EMPLOYEE BENEFIT PLANS........................................................................... 24
         6.18  DERIVATIVES...................................................................................... 24
         6.19  YEAR 2000........................................................................................ 24

ARTICLE 7 -- CONDUCT OF BUSINESS PENDING CONSUMMATION........................................................... 25

         7.1  AFFIRMATIVE COVENANTS OF BOTH PARTIES............................................................. 25
         7.2  NEGATIVE COVENANTS OF AMBANC...................................................................... 25
         7.3  ADVERSE CHANGES IN CONDITION...................................................................... 27
         7.4  REPORTS........................................................................................... 27

ARTICLE 8 -- ADDITIONAL AGREEMENTS.............................................................................. 28

         8.1  REGISTRATION STATEMENT; PROXY STATEMENT; STOCKHOLDER
                  APPROVALS..................................................................................... 28
         8.2  EXCHANGE LISTING.................................................................................. 28
         8.3  APPLICATIONS...................................................................................... 28
         8.4  FILINGS WITH STATE OFFICES........................................................................ 28
         8.5  AGREEMENT AS TO EFFORTS TO CONSUMMATE............................................................. 28
         8.6  INVESTIGATION AND CONFIDENTIALITY................................................................. 29
         8.7  PRESS RELEASES.................................................................................... 29
         8.8  CERTAIN ACTIONS................................................................................... 30
         8.9  ACCOUNTING AND TAX TREATMENT...................................................................... 30
         8.10  STATE TAKEOVER LAWS.............................................................................. 30
         8.11  CHARTER PROVISIONS............................................................................... 30
         8.12  AGREEMENT OF AFFILIATES.......................................................................... 30

         8.13  EMPLOYEE BENEFITS AND CONTRACTS.................................................................. 31
         8.14  INDEMNIFICATION.................................................................................. 32
         8.15  CERTAIN MODIFICATIONS............................................................................ 33

ARTICLE 9 -- CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE.................................................. 33

         9.1  CONDITIONS TO OBLIGATIONS OF EACH PARTY........................................................... 33
         9.2  CONDITIONS TO OBLIGATIONS OF UPC.................................................................. 35
         9.3  CONDITIONS TO OBLIGATIONS OF AMBANC............................................................... 36

ARTICLE 10 -- TERMINATION....................................................................................... 37

         10.1  TERMINATION...................................................................................... 37
         10.2  EFFECT OF TERMINATION............................................................................ 40
         10.3  NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS.................................................... 40

ARTICLE 11 -- MISCELLANEOUS..................................................................................... 40

         11.1  DEFINITIONS...................................................................................... 40
         11.2  EXPENSES......................................................................................... 48
         11.3  BROKERS AND FINDERS.............................................................................. 48
         11.4  ENTIRE AGREEMENT................................................................................. 48
         11.5  AMENDMENTS....................................................................................... 48
         11.6  WAIVERS.......................................................................................... 49
         11.7  ASSIGNMENT....................................................................................... 49
         11.8  NOTICES.......................................................................................... 49
         11.9  GOVERNING LAW.................................................................................... 50
         11.10  COUNTERPARTS.................................................................................... 50
         11.11  CAPTIONS........................................................................................ 50
         11.12  INTERPRETATIONS................................................................................. 51
         11.13  ENFORCEMENT OF AGREEMENT........................................................................ 51
         11.14  SEVERABILITY.................................................................................... 51


                                LIST OF EXHIBITS




Exhibit 1         Stock Option Agreement

Exhibit 2         Plan of Merger

Exhibit 3         Affiliate Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION


                  THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of March 31, 1998, by and between AMBANC CORP. ("Ambanc"), a corporation organized and existing under the Laws of the State of Indiana, with its principal office located in Vincennes, Indiana; and UNION PLANTERS CORPORATION ("UPC"), a corporation organized and existing under the Laws of the State of Tennessee, with its principal office located in Memphis, Tennessee.


                                    PREAMBLE

                  The Boards of Directors of Ambanc and UPC are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective stockholders. This Agreement provides for the acquisition of Ambanc by UPC pursuant to the merger (the "Merger") of Ambanc with and into Union Planters Holding Corporation ("UPHC"), a wholly-owned subsidiary of UPC organized under the Laws of the State of Tennessee. At the effective time of the Merger, the outstanding shares of the common stock of Ambanc shall be converted into shares of the common stock of UPC (except as provided herein). As a result, stockholders of Ambanc shall become stockholders of UPC, and UPHC shall continue to conduct the business and operations of Ambanc as a wholly-owned subsidiary of UPC. The transactions described in this Agreement are subject to the approvals of the stockholders of Ambanc, the Board of Governors of the Federal Reserve System, and certain state regulatory authorities, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger
(i) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and (ii) for accounting purposes shall qualify for treatment as a pooling of interests.

                  Immediately after the execution and delivery of this Agreement, as a condition and inducement to UPC's willingness to enter into this Agreement, Ambanc and UPC are entering into a stock option agreement (the "Stock Option Agreement"), in substantially the form of Exhibit 1, pursuant to which Ambanc is granting to UPC an option to purchase shares of Ambanc Common Stock.

                  Certain terms used in this Agreement are defined in Section
11.1 of this Agreement.


                  NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:


                                    ARTICLE 1

                        TRANSACTIONS AND TERMS OF MERGER

         1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Ambanc shall be merged with and into UPHC in accordance with the provisions of IC 23-

1-40-7 of the IBCL and with the effect provided in IC 23-1-40-7 of the IBCL and in accordance with the provisions of Section 48-21-109 of the TBCA and with the effect provided in Section 48-21-108 of the TBCA (the "Merger"). UPHC shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Tennessee. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the Board of Directors of Ambanc and has been or will be adopted by the Board of Directors of UPC, and the Plan of Merger, in substantially the form of Exhibit 2, which has been approved and adopted by the Board of Directors of Ambanc and will be approved and adopted by the Board of Directors of UPHC prior to the Effective Time.

         1.2 TIME AND PLACE OF CLOSING. The consummation of the Merger (the "Closing") shall take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their duly authorized officers, may mutually agree. The place of Closing shall be at such location as may be mutually agreed upon by the Parties.

         1.3 EFFECTIVE TIME. The Merger and the other transactions contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger shall become effective with the Secretary of State of the State of Indiana and the Secretary of State of the State of Tennessee (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the duly authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on or before the 15th business day (as designated by UPC) following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger and (ii) the date on which the stockholders of Ambanc approve the matters relating to this Agreement required to be approved by such stockholders by applicable Law.

         1.4 EXECUTION OF STOCK OPTION AGREEMENT. Immediately after the execution of this Agreement and as a condition hereto, Ambanc is executing and delivering to UPC the Stock Option Agreement.


                                    ARTICLE 2

                                 TERMS OF MERGER

         2.1 CHARTER. The Charter of UPHC in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

         2.2 BYLAWS. The Bylaws of UPHC in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

         2.3 DIRECTORS AND OFFICERS. The directors of UPHC in office immediately prior to the Effective Time, together with such additional individuals thereafter elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of UPHC in office immediately prior to the Effective Time, together with such additional individuals thereafter elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.


                                    ARTICLE 3

                           MANNER OF CONVERTING SHARES

         3.1 CONVERSION OF SHARES. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of UPC or Ambanc, or the stockholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

                  (a) Each share of UPC Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                  (b) Each share of UPHC Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                  (c) Each share of Ambanc Common Stock excluding shares held by any Ambanc Company or any UPC Company (in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall be converted into 0.4841 of a share of UPC Common Stock (subject to possible adjustment as set forth in Section 10.1(g) of this Agreement, the "Exchange Ratio"). Pursuant to the UPC Rights Agreement, each share of UPC Common Stock issued in connection with the Merger upon conversion of Ambanc Common Stock shall be accompanied by a UPC Right.

         3.2 ANTI-DILUTION PROVISIONS. In the event Ambanc changes the number of shares of Ambanc Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, or similar transaction with respect to such stock, the Exchange Ratio shall be proportionately adjusted. In the event UPC changes the number of shares of UPC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, or similar transaction with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

         3.3 SHARES HELD BY AMBANC OR UPC. Each of the shares of Ambanc Common Stock issued but not outstanding or held by any Ambanc Company or by any UPC Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.4 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of Ambanc Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of UPC Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of UPC Common

Stock multiplied by the market value of one share of UPC Common Stock at the Effective Time. The market value of one share of UPC Common Stock at the Effective Time shall be the last sale price of UPC Common Stock on the NYSE-Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by UPC) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

         3.5  CONVERSION OF STOCK RIGHTS.

                  (a) At the Effective Time, each award, option, or other right to purchase or acquire shares of Ambanc Common Stock pursuant to stock options, stock appreciation rights, or stock awards ("Ambanc Rights") granted by Ambanc under the Ambanc Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to UPC Common Stock, and UPC shall assume each Ambanc Right, in accordance with the terms of the Ambanc Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) UPC and its Salary and Benefits Committee shall be substituted for Ambanc and the Committee of Ambanc's Board of Directors (including, if applicable, the entire Board of Directors of Ambanc) administering such Ambanc Stock Plan, (ii) each Ambanc Right assumed by UPC may be exercised solely for shares of UPC Common Stock (or cash in the case of stock appreciation rights), (iii) the number of shares of UPC Common Stock subject to such Ambanc Right shall be equal to the number of shares of Ambanc Common Stock subject to such Ambanc Right immediately prior to the Effective Time multiplied by the Exchange Ratio and rounding down to the nearest whole share, and (iv) the per share exercise price (or similar threshold price, in the case of stock awards) under each such Ambanc Right shall be adjusted by dividing the per share exercise (or threshold) price under each such Ambanc Right by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.5, each Ambanc Right which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. UPC agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.5.

                  (b) As soon as reasonably practicable after the Effective Time, UPC shall deliver to the participants in each Ambanc Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such Ambanc Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.5(a) after giving effect to the Merger), and UPC shall comply with the terms of each Ambanc Stock Plan to ensure, to the extent required by, and subject to the provisions of, such Ambanc Stock Plan, that Ambanc Rights which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, UPC shall take all corporate action necessary to reserve for issuance sufficient shares of UPC Common Stock for delivery upon exercise of Ambanc Rights assumed by it in accordance with this Section 3.5. As soon as reasonably practicable after the Effective Time, UPC shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of UPC Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under

Section 16(a) of the 1934 Act, where applicable, UPC shall administer the Ambanc Stock Plan assumed pursuant to this Section 3.5 in a manner that complies with Rule 16b-3 promulgated under the 1934 Act.

                  (c) All restrictions or limitations on transfer with respect to Ambanc Common Stock awarded under the Ambanc Stock Plans or any other plan, program, or arrangement of any Ambanc Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of UPC Common Stock into which such restricted stock is converted pursuant to Section 3.1 of this Agreement.


                                    ARTICLE 4

                               EXCHANGE OF SHARES

         4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, UPC and Ambanc shall cause the exchange agent selected by UPC (the "Exchange Agent") to mail to the former stockholders of Ambanc appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Ambanc Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of Ambanc Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to
Section 4.2 of this Agreement. To the extent required by Section 3.4 of this Agree ment, each holder of shares of Ambanc Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of UPC Common Stock to which such holder may be otherwise entitled (without interest). UPC shall not be obligated to deliver the consideration to which any former holder of Ambanc Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of Ambanc Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Ambanc Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither the Surviving Corporation nor the Exchange Agent shall be liable to a holder of Ambanc Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

         4.2 RIGHTS OF FORMER AMBANC STOCKHOLDERS. At the Effective Time, the stock transfer books of Ambanc shall be closed as to holders of Ambanc Capital Stock immediately prior to the Effective Time and no transfer of Ambanc Capital Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of Ambanc Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Ambanc in respect of such shares of Ambanc Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former stockholders of record of Ambanc shall be entitled to vote after the Effective Time at any meeting of UPC stockholders the number of whole shares of UPC Common Stock into which their respective shares of Ambanc Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Ambanc Common Stock for certificates representing UPC Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by UPC on the UPC Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of UPC Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Ambanc Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such Ambanc Common Stock certificate, both the UPC Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.


                                    ARTICLE 5

                      RESENTATIONS AND WARRANTIES OF AMBANC

                  Except as set forth in the Ambanc Disclosure Memorandum referencing a specific section of this Agreement, Ambanc hereby represents and warrants to UPC as follows:

         5.1 ORGANIZATION, STANDING, AND POWER. Ambanc is a corporation duly organized and validly existing under the Laws of the State of Indiana, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Material Assets. Ambanc is duly qualified or licensed to transact business as a foreign corporation in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc.

         5.2  AUTHORITY; NO BREACH BY AGREEMENT.

                  (a) Ambanc has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and the Plan of Merger, and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Ambanc, subject to the approval of this Agreement and the Plan of Merger by holders of a majority of the issued and outstanding shares of Ambanc Common Stock, voting together as one class, as required by Law, which is the only stockholder vote required for approval of this Agreement and the Plan of Merger and consummation of the Merger by Ambanc. Subject to such requisite stockholder approval, this Agreement and the Plan of Merger represent legal, valid, and binding obligations of Ambanc, enforceable against Ambanc in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (b) Neither the execution and delivery of this Agreement and the Plan of Merger by Ambanc, nor the consummation by Ambanc of the transactions contemplated hereby or thereby, nor compliance by Ambanc with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of Ambanc's Articles of Incorporation or Bylaws or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Ambanc Company under, any Contract or Permit of any Ambanc Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Ambanc Company or any of their respective Material Assets.

                  (c) Other than in connection or compliance with the provisions of the Securities Laws and applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Ambanc of the Merger and the other transactions contemplated in this Agreement and the Plan of Merger.

                  (d) Holders of shares of Ambanc Common Stock do not have the right to dissent from the Merger under Chapter 44 of the IBCL.

         5.3  CAPITAL STOCK.

                  (a) The authorized capital stock of Ambanc consists, as of the date of this Agreement, of (i) 10,000,000 shares of Ambanc Common Stock, of which 6,998,741 shares were issued and outstanding, and 684 shares were held by Ambanc in treasury, as of March 31, 1998 and not more than 7,018,426 shares will be issued and outstanding, and not more than 684 shares will be held by Ambanc in treasury, at the Effective Time, and (ii) 200,000 shares of Ambanc Preferred Stock, of which no shares are issued and outstanding as of the date of this Agreement and no shares will be issued and outstanding as of the Effective Time. All of the issued and outstanding shares of Ambanc Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable under the IBCL. None of the outstand ing shares of Ambanc Common Stock has been issued in violation of any preemptive rights of the current or past stockholders of Ambanc.

                  (b) Except (i) as set forth in Section 5.3(a) of this Agreement, (ii) with respect to 19,685 shares of Ambanc Common Stock subject to outstanding options under the Ambanc Stock Plans, and (iii) as provided pursuant to the Stock Option Agreement, there are no shares of capital stock or other equity securities of Ambanc outstanding and no outstanding Rights relating to the capital stock of Ambanc.

         5.4 AMBANC SUBSIDIARIES. Ambanc has disclosed in Section 5.4 of the Ambanc Disclosure Memorandum all of the Ambanc Subsidiaries. Ambanc or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Ambanc Subsidiary. No equity securities of any Ambanc Subsidiary are or may become required to be issued (other than to another Ambanc Company) by reason of any Rights, and there are no Contracts by which any Ambanc Subsidiary is bound to issue (other than to another Ambanc Company) additional shares of its capital stock or Rights or by which any Ambanc Company is or may be bound to transfer any shares of the capital stock of any Ambanc Subsidiary (other than to another Ambanc Company). There are no Contracts relating to the rights of any Ambanc Company to vote or to dispose of any shares of the capital stock of any Ambanc Subsidiary. All of the shares of capital stock of each Ambanc Subsidiary held by an Ambanc Company are duly authorized, validly issued, and fully paid and, except as provided in statutes pursuant to which depository institution Subsidiaries are organized, nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Ambanc Company free and clear of any Lien. Each Ambanc Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to national banking associations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Ambanc Subsidiary is duly qualified or licensed to transact business as a foreign corporation in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc. Each Ambanc Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund.

         5.5  SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) Ambanc has filed and made available to UPC all forms, reports, and documents required to be filed by Ambanc with the SEC since December 31, 1993 (collectively, the "Ambanc SEC Reports"). The Ambanc SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Ambanc SEC Reports or necessary in order to make the statements in such Ambanc SEC Reports, in light of the circumstances under which they were made, not misleading. None of Ambanc's Subsidiaries is required to file any forms, reports, or other documents with the SEC.

                  (b) Each of the Ambanc Financial Statements (including, in each case, any related notes) contained in the Ambanc SEC Reports, including any Ambanc SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of Ambanc and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be Material in amount or effect.

         5.6 ABSENCE OF UNDISCLOSED LIABILITIES. No Ambanc Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Ambanc as of December 31, 1997, included in the Ambanc Financial Statements or reflected in the notes thereto and except for Liabilities incurred in the ordinary course of business subsequent to December 31, 1997. No Ambanc Company has incurred or paid any Liability since December 31, 1997, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc.

         5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997, except as disclosed in the Ambanc Financial Statements, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc and
(ii) the Ambanc Companies have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

         5.8  TAX MATTERS.

                  (a) All Tax Returns required to be filed by or on behalf of any of the Ambanc Companies have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, and, to the Knowledge of Ambanc, all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Ambanc, except to the extent reserved against in the Ambanc Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                  (b) None of the Ambanc Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                  (c) Adequate provision for any Taxes due or to become due for any of the Ambanc Companies for the period or periods through and including the date of the respective Ambanc Financial Statements has been made and is reflected on such Ambanc Financial Statements.

                  (d) Each of the Ambanc Companies is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc.

                  (e) None of the Ambanc Companies has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

                  (f) There are no Material Liens with respect to Taxes upon any of the Assets of the Ambanc Companies.

                  (g) No Ambanc Company has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

         5.9 ASSETS. The Ambanc Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets, except where the failure to have such good and marketable title is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc. All tangible properties used in the businesses of the Ambanc Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Ambanc's past practices. All Assets which are Material to Ambanc's business on a consolidated basis, held under leases or subleases by any of the Ambanc Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The Ambanc Companies currently maintain insurance in amounts, scope, and coverage reasonably necessary for their operations. None of the Ambanc Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such policies of insurance will be substantially increased. The Assets of the Ambanc Companies include all Assets required to operate the business of the Ambanc Companies as presently conducted.

         5.10  ENVIRONMENTAL MATTERS.

                  (a) To the Knowledge of Ambanc, each Ambanc Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except those violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc.

                  (b) There is no Litigation pending or, to the Knowledge of Ambanc, threatened before any court, governmental agency, or authority, or other forum in which any Ambanc Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant (i) for alleged noncompli

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ance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by any Ambanc Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc.

                  (c) There is no Litigation pending, or to the Knowledge of Ambanc, threatened before any court, governmental agency, or board, or other forum in which any of its Loan Properties (or Ambanc in respect of such Loan Property) has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc.

                  (d) To the Knowledge of Ambanc, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc.

                  (e) To the Knowledge of Ambanc, during the period of (i) any Ambanc Company's ownership or operation of any of their respective current properties, (ii) any Ambanc Company's participation in the management of any Participation Facility, or (iii) any Ambanc Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material in, on, under, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc. To the Knowledge of Ambanc, prior to the period of (i) any Ambanc Company's ownership or operation of any of their respective current properties, (ii) any Ambanc Company's participation in the management of any Participation Facility, or (iii) any Ambanc Company's holding of a security interest in a Loan Property, to the Knowledge of Ambanc, there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility, or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc.

         5.11 COMPLIANCE WITH LAWS. Ambanc is duly registered as a bank holding company under the BHC Act. Each Ambanc Company has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc. None of the Ambanc Companies:

                  (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc; and

                  (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Ambanc Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such

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noncompliance is reasonably likely to have, individually or in the aggregate, a
Material Adverse Effect on Ambanc, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc, or (iii) requiring any Ambanc Company (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

         5.12 LABOR RELATIONS. No Ambanc Company is the subject of any Litigation asserting that it or any other Ambanc Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other Ambanc Company to bargain with any labor organization as to wages or conditions of employment, nor is any Ambanc Company a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving any Ambanc Company, pending or, to the Knowledge of Ambanc, threatened, or to the Knowledge of Ambanc, is there any activity involving any Ambanc Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         5.13  EMPLOYEE BENEFIT PLANS.

                  (a) Ambanc has disclosed to UPC in writing prior to the execution of the Agreement and in Section 5.13 of the Ambanc Disclosure Memorandum, and has delivered or made available to UPC prior to the execution of this Agreement correct and complete copies in each case of, all Material Ambanc Benefits Plans. For purposes of this Agreement, "Ambanc Benefit Plans" means all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA maintained by, sponsored in whole or in part by, or contributed to by, any Ambanc Company for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate. Any of the Ambanc Benefit Plans which is an "employee welfare benefit plan," as that term is defined in Section 3(l) of ERISA, or an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Ambanc ERISA Plan." Any Ambanc ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code or Section 3(35) of ERISA) is referred to herein as a "Ambanc Pension Plan." Neither Ambanc nor any Ambanc Company has an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)). Each "employee pension benefit plan," as defined in Section 3(2) of ERISA, maintained by any Ambanc Company at any time during the last six years that was intended to qualify under
Section 401(a) of the Internal Revenue Code and with respect to which any Ambanc Company has any Liability, is disclosed as such in Section 5.13 of the Ambanc Disclosure Memorandum.

                  (b) Ambanc has delivered or made available to UPC prior to the execution of this Agreement correct and complete copies of the following documents: (i) all trust

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agreements or other funding arrangements for such Ambanc Benefit Plans
(including insurance contracts), and all amendments thereto, (ii) with respect to any such Ambanc Benefit Plans or amendments thereto, all determination letters, rulings, opinion letters, information letters, or advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1994, (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Ambanc Benefit Plan with respect to the most recent plan year, and (iv) the most recent summary plan descriptions and any modifications thereto.

                  (c) All Ambanc Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, the breach or violation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc. Each Ambanc ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Ambanc is not aware of any circumstances which could reasonably result in revocation of any such favorable determination letter. Each trust created under any Ambanc ERISA Plan has been determined to be exempt from Tax under Section 501(a) of the Internal Revenue Code and Ambanc is not aware of any circumstance which could reasonably result in revocation of such exemption. With respect to each Ambanc Benefit Plan to the Knowledge of Ambanc, no event has occurred which could reasonably give rise to a loss of any intended Tax consequences under the Internal Revenue Code or to any Tax under
Section 511 of the Internal Revenue Code that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Ambanc. There is no Material pending or, to the Knowledge of Ambanc, threatened Litigation (other than routine claims for benefits) relating to any Ambanc ERISA Plan.

                  (d) No Ambanc Company has engaged in a transaction with respect to any Ambanc Benefit Plan that, assuming the Taxable Period of such transaction expired as of the date of this Agreement, would subject any Ambanc Company to a Material Tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc. Neither Ambanc nor, to the Knowledge of Ambanc, any administrator or fiduciary of any Ambanc Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner which could subject Ambanc to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA, where such Liability, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Ambanc. Except as disclosed under Section 5.13 of the Ambanc Disclosure Memorandum, no oral or written representation or communication with respect to any aspect of the Ambanc Benefit Plans has been made to employees of any Ambanc Company which is not in accordance with the written or otherwise preexisting terms and provisions of such plans, where any Liability with respect to such representation or disclosure is reasonably likely to have a Material Adverse Effect on Ambanc.

                  (e) No Ambanc Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of all benefits (whether vested or not) accrued to date by all present or former participants in such Ambanc Pension Plan exceeds the plan's "benefit liabilities" as that term is defined in Section 4001(a)(16) of ERISA. For this purpose, the assumptions for valuing plan Assets or Liabilities shall be the assumptions set forth in the most recent actuarial valuations and reports with respect to any

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such Ambanc Pension Plan. Since the date of the most recent actuarial valuation, there has been (i) no Material change in the financial position or funded status of any Ambanc Pension Plan, (ii) no change in the actuarial assumptions with respect to any Ambanc Pension Plan, and (iii) no increase in benefits under any Ambanc Pension Plan as a result of plan amendments or changes in applicable Law, any of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc. Neither any Ambanc Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any Ambanc Company, or the single-employer plan of any entity which is considered one employer with Ambanc under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of
ERISA (a "Ambanc ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived). All contributions with respect to a Ambanc
Pension Plan or any single-employer plan of an Ambanc ERISA Affiliate have or will be timely made and there is no lien or expected to be a lien under Internal Revenue Code Section 412(n) or ERISA Section 302(f) or Tax under Internal
Revenue Code Section 4971. No Ambanc Company has provided, or is required to provide, security to an Ambanc Pension Plan or to any single-employer plan of an Ambanc ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code. All premiums required to be paid under ERISA Section 4006 have been timely paid by Ambanc, except to the extent any failure would not have a Material Adverse Effect on Ambanc.

                  (f) No Liability under Title IV of ERISA has been or is expected to be incurred by any Ambanc Company with respect to any defined benefit plan currently or formerly main tained by any of them or by any Ambanc ERISA Affiliate that has not been satisfied in full (other than Liability for Pension Benefit Guaranty Corporation premiums, which have been paid when due) except to the extent any failure would not have a Material Adverse Effect on Ambanc.

                  (g) Except as set forth in Section 5.13(g) of the Ambanc Disclosure Memorandum, no Ambanc Company has any obligations for retiree health and retiree life benefits under any of the Ambanc Benefit Plans other than with respect to benefit coverage mandated by applicable Law.

                  (h) Except as set forth in Section 5.13(h) of the Ambanc Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, by themselves,
(i) result in any payment (including, without limitation, severance, golden parachute, or otherwise) becoming due to any director or any employee of any Ambanc Company from any Ambanc Company under any Ambanc Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Ambanc Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

         5.14 MATERIAL CONTRACTS. Except as set forth in Section 5.14 of the Ambanc Disclosure Memorandum, none of the Ambanc Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $100,000, (ii) any Contract relating to the borrowing of money by any Ambanc Company or the guarantee by any Ambanc Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating

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to borrowings or guarantees made in the ordinary course of business), and (iii)
any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Ambanc with the SEC as of the date of this Agreement that has not been filed as an exhibit to Ambanc's Form 10-K filed for the fiscal year ended December 31, 1997, or in another SEC Document (together with all Contracts referred to in Sections 5.9 and 5.13(a) of this Agreement, the "Ambanc Contracts"). With respect to each Ambanc Contract: (i) the Contract is in full force and effect; (ii) no Ambanc Company is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc; (iii) no Ambanc Company has repudiated or waived any Material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Ambanc, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc, or has repudiated or waived any Material provision thereunder.

         5.15  LEGAL PROCEEDINGS.

                  (a) There is no Litigation instituted or pending, or, to the Knowledge of Ambanc, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome to any Ambanc Company) against any Ambanc Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggre gate, a Material Adverse Effect on Ambanc, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Ambanc Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc.

                  (b) Section 5.15(b) of the Ambanc Disclosure Memorandum includes a summary report of all Litigation as of the date of this Agreement to which any Ambanc Company is a party and which names an Ambanc Company as a defendant or cross-defendant and where the maximum exposure is estimated to be $100,000 or more.

         5.16 REPORTS. Since January 1, 1994, or the date of organization if later, each Ambanc Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Ambanc. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all Material respects with all applicable Laws.

         5.17 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any Ambanc Company regarding Ambanc for inclusion in the Registration Statement to be filed by UPC with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or contain any untrue statement of a Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Ambanc Company for inclusion in the Proxy Statement to be mailed to Ambanc's stockholders in connection with the Stockholders' Meeting will, when first mailed to the stockholders of Ambanc, be false or misleading with respect to any Material fact, or contain any misstatement of Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under

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which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any Material fact, or omit to state any Material fact required to be stated thereunder or necessary to correct any Material statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meetings. All documents that any Ambanc Company is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

         5.18 ACCOUNTING, TAX, AND REGULATORY MATTERS. No Ambanc Company has taken or agreed to take any action, and Ambanc has no Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in
Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         5.19 STATE TAKEOVER LAWS. Each Ambanc Company has taken all necessary action to exempt the transactions contemplated by this Agreement and the Plan of Merger from any applicable "moratorium," "control share," "fair price," "business combination," or other anti-takeover laws and regulations, including Chapters 42 and 43 of the IBCL, of the State of Indiana (collectively, "Takeover Laws").

         5.20 CHARTER PROVISIONS. Each Ambanc Company has taken all action so that the entering into of this Agreement and the Plan of Merger and the consummation of the Merger and the other transactions contemplated by this Agreement and the Plan of Merger do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any Ambanc Company or restrict or impair the ability of UPC or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any Ambanc Company that may be directly or indirectly acquired or controlled by it. Sections 1 and 2 of Article X of the Restated Articles of Incorporation of Ambanc do not and will not apply to any of the transactions contemplated by this Agreement, the Plan of Merger or the Stock Option Agreement.

         5.21 RIGHTS AGREEMENT. Ambanc is not a party to any rights agreement or rights plan as a result of which any Person has or any acquire any Rights with respect to Ambanc Capital Stock.

         5.22 DERIVATIVES. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for Ambanc's own account, or for the account of one or more the Ambanc Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable Laws and (ii) with counterparties believed to be financially responsible.

         5.23 YEAR 2000. Ambanc has disclosed to UPC a complete and accurate copy of Ambanc's plan, including an estimate of the anticipated associated costs, for implementing modifications to Ambanc's hardware, software, and computer systems, chips, and microproces sors, to ensure proper execution and accurate processing of all date-related data, whether from

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years in the same century or in different centuries. Between the date of this
Agreement and the Effective Time, Ambanc shall endeavor to continue its efforts to implement such plan.


                                    ARTICLE 6

                      REPRESENTATIONS AND WARRANTIES OF UPC

                  UPC hereby represents and warrants to Ambanc as follows:

         6.1 ORGANIZATION, STANDING, AND POWER. UPC is a corporation duly organized and validly existing under the Laws of the State of Tennessee, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Material Assets. UPC is duly qualified or licensed to transact business as a foreign corporation in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

         6.2  AUTHORITY; NO BREACH BY AGREEMENT.

                  (a) UPC has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of UPC, subject to the approval of the UPC Charter Amendment by holders of the requisite number of shares of UPC Common Stock required by Law, which is the only stockholder vote required for the consummation of the Merger by UPC. Subject to such requisite stockholder approval, this Agreement represents a legal, valid, and binding obligation of UPC, enforceable against UPC in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (b) Neither the execution and delivery of this Agreement by UPC, nor the consummation by UPC of the transactions contemplated hereby, nor compliance by UPC with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of UPC's Restated Charter or Bylaws (subject to the amendment of the UPC Restated Charter pursuant to the UPC Charter Amendment to increase the number of authorized shares of UPC Common Stock), (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any UPC Company under, any Contract or Permit of any UPC Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any UPC Company or any of their respective Material Assets.


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                  (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NYSE, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by UPC of the Merger and the other transactions contemplated in this Agreement.

         6.3 CAPITAL STOCK. The authorized capital stock of UPC consists of (i) 100,000,000 shares of UPC Common Stock as of the date of this Agreement, of which 81,650,946 shares are issued and outstanding as of December 31, 1997 and
(ii) 10,000,000 shares of UPC Preferred Stock, of which 2,188,358 shares of UPC Series E Preferred Stock were issued and outstanding as of December 31, 1997. All of the issued and outstanding shares of UPC Capital Stock are, and (subject to the amendment of UPC's Restated Charter pursuant to the UPC Charter Amendment) all of the shares of UPC Common Stock to be issued in exchange for shares of Ambanc Common Stock upon consummation of the Merger when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the TBCA. None of the outstanding shares of UPC Capital Stock has been, and none of the shares of UPC Common Stock to be issued in exchange for shares of Ambanc Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past stockholders of UPC.

         6.4 UPC SUBSIDIARIES. Except with respect to Capital Factors, Inc. or as otherwise disclosed in the UPC SEC Reports, UPC or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each UPC Subsidiary. No equity securities of any UPC Subsidiary are or may become required to be issued (other than to another UPC Company) by reason of any Rights, and there are no Contracts by which any UPC Subsidiary is bound to issue (other than to another UPC Company) additional shares of its capital stock or Rights or by which any UPC Company is or may be bound to transfer any shares of the capital stock of any UPC Subsidiary (other than to another UPC Company). There are no Contracts relating to the rights of any UPC Company to vote or to dispose of any shares of the capital stock of any UPC Subsidiary. All of the shares of capital stock of each UPC Subsidiary held by a UPC Company are duly authorized, validly issued, fully paid and, except as provided in statutes pursuant to which depository institution Subsidiaries are organized, nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the UPC Company free and clear of any Lien. Each UPC Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to national banking associations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each UPC Subsidiary is duly qualified or licensed to transact business as a foreign corporation in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC. Each UPC Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund.

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         6.5  SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) UPC has filed and made available to Ambanc all forms, reports, and documents required to be filed by UPC with the SEC since December 31, 1993 (collectively, the "UPC SEC Reports"). The UPC SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such UPC SEC Reports or necessary in order to make the statements in such UPC SEC Reports, in light of the circumstances under which they were made, not misleading. Except for UPC Subsidiaries that are registered as a broker, dealer, or investment advisor or filings required due to fiduciary holdings of the UPC Subsidiaries, none of UPC Subsidiaries is required to file any forms, reports, or other documents with the SEC.

                  (b) Each of the UPC Financial Statements (including, in each case, any related notes) contained in the UPC SEC Reports, including any UPC SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of UPC and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be Material in amount or effect.

         6.6 ABSENCE OF UNDISCLOSED LIABILITIES. No UPC Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, except Liabilities which are accrued or reserved against in the consolidated balance sheets of UPC as of December 31, 1997, included in the UPC Financial Statements or reflected in the notes thereto and except for Liabilities incurred in the ordinary course of business subsequent to December 31, 1997. No UPC Company has incurred or paid any Liability since December 31, 1997, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

         6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997, except as disclosed in the UPC Financial Statements delivered prior to the date of this Agreement, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC and (ii) the UPC Companies have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

         6.8  TAX MATTERS.

                  (a) All Tax Returns required to be filed by or on behalf of any of the UPC Companies have been timely filed, or requests for extensions have been timely filed, granted,

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and have not expired for periods ended on or before December 31, 1996, and, to the Knowledge of UPC, all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on UPC, except to the extent reserved against in the UPC Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                  (b) None of the UPC Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                  (c) Adequate provision for any Taxes due or to become due for any of the UPC Companies for the period or periods through and including the date of the respective UPC Financial Statements has been made and is reflected on such UPC Financial Statements.

                  (d) Each of the UPC Companies is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

                  (e) None of the UPC Companies has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

                  (f) There are no Material Liens with respect to Taxes upon any of the Assets of the UPC Companies.

                  (g) No UPC Company has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

         6.9 ASSETS. The UPC Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets, except where the failure to have such good and marketable title is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC. All tangible properties used in the businesses of the UPC Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with UPC's past practices. All Assets which are Material to UPC's business on a consolidated basis, held under leases or subleases by any of the UPC Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The UPC Companies currently maintain insurance sufficient in amounts, scope, and coverage reasonably necessary for their operations. None of the UPC Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such policies of insurance will be substantially increased. The Assets of the UPC Companies include all Assets required to operate the business of the UPC Companies as presently conducted.

         6.10  ENVIRONMENTAL MATTERS.

                  (a) To the Knowledge of UPC, each UPC Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except those violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

                  (b) There is no Litigation pending or, to the Knowledge of UPC, threatened before any court, governmental agency, or authority, or other forum in which any UPC Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by any UPC Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

                  (c) There is no Litigation pending or, to the Knowledge of UPC, threatened before any court, governmental agency, or board, or other forum in which any of its Loan Properties (or UPC in respect of such Loan Property) has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

                  (d) To the Knowledge of UPC, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

                  (e) To the Knowledge of UPC, during the period of (i) any UPC Company's ownership or operation of any of their respective current properties,
(ii) any UPC Company's participation in the management of any Participation Facility, or (iii) any UPC Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material in, on, under, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC. To the Knowledge of UPC, prior to the period of (i) any UPC Company's ownership or operation of any of their respective current properties,
(ii) any UPC Company's participation in the management of any Participation Facility, or (iii) any UPC Company's holding of a security interest in a Loan Property, to the Knowledge of UPC, there were no releases of Hazardous

                                      A-25

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Material in, on, under, or affecting any such property, Participation Facility, or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.

         6.11 COMPLIANCE WITH LAWS. UPC is duly registered as a bank holding company under the BHC Act. Each UPC Company has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC. None of the UPC Companies:

                  (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC; and

                  (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any UPC Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompli ance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, or
(iii) requiring any UPC Company (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

         6.12 LABOR RELATIONS. No UPC Company is the subject of any Litigation asserting that it or any other UPC Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other UPC Company to bargain with any labor organization as to wages or conditions of employment, nor is any UPC Company a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving any UPC Company, pending or, to the Knowledge of UPC, threatened, or to the Knowledge of UPC, is there any activity involving any UPC Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         6.13 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of UPC, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome to any UPC Company) against any UPC Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any UPC Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC.


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         6.14 REPORTS. Since January 1, 1994, or the date of organization if later, each UPC Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all Material respects with all applicable Laws.

         6.15 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any UPC Company regarding UPC for inclusion in the Registration Statement to be filed by UPC with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or contain any untrue statement of a Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any UPC Company for inclusion in the Proxy Statement to be mailed to Ambanc's stockholders in connection with the Stockholders' Meeting, will, when first mailed to the stockholders of Ambanc, be false or misleading with respect to any Material fact, or contain any misstatement of Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any Material fact, or omit to state any Material fact required to be stated thereunder or necessary to correct any Material statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that any UPC Company is responsible for filing with any Regulatory Authority in connection with the transactions contem plated hereby will comply as to form in all Material respects with the provisions of applicable Law.

         6.16 ACCOUNTING, TAX, AND REGULATORY MATTERS. No UPC Company or any Affiliate thereof has taken or agreed to take any action, and UPC has no Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in
Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         6.17 EMPLOYEE BENEFIT PLANS. All UPC Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, the breach or violation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on UPC. For purposes of this Agreement, the term "UPC Plan" means each bonus, incentive compensation, severance pay, medical or other insurance program, retirement plan, or other employee benefit plan program, agreement, or arrangement sponsored, maintained, or contributed to by UPC or any trade or business, whether or not incorporated, that together with UPC or any of its Subsidiaries would be deemed a "single employer" under Section 4001 of ERISA or Section 414 of the Internal Revenue Code (a "UPC ERISA Affiliate") or under which UPC or any UPC ERISA Affiliate has any Liability or obligation. No Liability under Title IV of ERISA has been incurred by UPC or any UPC ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a Material risk to UPC or any UPC ERISA Affiliate of incurring any such Liability. With respect to any UPC Plan that is

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subject to Title IV of ERISA, full payment has been made, or will be made in accordance with Section 404(a)(6) of the Internal Revenue Code, of all amounts that UPC or any UPC ERISA Affiliate is required to pay under Section 412 of the Internal Revenue Code or under the terms of the UPC Plans, and no accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, whether or not waived) exists with respect to any UPC Plan. There are no Material actions, suits, or claims pending, or, to the Knowledge of UPC, threatened or anticipated relating to any UPC Plan. There has been no Material adverse change in the financial position or funded status of any UPC Plan that is subject to Title IV of ERISA since the date of the information relating to the financial position and funded status of each such plan contained in the most recent Annual Report on Form 10-K filed by UPC with the SEC.

         6.18 DERIVATIVES. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for UPC's own account, or for the account of one or more the UPC Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable Laws and (ii) with counterparties believed to be financially responsible.

         6.19 YEAR 2000. UPC has disclosed to Ambanc a complete and accurate copy of UPC's plan, including an estimate of the anticipated associated costs, for implementing modifications to UPC's hardware, software, and computer systems, chips, and microproces sors, to ensure proper execution and accurate processing of all date-related data, whether from years in the same century or in different centuries. Between the date of this Agreement and the Effective Time, UPC shall endeavor to continue its efforts to implement such plan.


                                    ARTICLE 7

                    CONDUCT OF BUSINESS PENDING CONSUMMATION

         7.1 AFFIRMATIVE COVENANTS OF BOTH PARTIES. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of the other Party shall have been obtained, and except as otherwise expressly contemplated herein, each Party shall and shall cause each of its Subsidiaries to (i) operate its business only in the usual, regular, and ordinary course, (ii) preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use its reasonable efforts to maintain its current employee relationships, and (iv) take no action which would (a) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement, or (b) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided that in the case of UPC, the provisions of this Section 7.1 (other than the provisions of clause (iv) above) shall not be deemed to preclude UPC from continuing to implement its program of acquiring unaffiliated depository and nondepository institutions.

         7.2 NEGATIVE COVENANTS OF AMBANC. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Ambanc covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief

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executive officer or chief financial officer of UPC, which consent shall not be unreasonably withheld:

                  (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of any Ambanc Company, or

                  (b) incur, guarantee, or otherwise become responsible for, any additional debt obligation or other obligation for borrowed money (other than indebtedness of an Ambanc Company to another Ambanc Company) in excess of an aggregate of $50,000 (for the Ambanc Companies on a consolidated basis), except in the ordinary course of the business consistent with past practices (which shall include, for Ambanc Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any Ambanc Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Ambanc Disclosure Memorandum); or

                  (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Ambanc Company, or declare or pay any dividend or make any other distribution in respect of Ambanc's capital stock, provided that Ambanc may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay regular quarterly cash dividends on the shares of Ambanc Common Stock at a rate of $0.12 per share, with usual and regular record and payment dates in accordance with past practice as disclosed in Section 7.2(c) of the Ambanc Disclosure Memorandum and such dates may not be changed without the prior written consent of UPC; provided, that, notwithstanding the provisions of Section 1.3 of this Agreement, the Parties shall cooperate in selecting the Effective Time to ensure that, with respect to the quarterly period in which the Effective Time occurs, the holders of Ambanc Common Stock do not receive both a dividend in respect of their Ambanc Common Stock and a dividend in respect of UPC Common Stock or fail to receive any dividend; or

                  (d) except for this Agreement, or pursuant to the Stock Option Agreement or pursuant to the exercise of Rights outstanding as of the date of this Agreement and pursuant to the terms thereof in existence on the date of this Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Ambanc Common Stock or any other capital stock of any Ambanc Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

                  (e) adjust, split, combine, or reclassify any capital stock of any Ambanc Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Ambanc Common Stock, or sell, lease, mortgage, or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any Ambanc Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Ambanc

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Company) or (ii) any Asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration; or

                  (f) except for purchases of investment securities acquired in the ordinary course of business consistent with past practice, purchase any securities or make any Material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly-owned Ambanc Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or
(iii) the creation of new wholly-owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

                  (g) grant any increase in compensation or benefits to the employees or officers of any Ambanc Company, except in accordance with the ordinary course of business consistent with past practice or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement; enter into or amend any severance agreements with officers of any Ambanc Company; grant any Material increase in fees or other increases in compensation or other benefits to directors of any Ambanc Company except in accordance with the ordinary course of business consistent with past practice; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

                  (h) enter into or amend any employment Contract between any Ambanc Company and any Person (unless such amendment is required by Law or a pre-existing contractual obligation) that the Ambanc Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                  (i) adopt any new employee benefit plan of any Ambanc Company or make any Material change in or to any existing employee benefit plans of any Ambanc Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

                  (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                  (k) commence any Litigation other than as necessary for the prudent operation of its business or settle any Litigation involving any Liability of any Ambanc Company for Material money damages or restrictions upon the operations of any Ambanc Company; or

                  (l) except in the ordinary course of business, modify, amend, or terminate any Material Contract or waive, release, compromise, or assign any Material rights or claims.

         7.3 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or

                                      A-30

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constitute a Material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

         7.4 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not Material). As of their respective dates, such reports filed with the SEC will comply in all Material respects with the Securities Laws and will not contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.


                                    ARTICLE 8

                              ADDITIONAL AGREEMENTS

         8.1 REGISTRATION STATEMENT; PROXY STATEMENT; STOCKHOLDER APPROV ALS. As soon as reasonably practicable after execution of this Agreement, UPC shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of UPC Common Stock upon consummation of the Merger. Ambanc shall furnish all information concerning it and the holders of its capital stock as UPC may reasonably request in connection with such action. Ambanc shall call a Stockholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of (i) this Agreement and the Plan of Merger and (ii) such other related matters as it deems appropriate. In connection with the Stockholders' Meeting, (i) Ambanc shall prepare and file with the SEC a Proxy Statement and mail such Proxy Statement to Ambanc's stockholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of Ambanc shall recommend to Ambanc's stockholders the approval of the matters submitted for approval, and (iv) the Board of Directors and officers of Ambanc shall use their reasonable efforts to obtain such stockholders' approvals, provided that Ambanc may withdraw, modify, or change in an adverse manner to UPC its recommendations if the Board of Directors of Ambanc, after having consulted with and based upon the advice of outside counsel, determines in good faith that the failure to so withdraw, modify, or change its recommendation could constitute a breach of the fiduciary duties of Ambanc's Board of Directors under applicable Law. In addition, nothing in this Section 8.1 or elsewhere in this Agreement shall prohibit accurate disclosure by either Party of information that is required to be disclosed in the Registration Statement or the Proxy Statement or in any other document required to be filed with the SEC (including, without limitation, a Solicitation/Recommendation Statement on Schedule 14D-9) or otherwise required to be publicly disclosed by applicable Law or regulations or rules of the NYSE.

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         8.2 EXCHANGE LISTING. UPC shall use its reasonable efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of UPC Common Stock to be issued to the holders of Ambanc Common Stock pursuant to the Merger.

         8.3 APPLICATIONS. UPC shall promptly prepare and file, and Ambanc shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

         8.4 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, UPC shall cause UPHC to execute and file the Articles of Merger with the Secretary of State of the State of Indiana and the Secretary of State of the State of Tennessee.

         8.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contem plated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

         8.6  INVESTIGATION AND CONFIDENTIALITY.

                  (a) Prior to the Effective Time, each Party shall keep the other Party advised of all Material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

                  (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

                  (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a Material breach of any representation, warranty, covenant, or agreement

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of the other Party or which has had or is reasonably likely to have a Material
Adverse Effect on the other Party.

                  (d) Neither Party nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client or similar privilege with respect to such information or contravene any Law, rule, regulation, Order, judgment, decree, fiduciary duty, or agreement entered into prior to the date of this Agreement. The Parties will use their reasonable efforts to make appropriate substitute disclosure arrangements, to the extent practicable, in circumstances in which the restrictions of the preceding sentence apply.

         8.7 PRESS RELEASES. Prior to the Effective Time, UPC and Ambanc shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

         8.8 CERTAIN ACTIONS. Except with respect to this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby, no Ambanc Company nor any Affiliate thereof nor any Representatives thereof retained by any Ambanc Company shall directly or indirectly solicit or engage in negotiations concerning any Acquisition Proposal, or provide any confidential information or assistance to, or have any discussions with, any Person with respect to an Acquisition Proposal. Notwithstanding the foregoing, Ambanc may, and may authorize and permit its Representatives to, provide Persons with confidential information, have discussions or negotiations with, or otherwise facilitate an effort or attempt by such Person to make or implement an Acquisition Proposal not solicited in violation of this Agreement if Ambanc's Board of Directors, after having consulted with, and based upon the advice of, outside counsel, determines in good faith that the failure to take such actions could constitute a breach of the fiduciary duties of Ambanc's Board of Directors under applicable Law; provided, that Ambanc shall promptly advise UPC following the receipt of any Acquisition Proposal and the Material details thereof; and, provided further, that prior to delivery of confidential informa tion relating to Ambanc or access to Ambanc's books, records, or properties in connection therewith, the other Person shall have entered into a confidentiality agreement substantially similar to the Confidentiality Agreement previously entered into between Ambanc and UPC. Nothing contained in this Section 8.8 shall prohibit the Board of Directors of Ambanc from complying with Rule 14e-2, promulgated under the 1934 Act. Ambanc shall (i) immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing and (ii) direct and use its reasonable efforts to cause of all its Representatives not to engage in any of the foregoing.

         8.9 ACCOUNTING AND TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a pooling-of-interests for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

         8.10 STATE TAKEOVER LAWS. Each Ambanc Company shall take all necessary steps to exempt the transactions contemplated by this Agreement and the Plan of Merger from, or if necessary challenge the validity or applicability of, any applicable Takeover Laws.

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         8.11 CHARTER PROVISIONS. Each Ambanc Company shall take all necessary action to ensure that the entering into of this Agreement and the Plan of Merger and the consumma tion of the Merger and the other transactions contemplated hereby and thereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of any Ambanc Company or restrict or impair the ability of UPC or any of its Subsidiaries to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any Ambanc Company that may be directly or indirectly acquired or controlled by it.

         8.12 AGREEMENT OF AFFILIATES. Ambanc has disclosed in Section 8.12 of the Ambanc Disclosure Memorandum each Person whom it reasonably believes may be deemed an "affiliate" of Ambanc for purposes of Rule 145 under the 1933 Act. Ambanc shall use its reasonable efforts to cause each such Person to deliver to UPC not later than 30 days prior to the Effective Time, a written agreement, in substantially the form of Exhibit 3, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Ambanc Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of UPC Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of UPC and Ambanc have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. Shares of UPC Common Stock issued to such affiliates of Ambanc in exchange for shares of Ambanc Common Stock shall not be transfer able until such time as financial results covering at least 30 days of combined operations of UPC and Ambanc have been published within the meaning of Section
201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.12 (and UPC shall be entitled to place restrictive legends upon certificates for shares of UPC Common Stock issued to affiliates of Ambanc pursuant to this Agreement to enforce the provisions of this Section 8.12). UPC shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of UPC Common Stock by such affiliates.

         8.13 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Time, but in no event earlier than the consolidation of Ambanc's depository institution Subsidiaries with UPC's depository institution Subsidiaries, UPC shall provide to officers and employees of the Ambanc Companies (the "Continuing Employees"), employee benefits under employee benefit plans on terms and conditions which when taken as a whole are substantially similar to those currently provided by the UPC Companies to their similarly situated officers and employees. For purposes of participation, vesting, and benefit accruals (but not accrual of benefits under UPC's tax-qualified retirement plans) under such employee benefit plans, (i) service under any qualified defined benefit or contribution plans of Ambanc shall be treated as service under UPC's qualified defined benefit or contribution plans and (ii) service under any other employee benefit plans of Ambanc shall be treated as service under any similar employee benefit plans maintained by UPC. UPC shall cause the UPC welfare benefit plans that cover the Continuing Employees after the Effective Time to (i) waive any waiting period and restrictions and limitations for preexisting conditions or insurability and
(ii) cause any deductible, co-insurance, or maximum out-of-pocket payments made by the Continuing Employees under Ambanc's welfare benefit plans to be credited to such Continuing Employees under the UPC welfare benefit plans, so as to reduce the amount of any deductible, co-insurance, or maximum out-of-pocket payments payable by the Continuing Employees under the UPC welfare benefit

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plans. Prior to the commencement of the Continuing Employee's participation in the UPC employee benefit plans and programs, the benefit coverage of, and participation in benefit plans by, the Continuing Employees shall continue under the Ambanc Benefit Plans, as in effect immediately prior to the Effective Time. During such transition period, the coverage under and participation in the Ambanc Benefit Plans shall be deemed to provide the Continuing Employees with benefits that are no less favorable than those offered to other employees of UPC and its Subsidiaries. Except as expressly provided in the Supplemental Letter, UPC also shall cause Ambanc and its Subsidiaries to honor all employment, severance, consulting, and other compensation Contracts disclosed in Section
8.13 of the Ambanc Disclosure Memoran dum to UPC between any Ambanc Company and any current or former director, officer, independent contractor, or employee thereof, and all provisions of the Ambanc Benefit Plans.

         8.14  INDEMNIFICATION.

                  (a) After the Effective Time, UPC shall indemnify, defend and hold harmless the present and former directors, officers, employees, and agents of Ambanc or any of Ambanc's Subsidiaries (each, a "Indemnified Party") (including any person who becomes a director, officer, employee, or agent prior to the Effective Time) against all Liabilities (including reasonable attorneys' fees, and expenses, judgments, fines and amounts paid in settlement) arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement and the Stock Option Agreement) to the full extent permitted under Indiana Law and by Ambanc's Articles of Incorporation and Bylaws, as in effect on the date hereof and any indemnity agreements entered into prior to the date of this Agreement by any of the Ambanc Companies and any director, officer, employee, or agent of any of the Ambanc Companies, including, without limitation, provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by UPC is required to effectuate any indemnification, UPC shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between UPC and the Indemnified Party.

                  (b) UPC and the Surviving Corporation shall use their reasonable efforts (and Ambanc shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of three years after the Effective Time, Ambanc's existing directors' and officers' liability insurance policy (provided that UPC and the Surviving Corporation may substitute therefor
(i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of Ambanc given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, that the Surviving Corporation shall not be obligated to make aggregate annual premium payments for such three-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to Ambanc's directors and officers, 150% of the annual premium payments on Ambanc's current policy in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, UPC shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

                  (c) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 8.14, upon learning of any such Liability or Litigation, shall promptly notify UPC thereof, provided that the failure so to notify shall not affect the obligations of UPC under

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this Section 8.14 unless and to the extent such failure materially increases
UPC's Liability under this Section 8.14. In the event of any such Litigation (whether arising before or after the Effective Time), (i) UPC or the Surviving Corporation shall have the right to assume the defense thereof and UPC shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if UPC or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between UPC or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and UPC or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that UPC shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) UPC shall not be liable for any settlement effected without its prior written consent; and provided further that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

                  (d) The Surviving Corporation shall not be liable for any settlement effected without its prior written consent which shall not be unreasonably withheld.

                  (e) If either UPC or the Surviving Corporation or any of their respective successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its Assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of either UPC or the Surviving Corporation shall assume the obligations set forth in this Section 8.14.

                  (f) UPC shall pay all reasonable costs, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 8.14.

                  (g) The provisions of this Section 8.14 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs or representatives.

         8.15 CERTAIN MODIFICATIONS. UPC and Ambanc shall consult with respect to their loan, litigation, and real estate valuation policies and practices (including loan classifications and levels of reserves) and Ambanc shall make such modifications or changes to its policies and practices, if any, prior to the Effective Time, as may be mutually agreed upon. UPC and Ambanc also shall consult with respect to the character, amount, and timing of restructuring and Merger-related expense charges to be taken by each of the Parties in connection with the transactions contemplated by this Agreement and shall take such charges in accordance with GAAP as may be mutually agreed upon by the Parties. Neither Party's representations, warranties, and covenants contained in this Agreement shall be deemed to be inaccurate or breached in any respect as a consequence of any modifications or charges undertaken solely on account of this Section 8.15.


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                                    ARTICLE 9

                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and the Plan of Merger and to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

                  (a) STOCKHOLDER APPROVALS. The stockholders of Ambanc shall have approved this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby, including the Merger, as and to the extent required by Law and by the provisions of any governing instruments. The stockholders of UPC shall have approved the UPC Charter Amendment as and to the extent required by Law, by the provisions of any governing instruments, and by the rules of the NYSE.

                  (b) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (excluding requirements relating to the raising of additional capital or the disposition of Assets or deposits) which in the reasonable good faith judgment of the Board of Directors of UPC would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consumma tion of the Merger.

                  (c) CONSENTS AND APPROVALS. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

                  (d) LEGAL PROCEEDINGS. No court or governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contem plated by this Agreement.

                  (e) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of UPC Common Stock issuable pursuant to the Merger shall have been received.

                  (f) EXCHANGE LISTING. The shares of UPC Common Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

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                  (g) TAX MATTERS. Ambanc shall have received a written opinion from Leagre Chandler & Millard and UPC shall have received a written opinion from Wyatt, Tarrant & Combs in each case in a form reasonably satisfactory to such Party (the "Tax Opinions"), dated the date of the Effective Time, substantially to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) no gain or loss will be recognized by holders of Ambanc Common Stock who exchange all of their Ambanc Common Stock solely for UPC Common Stock pursuant to the Merger (except with respect to any cash received in lieu of a fractional share interest in UPC Common Stock), (iii) the tax basis of the UPC Common Stock received by holders of Ambanc Common Stock who exchange all of their Ambanc Common Stock solely for UPC Common Stock in the Merger will be the same as the tax basis of the Ambanc Common Stock surrendered in exchange for the UPC Common Stock (reduced by an amount allocable to a fractional share interest in UPC Common Stock for which cash is received), and (iv) the holding period of the UPC Common Stock received by holders who exchange all of their Ambanc Common Stock solely for UPC Common Stock in the Merger will be the same as the holding period of the Ambanc Common Stock surrendered in exchange therefor, provided that such Ambanc Common Stock is held as a capital asset at the Effective Time. In rendering such Tax Opinions, such counsel shall be entitled to rely upon representations of officers of Ambanc and UPC reasonably satisfactory in form and substance to such counsel.

                  (h) POOLING LETTERS. Each Party shall have received a letter, dated as of the Effective Time, in a form reasonably acceptable to such Party, from Price Waterhouse LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment. Each Party shall have received a letter, dated as of the Effective Time, in a form reasonably acceptable to such Party, from Deloitte & Touche LLP to the effect that such firm is not aware of any matters relating to Ambanc and its Subsidiaries which would preclude the Merger from qualifying for pooling-of-interests accounting treatment.

         9.2 CONDITIONS TO OBLIGATIONS OF UPC. The obligations of UPC to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by UPC pursuant to Section 11.6(a) of this Agreement:

                  (a) REPRESENTATIONS AND WARRANTIES. For purposes of this
Section 9.2(a), the accuracy of the representations and warranties of Ambanc set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Ambanc set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Ambanc set forth in Sections 5.18, 5.19, 5.20, and 5.21 of this Agreement shall be true and correct in all Material respects. There shall not exist inaccuracies in the representations and warranties of Ambanc set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.18, 5.19, 5.20, and 5.21) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Ambanc; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material, "Material," "Material Adverse Effect," or variations thereof, or to the "Knowledge" of Ambanc or to a matter being "known" by Ambanc shall be deemed not to include such qualifications.

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                  (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of
the agreements and covenants of Ambanc to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

                  (c) CERTIFICATES. Ambanc shall have delivered to UPC (i) a certificate, dated as of the Effective Time and signed on its behalf by its duly authorized officers, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied and
(ii) certified copies of resolutions duly adopted by Ambanc's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement and the Plan of Merger, and the consummation of the transactions contemplated hereby and thereby, all in such reasonable detail as UPC and its counsel shall request.

                  (d) AFFILIATE AGREEMENTS. UPC shall have received from each affiliate of Ambanc the affiliates agreement referred to in Section 8.12 of this Agreement, to the extent necessary to assure in the reasonable judgment of UPC that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

         9.3 CONDITIONS TO OBLIGATIONS OF AMBANC. The obligations of Ambanc to perform this Agreement and the Plan of Merger and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Ambanc pursuant to Section 11.6(b) of this Agreement:

                  (a) REPRESENTATIONS AND WARRANTIES. For purposes of this
Section 9.3(a), the accuracy of the representations and warranties of UPC set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of UPC set forth in Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of UPC set forth in Section 6.16 of this Agreement shall be true and correct in all Material respects. There shall not exist inaccuracies in the representations and warranties of UPC set forth in this Agreement (including the representations and warranties set forth in Sections 6.3 and 6.16) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on UPC; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material," "Material," "Material Adverse Effect," or variations thereof, or to the "Knowledge" of UPC or to a matter being "known" by UPC shall be deemed not to include such qualifications.

                  (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of UPC to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

                  (c) CERTIFICATES. UPC shall have delivered to Ambanc (i) a certificate, dated as of the Effective Time and signed on its behalf by its duly authorized officers, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied and
(ii) certified copies of resolutions duly adopted by UPC's

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Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, the UPC Charter Amendment, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Ambanc and its counsel shall request.

                  (d) FAIRNESS OPINION. Ambanc shall have received an opinion from McDonald & Company Securities, Inc., to the effect that the Merger is fair to shareholders of Ambanc from a financial point of view dated the date of the Proxy Statement.


                                   ARTICLE 10

                                   TERMINATION

         10.1 TERMINATION. Notwithstanding any other provision of this Agreement and the Plan of Merger, and notwithstanding the approval of this Agreement by the stockholders of Ambanc or UPC, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                  (a) By mutual consent of the Board of Directors of UPC and the Board of Directors of Ambanc; or

                  (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Ambanc and Section 9.3(a) of this Agreement in the case of UPC or in Material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representa tion or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Ambanc and Section 9.3(a) of this Agreement in the case of UPC; or

                  (c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Ambanc and Section 9.3(a) in the case of
UPC) in the event of a Material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                  (d) By the Board of Directors of either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, (ii) the stockholders of Ambanc fail to vote their approval of the matters submitted for the approval by such stockholders at the Stockholders' Meeting where the transactions were presented to such stockholders for approval and voted upon, or (iii) the stockholders of UPC fail to vote their approval of the UPC Charter Amendment at the 1998 annual meeting of stockholders of UPC; or

                  (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by December 31, 1998, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

                  (f) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Ambanc and Section 9.3(a) of this Agreement in the case of UPC or in Material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

                  (g) By the Board of Directors of Ambanc upon written notice to UPC at any time during the ten-day period commencing two days after the Determination Date, if both of the following conditions are satisfied:

                           (1) the Average Closing Price shall be less than the
                  product of (i) 0.80 and (ii) the Starting Price; and

                           (2) (i) the quotient obtained by dividing the Average
                  Closing Price by the Starting Price (such number being referred to herein as the "UPC Ratio") shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from the quotient in this clause (2)(ii) (such number being referred to herein as the "Index Ratio"); subject, however, to the following three sentences. If Ambanc refuses to consummate the Merger pursuant to this Section 10.1(g), it shall give prompt written notice thereof to UPC; provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, UPC shall have the option to elect to increase the Exchange Ratio to equal the lesser of (i) the quotient obtained by dividing (1) the product of 0.80, the Starting Price, and the Exchange Ratio (as then in effect) by (2) the Average Closing Price, and (ii) the quotient obtained by dividing (1) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (2) the UPC Ratio. If UPC makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to Ambanc of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this
                  Section 10.1(g) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 10.1(g).

                  For purposes of this Section 10.1(g), the following terms shall have the meanings indicated:

                  "Average Closing Price" shall mean the average of the daily last sales prices of UPC Common Stock as reported on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by UPC) for the 20 consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the Determination Date.

                  "Determination Date" shall mean the later of the date (i) of the Stockholders' Meeting and (ii) on which the Consent of the Board of Governors of the Federal Reserve System shall be received (without regard to any requisite waiting period thereof).

                  "Index Group" shall mean the 14 bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization as of the Starting Date. In the event that any such company or companies are removed from the Index Group as a result of any of the events described in the preceding sentence, the weights (which shall be determined based upon the number of outstanding shares of common stock) shall be redistributed proportionately for purposes of determining the Index Price. The 14 bank holding companies and the weights attributed to them are as follows:


         Bank Holding Companies                                         Weighting
----------------------------------------------                        -------------
 AmSouth Bancorporation                                                    5.50%
 BB&T Corporation                                                          9.15
 Crestar Financial Corporation                                             7.54
 First American Corporation                                                3.99
 First Security Corporation                                                7.92
 First Tennessee National Corporation                                      4.38
 Firstar Corporation                                                       9.90
 Huntington Bancshares, Inc.                                              13.08
 Marshall & Ilsley Corporation                                             6.93
 Mercantile Bancorporation, Inc.                                           8.91
 National Commerce Bancorp                                                 3.34
 Old Kent Financial Corporation                                            3.22
 Regions Financial Corporation                                             9.31
 SouthTrust Corporation                                                    6.82
                                                                         ------

         Total                                                           100.00%

                  "Index Price" on a given date shall mean the weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies composing the Index Group.

                  "Starting Date" shall mean the fourth full trading day after the announcement by press release of the Merger.

                  "Starting Price" shall mean the closing price per share of UPC Common Stock as reported on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by UPC) on the Starting Date.

                  If UPC or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company or UPC shall be appropriately adjusted for the purposes of applying this Section 10.1(g).


         10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement, the Plan of Merger, and the Supplemental Letter shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment and (ii) a termination pursuant to Sections 10.1(b), 10.1(c), or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination. The Stock Option Agreement shall be governed by its own terms.

         10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 2, 3, 4, and 11 and Sections 8.12 and 8.14 of this Agreement and the Supplemental Letter.


                                   ARTICLE 11

                                  MISCELLANEOUS

         11.1  DEFINITIONS.

                  (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                  "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or Assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of, such Party or any of its Subsidiaries.

                  "Affiliate" of a Person shall mean any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.

                  "Agreement" shall mean this Agreement and Plan of Reorganization, including the Exhibits hereto (except the Stock Option Agreement) delivered pursuant hereto and incorporated herein by reference.

                  "Ambanc Capital Stock" shall mean, collectively, Ambanc Common Stock and Ambanc Preferred Stock.

                  "Ambanc Preferred Stock" shall mean the $10 par value preferred stock of Ambanc.

                  "Ambanc Common Stock" shall mean the $10 par value common stock of Ambanc.

                  "Ambanc Companies" shall mean, collectively, Ambanc and all Ambanc Subsidiaries.

                  "Ambanc Disclosure Memorandum" shall mean the written information entitled "Ambanc Disclosure Memorandum" delivered prior to the execution of this Agreement to UPC describing in reasonable detail the matters contained therein and, with respect to each disclo sure made therein, specifically referencing each Section or subsection of this Agreement under which such disclosure is being made.

                  "Ambanc Financial Statements" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of Ambanc as of December 31, 1997, 1996 and 1995, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1997, 1996 and 1995, as filed by Ambanc in SEC Documents and (ii) the consolidated statements of condition of Ambanc (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 1997.

                  "Ambanc Stock Plans" shall mean the existing stock option and other stock-based compensation plans of Ambanc.

                  "Ambanc Subsidiaries" shall mean the Subsidiaries of Ambanc, which shall include the Ambanc Subsidiaries described in Section 5.4 of this Agreement and any corpora tion, bank, savings association, or other organization acquired as a Subsidiary of Ambanc in the future and owned by Ambanc at the Effective Time.

                  "Articles of Merger" shall mean the Articles of Merger to be executed by UPHC and filed with the Secretary of State of the State of Tennessee and the Secretary of State of the State of Indiana relating to the Merger as contemplated by Sections 1.1 and 1.3 of this Agreement.

                  "Assets" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character, and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                  "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

                  "Confidentiality Agreements" shall mean those certain Confidentiality Agreements, entered into prior to the date of this Agreement, between Ambanc and UPC.

                  "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                  "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

                  "Default" shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order, or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

                  "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Exhibits" 1 through 3, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                  "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

                  "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contami nants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

                  "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "IBCL" shall mean the Indiana Business Corporation Law.

                  "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Proxy Statement" shall mean the proxy statement used by Ambanc to solicit the approval of its stockholders of the transactions contemplated by this Agreement, which shall include the prospectus of UPC relating to the issuance of the UPC Common Stock to holders of Ambanc Common Stock.

                  "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge of the chairman, president, chief financial officer, chief accounting officer, chief credit officer, general counsel, or any executive vice president of such Person.

                  "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

                  "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                  "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for property Taxes not yet due and payable and (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits, and other Liens incurred in the ordinary course of the banking business.

                  "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

                  "Loan Property" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                  "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                  "Material Adverse Effect" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a Material adverse impact on (i) the financial condition, results of operations, or business of such Party and its Subsidiaries, taken as a whole or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, and (d) the Merger and compliance with the provisions of this Agreement (including the expense associated with the vesting of benefits under the various employee benefit plans of Ambanc as a result of the Merger constituting a change of control) on the operating performance of the Parties.

                  "NYSE" shall mean the New York Stock Exchange, Inc.

                  "1933 Act" shall mean the Securities Act of 1933, as amended.

                  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

                  "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including, but not limited to, participating in a fiduciary capacity) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

                  "Party" shall mean either Ambanc or UPC, and "Parties" shall mean both Ambanc and UPC.

                  "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

                  "Person" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                  "Plan of Merger" shall mean the plan of merger providing for the Merger, in substantially the form of Exhibit 2.

                  "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by UPC under the 1933 Act with respect to the shares of UPC Common Stock to be issued to the stockholders of Ambanc in connection with the transactions contemplated by this Agreement.

                  "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, the NYSE and the SEC.

                  "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

                  "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                  "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                  "Stock Option Agreement" shall mean the stock option agreement by and between Ambanc and UPC, in substantially the form of Exhibit 1.

                  "Stockholders' Meeting" shall mean the meeting of the stockholders of Ambanc to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

                  "Subsidiaries" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

                  "Supplemental Letter" shall mean the supplemental letter of even date herewith between the Parties relating to certain understandings and agreements in addition to those included in this Agreement.

                  "Surviving Corporation" shall mean UPHC as the surviving corporation resulting from the Merger.

                  "Tax" or "Taxes" shall mean all federal, state, local, and foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, or foreign government or subdivision or agency thereof, including any interest, penalties, or additions thereto.

                  "Taxable Period" shall mean any period prescribed by any governmental authority, including the United States or any state, local, or foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

                  "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

                  "TBCA" shall mean the Tennessee Business Corporation Act.

                  "UPC Capital Stock" shall mean, collectively, the UPC Common Stock, the UPC Preferred Stock and any other class or series of capital stock of UPC.

                  "UPC Charter Amendment" shall mean the proposal to amend UPC's Restated Charter to increase the number of authorized shares of UPC Common Stock by not less than 100,000,000, which may be submitted to the stockholders of UPC for consideration and approval at the 1998 annual meeting of stockholders of UPC.

                  "UPC Common Stock" shall mean the $5.00 par value common stock of UPC.

                  "UPC Companies" shall mean, collectively, UPC and all UPC Subsidiaries.

                  "UPC Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of UPC as of December 31, 1997 and 1996, and the related statements of earnings, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 1997, 1996 and 1995, as filed by UPC in SEC Documents and (ii) the consolidated balance sheets of UPC (including related notes and schedules, if any) and related statements of earnings, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 1997.

                  "UPC Preferred Stock" shall mean the no par value preferred stock of UPC and shall include the (i) Series A Preferred Stock and (ii) Series E 8% Cumulative, Convertible Preferred Stock, of UPC ("UPC Series E Preferred Stock").

                  "UPC Rights" shall mean the preferred stock purchase rights issued pursuant to the UPC Rights Agreement.

                  "UPC Rights Agreement" shall mean that certain Rights Agreement, dated January 19, 1989, between UPC and Union Planters Bank, National Association, as Rights Agent.

                  "UPC Subsidiaries" shall mean the Subsidiaries of UPC and any corporation, bank, or other organization acquired as a Subsidiary of UPC in the future and owned by UPC at the Effective Time.

                  "UPHC" shall mean the wholly-owned subsidiary of UPC organized under the Laws of the State of Tennessee.

                  "UPHC Common Stock" shall mean the $1.00 par value common stock of UPHC.

                  (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

                  Ambanc Benefit Plans                        Section 5.13(a)
                  Average Closing Price                       Section 10.1(g)
                  Ambanc Contracts                            Section 5.14
                  Ambanc ERISA Affiliate                      Section 5.13(e)
                  Ambanc ERISA Plan                           Section 5.13(a)
                  Ambanc Rights                               Section 3.5(a)
                  Ambanc Pension Plan                         Section 5.13(a)
                  Ambanc SEC Reports                          Section 5.5(a)
                  Closing                                     Section 1.2
                  Determination Date                          Section 10.1(g)
                  Effective Time                              Section 1.3
                  Exchange Agent                              Section 4.1
                  Exchange Ratio                              Section 3.1(c)
                  Indemnified Party                           Section 8.14
                  Index Group                                 Section 10.1(g)
                  Index Price                                 Section 10.1(g)
                  Index Ratio                                 Section 10.1(g)
                  Merger                                      Section 1.1
                  Starting Date                               Section 10.1(g)
                  Starting Price                              Section 10.1(g)
                  Takeover Laws                               Section 5.19
                  Tax Opinion                                 Section 9.1(g)
                  UPC ERISA Affiliate                         Section 6.17
                  UPC Ratio                                   Section 10.1(g)
                  UPC SEC Reports                             Section 6.5(a)

                  (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

         11.2  EXPENSES.

                  (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

                  (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

         11.3 BROKERS AND FINDERS. Except for McDonald & Company Securities, Inc. as to Ambanc and Stifel, Nicolaus & Company, Inc. as to UPC, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his, her, or its representing or being retained by or allegedly representing or being retained by Ambanc or UPC, each of Ambanc and UPC, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

         11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (including any provision of the Confidentiality Agreements which would act to preclude UPC (or any Holder as defined in the Stock Option Agreement from exercising its rights under the Stock Option Agreement) to the extent that the Stock Option Agreement is in force and effect, but excluding the Supplemental Letter). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.12 and 8.14 of this Agreement.

         11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after stockholder approval of this Agreement has been obtained; provided, that the provisions of this Agreement relating to the manner or basis in which shares of Ambanc Common Stock will be exchanged for UPC Common Stock shall not be amended after the Stockholders' Meeting without the requisite approval of the holders of the issued and outstanding shares of UPC Common Stock and Ambanc Common Stock, as the case may be, entitled to vote thereon.

         11.6  WAIVERS.

                  (a) Prior to or at the Effective Time, UPC, acting through its Board of Directors, chief executive officer, chief financial officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Ambanc, to waive or extend the time for the compliance or fulfillment by Ambanc of any and all of its obliga tions under this Agreement, and to waive any or all of the conditions precedent to the obligations of UPC under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of UPC.

                  (b) Prior to or at the Effective Time, Ambanc, acting through its Board of Directors, chief executive officer, chief financial officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by UPC, to waive or extend the time for the compliance or fulfillment by UPC of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Ambanc under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Ambanc.

                  (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

         11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

              Ambanc:     AMBANC CORP.
                          302 Main Street
                          Vincennes, Indiana 47591-0556
                          Telecopy Number: 812-885-6403

                          Attn:    Robert G. Watson

              Copy to Counsel:          Leagre Chandler & Millard
                                        9100 Keystone Crossing, Suite 800
                                        Indianapolis, Indiana  46240
                                        Telecopy Number:  317-846-7900

                                        Attn:    John R. Zerkle

              UPC:                      UNION PLANTERS CORPORATION
                                        7130 Goodlett Farms Parkway
                                        Memphis, Tennessee  38018
                                        Telecopy Number:  (901) 580-2939

                                        Attn:    Jackson W. Moore
                                                 President and
                                                    Chief Operating Officer

              Copy to Counsel:          UNION PLANTERS CORPORATION
                                        7130 Goodlett Farms Parkway
                                        Memphis, Tennessee  38018
                                        Telecopy Number:  (901) 580-2939

                                        Attn:    E. James House, Jr.

                                        WYATT, TARRANT & COMBS
                                        2800 Citizens Plaza
                                        Louisville, KY  40202
                                        Telecopy Number:  (502) 589-0309

                                        Attn:    Stewart E. Conner

         11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Tennessee, without regard to any applicable conflicts of Laws, except to the extent that the Laws of the State of Indiana relate to the consummation of the Merger.

         11.10 COUNTERPARTS. This Agreement may be executed in two or more counter parts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         11.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         11.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of the Parties.

         11.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                                     AMBANC CORP.



By:    /s/ Troy D. Stoll                    By:   /s/ Robert G. Watson
   ------------------------                     --------------------------------
   Troy D. Stoll, Secretary                           Robert G. Watson
                                                        Chairman, President, and
                                                         Chief Executive Officer

[CORPORATE SEAL]


ATTEST:                                     UNION PLANTERS CORPORATION


By:    /s/ E. James House, Jr.              By: /s/ Benjamin W. Rawlins, Jr.
  ----------------------------                ---------------------------------
   E. James House, Jr.                              Benjamin W. Rawlins, Jr.
   Secretary                                        Chairman and Chief Executive
                                                            Officer

[CORPORATE SEAL]

                                   APPENDIX B

                                 PLAN OF MERGER

                                       OF

                                  AMBANC CORP.

                                  INTO AND WITH

                       UNION PLANTERS HOLDING CORPORATION


                  Pursuant to this Plan of Merger ("Plan of Merger"), AMBANC CORP., ("Ambanc"), a corporation organized and existing under the Laws of the State of Indiana, shall be merged into and with UNION PLANTERS HOLDING CORPORATION ("UPHC"), a corporation organized and existing under the laws of the State of Tennessee and a wholly-owned subsidiary of UNION PLANTERS CORPORATION, a corporation organized and existing under the laws of the State of Tennessee ("UPC").


                                   ARTICLE 1.

                                   DEFINITIONS

                  Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                  (a) "AMBANC COMMON STOCK" shall mean the $10.00 par value common stock of Ambanc.

                  (b) "AMBANC COMPANIES" shall mean, collectively, Ambanc and all Ambanc Subsidiaries.

                  (c) "AMBANC STOCK PLANS" shall have the meaning set forth in the Merger Agreement.

                  (d) "AMBANC SUBSIDIARIES" shall have the meaning set forth in the Merger Agreement.

                  (e) "ARTICLES OF MERGER" shall mean the Articles of Merger to be executed by UPHC and filed with the Secretary of State of the State of Tennessee and the Secretary of State of the State of Indiana relating to the Merger as contemplated by Section 2.1 of this Plan of Merger.

                  (f) "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                  (g) "EFFECTIVE TIME" shall mean the date and time on which the Merger becomes effective as defined in Section 2.2 of this Plan of Merger.

                  (h) "EXCHANGE AGENT" shall mean the exchange agent selected by UPC.

                  (i) "IBCL" shall mean the Indiana Business Corporation Law.

                  (j) "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  (k) "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a person or its assets, liabilities, or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

                  (l) "MERGER" shall mean the merger of Ambanc into and with UPHC as provided in Section 2.1 of this Plan of Merger.

                  (m) "MERGER AGREEMENT" shall mean the Agreement and Plan of Reorganiza tion, dated as of March 31, 1998, by and between UPC and Ambanc.

                  (n) "NYSE" shall mean the New York Stock Exchange, Inc.

                  (o) "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, the NYSE, and the SEC.

                  (p) "SEC" shall mean the United States Securities and Exchange Commission.

                  (q) "STOCKHOLDERS' MEETING" shall mean the meeting of the stockholders of Ambanc to be held pursuant to Section 8.1 of the Merger Agreement, including any adjournment or adjournments thereof.

                  (r) "SUBSIDIARIES" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

                  (s) "SURVIVING CORPORATION" shall refer to UPHC as the surviving corporation resulting from the Merger.

                  (t) "TBCA" shall mean the Tennessee Business Corporation Act, as in effect at the Effective Time.

                  (u) "UPC CAPITAL STOCK" shall mean, collectively, the UPC Common Stock, the UPC Preferred Stock, and any other class or series of capital stock of UPC.

                  (v) "UPC COMMON STOCK" shall mean the $5.00 par value common stock of UPC.

                  (w) "UPC COMPANIES" shall mean, collectively, UPC and all UPC Subsidiaries.

                  (x) "UPC PREFERRED STOCK" shall mean the no par value preferred stock of UPC and shall include the (i) Series A Preferred Stock and
(ii) Series E, 8% Cumulative, Convertible Preferred Stock, of UPC.

                  (y) "UPC RIGHTS" shall mean the preferred stock purchase nights issued pursuant to the UPC Rights Agreement.

                  (z) "UPC RIGHTS AGREEMENT" shall mean that certain Rights Agreement, dated January 19, 1989, between UPC and Union Planters Bank, National Association, as Rights Agent.

                  (aa) "UPHC COMMON STOCK" shall mean the $1.00 par value common stock of UPHC.

                  (ab) The terms set forth below shall have the meanings ascribed to them in Section 3.6:

         Average Closing Price                       Determination Date
         Index Group                                 Index Price
         Index Ratio                                 Starting Date
         Starting Price                              UPC Ratio

                  Any capitalized term not defined herein shall have the meaning ascribed to it in the Merger Agreement.


                                   ARTICLE 2.

                        TRANSACTIONS AND TERMS OF MERGER

                  (a) MERGER. Subject to the terms and conditions of this Plan of Merger, at the Effective Time, Ambanc shall be merged with and into UPHC in accordance with the provisions of IC 23-1-40-7 of the IBCL and with the effect provided in IC 23-1-40-6 of the IBCL and in accordance with the provisions of
Section 48-21-109 of the TBCA and with the effect provided in Section 48-21-108 of the TBCA (the "Merger"). UPHC shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Tennessee.

                  (b) EFFECTIVE TIME. The Merger and the other transactions contemplated by this Plan of Merger shall become effective on the date and at the time the Articles of Merger shall become effective with the Secretary of State of the State of Indiana and the Secretary of State of the State of Tennessee (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the duly authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on or before the 15th business day (as designated by UPC) following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the stockholders of Ambanc approve the matters relating to this Plan of Merger required to be approved by such stockholders by applicable Law.

                  (c) CHARTER. The Charter of UPHC in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

                  (d) BYLAWS. The Bylaws of UPHC in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

                  (e) DIRECTORS AND OFFICERS. The directors of UPHC in office immediately prior to the Effective Time, together with such additional individuals thereafter elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of UPHC in office immediately prior to the Effective Time, together with such additional individuals thereafter elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.


                                   ARTICLE 3.

                           MANNER OF CONVERTING SHARES

                  (a) CONVERSION OF SHARES. Subject to the provisions of this
Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of UPC or Ambanc, or the stockholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

                           (i) Each share of UPC Capital Stock issued and outstanding immedi ately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                           (ii) Each share of UPHC Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                           (iii) Each share of Ambanc Common Stock, but excluding shares held by any Ambanc Company or any UPC Company (in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall be converted into 0.4841 of a share of UPC Common Stock (subject to possible adjustment as set forth in Section 3.6 of this Plan of Merger, the "Exchange Ratio"). Pursuant to the UPC Rights Agreement, each share of UPC Common Stock issued in connection with the Merger upon conversion of Ambanc Common Stock shall be accompanied by a UPC Right.

                  (b) ANTI-DILUTION PROVISIONS. In the event Ambanc changes the number of shares of Ambanc Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization. or similar transaction with respect to such stock, the Exchange Ratio, as the case may be, shall be proportionately adjusted. In the event UPC changes the number of shares of UPC Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, or similar transaction with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

                  (c) SHARES HELD BY AMBANC OR UPC. Each of the shares of Ambanc Common Stock issued but not outstanding or held by any Ambanc Company or by any UPC Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

                  (d) FRACTIONAL SHARES. Notwithstanding any other provision of this Plan of Merger, each holder of shares of Ambanc Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of UPC Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of UPC Common Stock multiplied by the market value of one share of UPC Common Stock at the Effective Time. The market value of one share of UPC Common Stock at the Effective Time shall be the last sale price of UPC Common Stock on the NYSE-Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by UPC) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

                  (e)    CONVERSION OF STOCK RIGHTS.

                         (i) At the Effective Time, each award, option, or other
right to purchase or acquire shares of Ambanc Common Stock pursuant to stock options, stock appreciation rights, or stock awards ("Ambanc Rights") granted by Ambanc under the Ambanc Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to UPC Common Stock, and UPC shall assume each Ambanc Right, in accordance with the terms of the Ambanc Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) UPC and its Salary and Benefits Committee shall be substituted for Ambanc and the Committee of Ambanc's Board of Directors (including, if applicable, the entire Board of Directors of Ambanc) administering such Ambanc Stock Plan, (ii) each Ambanc Right assumed by UPC may be exercised solely for shares of UPC Common Stock (or cash in the case of stock appreciation rights), (iii) the number of shares of UPC Common Stock subject to such Ambanc Right shall be equal to the number of shares of Ambanc Common Stock subject to such Ambanc Right immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole share, and (iv) the per share exercise price (or similar threshold price, in the case of stock awards) under each such Ambanc Right shall be adjusted by dividing the per share exercise (or threshold) price under each such Ambanc Right by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.5, each Ambanc Right which is an "incentive stock option" stall be adjusted as required by Section 424 of the Internal Revenue Code, so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. UPC agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.5.

                         (ii) As soon as reasonably practicable after the
Effective Time, UPC shall deliver to the participants in each Ambanc Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such Ambanc Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.5(a) after giving effect to the Merger), and UPC shall comply with the terms of each Ambanc Stock Plan to ensure, to the extent required by, and subject to the provisions of, such Ambanc Stock Plan, that Ambanc Rights which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, UPC shall take all corporate action necessary to reserve for issuance sufficient shares of UPC Common Stock for delivery upon exercise of Ambanc Rights assumed by it in accordance with this Section 3.5. As soon as reasonably practicable after the Effective Time, UPC shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of UPC Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger shall be subject to the reporting requirements under Section 16(a) of the 1934 Act, where applicable, UPC shall administer the Ambanc Stock Plan assumed pursuant to this Section 3.5 in a manner that complies with Rule 16b-3 promulgated under the 1934 Act.

                         (iii) All restrictions or limitations on transfer
with respect to Ambanc Common Stock awarded under the Ambanc Stock Plans or any other plan, program, or arrangement of any Ambanc Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of UPC Common Stock into which such restricted stock is converted pursuant to Section 3.1 of this Plan of Merger.

                  (f) ADJUSTMENT OF EXCHANGE RATIO. If the Board of Directors of Ambanc provides written notice to UPC in accordance with the Merger Agreement that Ambanc refuses to consummate the Merger because, at any time during the ten-day period commencing two days after the Determination Date, both:

                           (i) the Average Closing Price shall be less than the product of (i) 0.80 and (ii) the Starting Price; and

                           (ii) (i) the quotient obtained by dividing the
                  Average Closing Price by the Starting Price (such number being referred to herein as the "UPC Ratio") shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from the quotient in this clause (b)(ii) (such number being referred to herein as the "Index Ratio");

then, during the five-day period commencing with its receipt of such notice, UPC shall have the option to elect to increase the Exchange Ratio to equal the lesser of (i) the quotient obtained by dividing (1) the product of 0.80, the Starting Price, and the Exchange Ratio (as then in effect) by (2) the Average Closing Price, and (ii) the quotient obtained by dividing (1) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (2) the UPC Ratio. If UPC makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to Ambanc of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to the Merger Agreement and this Plan of Merger shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Plan of Merger to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 3.6.

                  For purposes of this Section 3.6, the following terms shall have the meanings indicated:

                  "Average Closing Price" shall mean the average of the daily last sales prices of UPC Common Stock as reported on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by UPC) for the 20 consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the Determination Date.

                  "Determination Date" shall mean the later of the date (i) of the Stockholders' Meeting and (ii) on which the Consent of the Board of Governors of the Federal Reserve System shall be received (without regard to any requisite waiting period thereof).

                  "Index Group" shall mean the 14 bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization as of the Starting Date. In the event that any such company or companies are removed from the Index Group as a result of any of the events described in the preceding sentence, the weights (which shall be determined based upon the number of outstanding shares of common stock) shall be redistributed proportionately for purposes of determining the Index Price. The 14 bank holding companies and the weights attributed to them are as follows:


              Bank Holding Companies                                          Weighting
--------------------------------------------------                        -----------------
 AmSouth Bancorporation                                                            5.50%
 BB&T Corporation                                                                  9.15
 Crestar Financial Corporation                                                     7.54
 First American Corporation                                                        3.99
 First Security Corporation                                                        7.92
 First Tennessee National Corporation                                              4.38
 Firstar Corporation                                                               9.90
 Huntington Bancshares, Inc.                                                      13.08
 Marshall & Ilsley Corporation                                                     6.93
 Mercantile Bancorporation, Inc.                                                   8.91
 National Commerce Bancorp                                                         3.34
 Old Kent Financial Corporation                                                    3.22
 Regions Financial Corporation                                                     9.31
 SouthTrust Corporation                                                            6.82
                                                                                 ------
         Total                                                                   100.00%

                  "Index Price" on a given date shall mean the weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies composing the Index Group.

                  "Starting Date" shall mean the fourth full trading day after the announcement by press release of the Merger.

                  "Starting Price" shall mean the closing price per share of UPC Common Stock as reported on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by UPC) on the Starting Date.

                  If UPC or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company or UPC shall be appropriately adjusted for the purposes of applying this
Section 3.6.


                                   ARTICLE 4.

                               EXCHANGE OF SHARES

                  (a) EXCHANGE PROCEDURES. Promptly after the Effective Time, UPC and Ambanc shall cause the exchange agent selected by UPC (the "Exchange Agent") to mail to the former stockholders of Ambanc appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Ambanc Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of Ambanc Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Plan of Merger) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Plan of Merger, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Plan of Merger. To the extent required by Section 3.4 of this Plan of Merger, each holder of shares of Ambanc Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of UPC Common Stock to which such holder may be otherwise entitled (without interest). UPC shall not be obligated to deliver the consideration to which any former holder of Ambanc Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of Ambanc Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Ambanc Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Plan of Merger notwithstanding, neither the Surviving Corporation nor the Exchange Agent shall be liable to a holder of Ambanc Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

                  (b) RIGHTS OF FORMER AMBANC STOCKHOLDERS. At the Effective Time, the stock transfer books of Ambanc shall be closed as to holders of Ambanc Common Stock immediately prior to the Effective Time and no transfer of Ambanc Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Plan of Merger, each certificate theretofore representing shares of Ambanc Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Plan of Merger) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.5 of this Plan of Merger in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Ambanc in respect of such shares of Ambanc Common Stock in accordance with the terms of this Plan of Merger and which remain unpaid at the Effective Time. To the extent permitted by Law, former stockholders of record of Ambanc shall be entitled to vote after the Effective Time at any meeting of UPC stockholders the number of whole shares of UPC Common Stock into which their respective shares of Ambanc Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Ambanc Common Stock for certificates representing UPC Common Stock in accordance with the provisions of this Plan of Merger. Whenever a dividend or other distribution is declared by UPC on the UPC Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on ali shares issuable pursuant to this Plan of Merger, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of UPC Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Ambanc Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Plan of Merger. However, upon surrender of such Ambanc Common Stock certificate, both the UPC Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.


                                   ARTICLE 5.

                                  MISCELLANEOUS

                  (a) CONDITIONS PRECEDENT. Consummation of the Merger by UPHC shall be conditioned on the satisfaction of, or waiver by UPC of, the conditions precedent to the Merger set forth in Sections 9.1 and 9.2 of the Merger Agreement. Consummation of the Merger by Ambanc shall be conditioned on the satisfaction of, or waiver by Ambanc of, of the conditions precedent to the Merger set forth in Sections 9.1 and 9.3 of the Merger Agreement.

                  (b) TERMINATION. This Plan of Merger may be terminated at any time prior to the Effective Time by the parties hereto as provided in Article 10 of the Merger Agreement.

                  (c) COUNTERPARTS. This Plan of Merger may be executed in counterparts, each of which shall be an original; but all of such counterparts together shall constitute one and the same instrument

                  IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Plan of Merger as of the date first above written.

                                            AMBANC CORP.



ATTEST:  /s/ Troy D. Stoll                  By:  /s/ Robert G. Watson
       -----------------------------           --------------------------------
            Troy D. Stoll, Secretary           Robert G. Watson,
                                               Chairman, President, and
                                                Chief Executive Officer



                                             UNION PLANTERS HOLDING
                                             CORPORATION



ATTEST:   /s/ E. James House, Jr.            By:      /s/ Jackson W. Moore
       --------------------------               -------------------------------
            E. James House, Jr.                 Jackson W. Moore
            Secretary                           President

                                   APPENDIX C


               [Letterhead of McDonald & Company Securities, Inc.]



                                 March 31, 1998



Board of Directors
AMBANC Corp.
302 Main Street
Vincennes, IN   47591

Attention:    Mr. Robert G. Watson
              Chairman of the Board

Ladies and Gentlemen:

         You have requested our opinion with respect to the fairness, from a financial point of view, as of the date hereof, to the holders of the common stock, par value $10.00 per share ("AMBANC Common"), of AMBANC Corp. ("AMBANC"), of the Exchange Ratio, as set forth in the Agreement and Plan of Merger (the "Agreement"), between AMBANC and Union Planters Corp. ("Union Planters").

         The Agreement provides for the merger (the "Merger") of AMBANC with and into Union Planters, pursuant to which, among other things, at the Effective Time (as defined in the Agreement), each outstanding share of AMBANC Common, other than shares held in the treasury of AMBANC, will be converted in the right to receive .4841 shares of the common stock, $5.00 par value ("Union Planters Common") of Union Planters, as set forth in the Agreement. The terms and conditions of the Merger are more fully set forth in the Agreement.

         McDonald & Company Securities, Inc., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

         We have acted as AMBANC's financial advisor in connection with, and have participated in certain negotiations leading to, the Agreement. In connection with rendering our opinion set forth herein, we have among other things:

         (i) Reviewed AMBANC's Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the years ended December 31, 1996, December 31, 1995 and December 31, 1994, including the audited financial statements contained therein, and AMBANC's Quarterly Reports on Form 10-Q for each of the first three quarters of 1997 and AMBANC's draft financial reports for the year ended December 31, 1997, including the unaudited financial statements contained therein;

         (ii) Reviewed Union Planters' Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the years ended December 31, 1997, December 31, 1996 and December 31, 1995, including the audited financial statements contained therein, and Union Planters' Quarterly Reports on Form 10-Q for each of the first three quarters of 1997;

         (iii) Reviewed certain other public and non-public information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of AMBANC and Union Planters provided to us or publicly available;

         (iv) Participated in meetings and telephone conferences with members of senior management of AMBANC and Union Planters concerning the financial condition, business, assets, financial forecasts and prospects of the respective companies, as well as other matters we believed relevant to our inquiry;

         (v) Reviewed certain stock market information for AMBANC Common and Union Planters Common, and compared it with similar information for certain companies, the securities of which are publicly traded;

         (vi) Compared the results of operations and financial condition of AMBANC and Union Planters with that of certain companies which we deemed to be relevant for purposes of this opinion;

         (vii) Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions which we deemed to be relevant for purposes of this opinion;

         (viii) Reviewed the Agreement dated March 31, 1998 and its schedules and exhibits and certain related documents; and (ix) Performed such other reviews and analyses as we have deemed appropriate.

         In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have relied upon the accuracy and completeness of the representations, warranties and covenants of AMBANC and Union Planters contained in the Agreement. We have not been engaged to undertake, and have not assumed any responsibility for, nor have we conducted, an independent investigation or verification of such matters. We have not been engaged to and we have not conducted a physical inspection of any of the assets, properties or facilities of either AMBANC or Union Planters, nor have we made or obtained or been furnished with any independent valuation or appraisal of any of such assets, properties or facilities or any of the liabilities of either AMBANC or Union Planters. With respect to financial forecasts used in our analysis, we have assumed that such forecasts have been reasonably prepared or reviewed by management of AMBANC and Union Planters, as the case may be, on a basis reflecting the best currently available estimates and judgments of the management of AMBANC and Union Planters, as to the future performance of AMBANC, Union Planters, and AMBANC and Union Planters combined, as the case may be. We have not been engaged to and we have not assumed any responsibility for, nor have we conducted any independent investigation or verification of such matters, and we express no view as to such financial forecasts or the assumptions on which they are based.

We have also assumed that all of the conditions to the consummation of the Merger, as set forth in the Agreement, including the tax-free treatment of the Merger to the holders of AMBANC Common, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Agreement.

         We will receive a fee for our services as financial advisor to AMBANC, a substantial portion of which is contingent upon closing of the Merger. We will also receive a fee for our services in rendering this opinion.

         In the ordinary course of business, we may actively trade securities of Union Planters and AMBANC for our own account and for the accounts of customers and accordingly, we may at any time hold a long or short position in such securities.

         This opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the Exchange Ratio, to the holders of AMBANC Common, and does not address the underlying business decision by AMBANC's Board of Directors to effect the Merger, does not compare or discuss the relative merits of any competing proposal or any other terms of the Merger, and does not constitute a recommendation to any AMBANC shareholder as to how such shareholder should vote with respect to the Merger. This opinion does not represent an opinion as to what the value of AMBANC Common or Union Planters Common may be at the Effective Time of the Merger or as to the prospects of AMBANC's business or Union Planters' business.

         This opinion is directed to the Board of Directors of AMBANC and may not be reproduced, summarized, described or referred to or given to any other person without our prior written consent. Notwithstanding the foregoing, this opinion may be included in the proxy statement to be mailed to the holders of AMBANC Common in connection with the Merger, provided that this opinion will be reproduced in such proxy statement in full, and any description of or reference to us or our actions, or any summary of the opinion in such proxy statement, will be in a form reasonably acceptable to us and our counsel.

         Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of AMBANC Common from a financial point of view.

                                         Very truly yours,



                                         MCDONALD & COMPANY SECURITIES, INC.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              The Restated Charter of the Registrant provides as follows:

TWELFTH: INDEMNIFICATION OF CERTAIN PERSONS:

              To the fullest extent permitted by Tennessee law, the Corporation may indemnify or purchase and maintain insurance to indemnify any of its directors, officers, employees or agents and any persons who may serve at the request of the Corporation as directors, officers, employees, trustees or agents of any other corporation, firm, association, national banking association, state-chartered bank, trust company, business trust, organization or any other type of entity whether or not the Corporation shall have any ownership interest in such entity. Such indemnification(s) may be provided for in the Bylaws, or by resolution of the Board of Directors or by appropriate contract with the person involved.

Article V, INDEMNIFICATION, of the Registrant's Amended and Restated Bylaws provides as follows:

              The Corporation does hereby indemnify its directors and officers to the fullest extent permitted by the laws of the State of Tennessee and by ARTICLE TWELFTH of its Charter. The Corporation may indemnify any other person to the extent permitted by the Charter and by applicable law.

              Indemnification of corporate directors and officers is governed by Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act (the "Act"). Under the Act, a person may be indemnified by a corporation against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by him in connection with any threatened or pending suit or proceeding or any appeal thereof (other than an action by or in the right of the corporation), whether civil or criminal, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation of any type or kind, domestic or foreign, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the corporation and, in criminal actions or proceedings only, in addition, had no reasonable cause to believe that his conduct was unlawful. A Tennessee corporation may indemnify a director or officer thereof in a suit by or in the right of the corporation against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such suit unless such director or officer did not act in good faith or with the degree of diligence, care and skill which ordinary prudent men exercise under similar circumstances and in like positions.

              A person who has been wholly successful, on the merits or otherwise, in the defense of any of the foregoing types of suits or proceedings is entitled to indemnification for the foregoing amounts. A person who has not been wholly successful in any such suit or proceeding may be indemnified only upon the order of a court or a finding that the director or officer met the required statutory standard of conduct by (i) a majority vote of a disinterested quorum of the Board of Directors, (ii) the Board of Directors based upon the written opinion of independent legal counsel to such effect, or (iii) a vote to the shareholders.

ITEM 21.  EXHIBITS.

              The following exhibits are filed herein or have been, as noted, will be filed by amendment.

Exhibit No.   Description
-----------   -----------
   2.1        Agreement and Plan of Merger, dated as of March 31, 1998, between
              Union Planters Corporation and AMBANC Corp. (Incorporated by
              reference to Exhibit 1 to the Schedule 13D, dated March 31, 1998, filed by UPC (File No. 0-6919) with respect to the common stock of
              AMBANC Corp. (File No. 0-10710) (Included as Appendix A to the
              Proxy Statement included as part of this Registration Statement).

   2.2        Plan of Merger of AMBANC Corp. into and with Union Planters
              Holding Corporation. (Included as Appendix B to the Proxy
              Statement included as part of this Registration Statement.)

   2.3        Stock Option Agreement, dated as of March 31, 1998, between AMBANC
              Corp. and Union Planters Corporation. (Incorporated by reference to Exhibit 1 to the Schedule 13D, dated March 31, 1998, filed by
              UPC (File No. 0-6919) with respect to the common stock of AMBANC
              Corp. (File No. 0-10710).)

   4.1        Restated Charter of Union Planters Corporation, as amended
              (Incorporated by reference to Exhibit 3(a) to the Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (File No.
              0-6919).

   4.2        Amended and Restated Bylaws of Union Planters Corporation.
              (Incorporated by reference to Exhibit 3(d) to the Annual Report on Form 10-K of UPC for the fiscal year ended December 31, 1996 (File
              No. 0-6919).)

   5.1        Opinion of E. James House, Jr., Secretary and Manager of the Legal
              Department of Union Plant ers Corporation, as to the validity of the shares of UPC Common Stock.

   8.1 Opinion of Wyatt, Tarrant & Combs as to federal income tax consequences (to be filed by amendment).

   8.2 Opinion of Leagre Chandler & Millard as to federal income tax consequences (to be filed by amendment).

  23.1        Consent of Price Waterhouse LLP, independent accountants for Union
              Planters Corporation.

  23.2        Consent of Deloitte & Touche LLP, independent auditors for AMBANC
              Corp.

  23.3        Consent of E. James House, Jr., Secretary and Manager of the Legal
              Department of Union Plant ers Corporation (included in Exhibit
              5.1).

  23.4 Consent of Wyatt, Tarrant & Combs (included in Exhibit 8.1) (to be filed by amendment).

  23.5        Consent of Leagre Chandler & Millard (included in Exhibit 8.2)
              (to be filed by amendment).

  23.6        Consent of McDonald & Company Securities, Inc.

  24.1        Power of Attorney (contained on the signature page hereof).

  99.1        Form of proxy of AMBANC Corp.

ITEM 22.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

     (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (3) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (7) That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (8) That every prospectus: (i) that is filed pursuant to Paragraph (7) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on April 16, 1998.


                                      UNION PLANTERS CORPORATION



                                      By: /s/ BENJAMIN W. RAWLINS, JR.
                                          --------------------------------------
                                          Benjamin W. Rawlins, Jr.
                                          Chairman of the Board and Chief
                                          Executive Officer


              KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. James House, Jr. and M. Kirk Walters, and each of them, with the power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed below by the following persons as of the 16th day of April, 1998 in the capacities indicated:

SIGNATURES                                          TITLE                                      DATE
----------                                          -----                                      ----
/s/ BENJAMIN W. RAWLINS, JR.                        Chairman of the Board,                     April 16, 1998
--------------------------------                    Chief Executive Officer
Benjamin W. Rawlins, Jr.                            Director (Principal Executive Officer)


/s/ JOHN W. PARKER                                  Executive Vice President and l             April 16, 1998
--------------------------------                    Chief Officer (Principal Financial Officer)
John W. Parker

SIGNATURES                                          TITLE                                    DATE
----------                                          -----                                    ----
/s/ M. KIRK WALTERS                                 Senior Vice President, Treasurer,        April 16, 1998
--------------------------------                    and Chief Accounting Officer
M. Kirk Walters


/s/ ALBERT M. AUSTIN                                Director                                 April 16, 1998
--------------------------------
Albert M. Austin


/s/ MARVIN E. BRUCE                                 Director                                 April 16, 1998
--------------------------------
Marvin E. Bruce


/s/ GEORGE W. BRYAN                                 Director                                 April 16, 1998
--------------------------------
George W. Bryan


/s/ JAMES E. HARWOOD                                Director                                 April 16, 1998
--------------------------------
James E. Harwood


/s/ PARNELL S. LEWIS, JR.                           Director                                 April 16, 1998
--------------------------------
Parnell S. Lewis, Jr.


/s/ C.J. LOWRANCE, III                              Director                                 April 16, 1998
--------------------------------
C.J. Lowrance, III


/s/ JACKSON W. MOORE                                President, Chief Operating Officer,      April 16, 1998
--------------------------------                    Director
Jackson W. Moore


/s/ STANLEY D. OVERTON                              Director                                 April 16, 1998
--------------------------------
Stanley D. Overton


/s/ V. LANE RAWLINS                                 Director                                 April 16, 1998
----------------------------
V. Lane Rawlins

SIGNATURES                                          TITLE                                    DATE
----------                                          -----                                    ----
/s/ DONALD F. SCHUPPE                               Director                                 April 16, 1998
--------------------------------
Donald F. Schuppe


/s/ DAVID M. THOMAS                                 Director                                 April 16, 1998
--------------------------------
David M. Thomas


/s/ RICHARD A. TRIPPEER, JR.                        Director                                 April 16, 1998
-----------------------------
Richard A. Trippeer, Jr.


/s/ SPENCE L. WILSON                                Director                                 April 16, 1998
-------------------------------
Spence L. Wilson

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
   2.1            Agreement and Plan of Merger, dated as of March 31, 1998,
                  between Union Planters Corporation and AMBANC Corp.
                  (Incorporated by reference to Exhibit 1 to the Schedule 13D, dated March 31, 1998, filed by UPC (File No. 0-6919) with
                  respect to the common stock of AMBANC Corp. (File No.
                  0-10710).)

   2.2            Plan of Merger of AMBANC Corp. into and with Union Planters
                  Holding Corporation. (Included as Appendix B to the Proxy
                  Statement included as part of this Registration Statement.)

   2.3            Stock Option Agreement, dated as of March 31, 1998, between
                  AMBANC Corp. and Union Planters Corporation. (Incorporated by reference to Exhibit 1 to the Schedule 13D, dated March 31,
                  1998, filed by UPC (File No. 0-6919) with respect to the common stock of AMBANC Corp. (File No. 0-10710).)

   4.1            Restated Charter of Union Planters Corporation, as amended.
                  (Incorporated by reference to Exhibit 3(a) to the Annual
                  Report on Form 10-K of UPC for the fiscal year ended December
                  31, 1996 and to Exhibit 3(a) to the Quarterly Report on Form
                  10-Q for the quarter ended March 31, 1998 (File No. 0-6919).)

   4.2            Amended and Restated Bylaws of Union Planters Corporation.
                  (Incorporated by reference to Exhibit 3(d) to the Annual
                  Report on Form 10-K of UPC for the fiscal year ended December
                  31, 1996 (File No. 0-6919).)

   5.1            Opinion of E. James House, Jr., Secretary and Manager of the
                  Legal Department of Union Planters Corporation, as to the validity of the shares of UPC Common Stock.

   8.1 Opinion of Wyatt, Tarrant & Combs as to federal income tax consequences (to be filed by amendment).

   8.2 Opinion of Leagre Chandler & Millard as to federal income tax consequences (to be filed by amendment).

  23.1            Consent of Price Waterhouse LLP, independent accountants for
                  Union Planters Corporation.

  23.2            Consent of Deloitte & Touche LLP, independent auditors for
                  AMBANC Corp.

  23.3            Consent of E. James House, Jr., Secretary and Manager of the
                  Legal Department of Union Planters Corporation (included in
                  Exhibit 5.1).

   23.4           Consent of Wyatt, Tarrant & Combs (included in Exhibit 8.1)
                  (to be filed by amendment).

   23.5           Consent of Leagre Chandler & Millard (included in Exhibit 8.2)
                  (to be filed by amendment).

   23.6           Consent of McDonald & Company Securities, Inc.

   24.1           Power of Attorney (contained on the signature page hereof).

   99.1           Form of proxy of AMBANC Corp.